Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of June 12, 2026, and entered into by and between HAWK PARENT HOLDINGS LLC, a Delaware limited liability company (the “Borrower”), TRUIST BANK, as administrative agent (the “Administrative Agent”), and the Lenders party hereto, and is made to that certain Credit Agreement, dated as of June 1, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof prior to the effectiveness of this First Amendment on the First Amendment Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this First Amendment, the “Amended Credit Agreement”), by and among REPAY HOLDINGS CORPORATION, a Delaware corporation, as Parent, the Borrower, the other Loan Parties party thereto from time to time, the Lenders and Issuing Banks party thereto from time to time and Truist Bank, as Administrative Agent and Swingline Lender. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Amended Credit Agreement.

W i t n e s s e t h:

Whereas, the Borrower has requested an amendment to the Existing Credit Agreement pursuant to which certain provisions of the Existing Credit Agreement will be amended as set forth herein; and

Whereas, Section 10.2(i)(y) of the Existing Credit Agreement provides that the parties hereto may amend the Existing Credit Agreement for the purposes set forth herein;

Now, therefore, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENT TO CREDIT AGREEMENT

Effective as of the First Amendment Effective Date, (A) the Existing Credit Agreement is hereby amended by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto; and (B) Exhibit I set forth on Annex B hereto is added as Exhibit I to the Amended Credit Agreement.

Section 2. CONDITIONS TO EFFECTIVENESS OF THE AMENDMENT

The amendments set forth in Section 1 hereof shall become effective only upon the satisfaction or waiver of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.
The Administrative Agent shall have received an executed counterpart of this First Amendment executed on behalf of (i) the Borrower and (ii) the Administrative Agent.
B.
To the extent invoiced in reasonable detail at least two (2) Business Days prior to the First Amendment Effective Date (or such later date as agreed to by the Borrower), the Administrative Agent shall have received all amounts payable thereto on or prior to the First Amendment Effective Date pursuant to Section 10.3 of the Existing Credit Agreement.

C.
The representations and warranties set forth in Article IV of the Existing Credit Agreement and the representations and warranties set forth in the other Loan Documents (including Section 3 below) shall be true and correct in all material respects on and as of the First Amendment Effective Date; provided that (A) in the case of any representation which expressly relates to a given date or period, such representation shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any representation is qualified by or subject to a “material,” “material adverse effect,” “material adverse change” or similar term or qualification, such representation shall be true and correct in all respects.
D.
No Default or Event of Default shall exist immediately prior to, or would result from, the effectiveness of this First Amendment.

Section 3. REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, on behalf of the Lenders, to enter into this First Amendment, the Borrower represents and warrants to each Lender and the Administrative Agent that the following statements are true, correct and complete in all material respects:

A.
Organizational Power; Authorization. The execution and delivery by the Borrower of this First Amendment and the performance by the Borrower of each of this First Amendment and the Amended Credit Agreement are within the Borrower’s organizational powers and have been authorized by all necessary organizational and, if required, shareholder, partner or member action. This First Amendment has been duly executed and delivered by the Borrower, and each of this First Amendment and the Amended Credit Agreement constitute a valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
B.
No Conflicts. The execution and delivery by the Borrower of this First Amendment and performance by the Borrower of each of this First Amendment and the Amended Credit Agreement (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirement of Law applicable to Parent or any of its Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority except, in the case of clauses (i) and (ii), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (iii) will not violate any Organization Document of the Borrower, (iv) will not violate or result in a default under any material Contractual Obligation of Parent or any of its Restricted Subsidiaries except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (v) will not result in the creation or imposition of any Lien on any asset of Parent or any of its Restricted Subsidiaries, except Liens created under the Loan Documents or otherwise permitted by the Amended Credit Agreement.
C.
No Default. No Default or Event of Default exists immediately prior to, or would result from, the effectiveness of this First Amendment.

Section 4. REAFFIRMATION

By executing and delivering a counterpart hereof, (i) the Borrower hereby agrees on behalf of each Loan Party that, as of the First Amendment Effective Date and after giving effect to this First Amendment, (A) all Obligations of the Borrower shall be guaranteed pursuant to the Guaranty and Security Agreement in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral

Documents in accordance with the terms and provisions thereof, (B) notwithstanding the effectiveness of this First Amendment, the Collateral Documents continue to be in full force and effect and (C) all of the Liens and security interests created and arising under each Collateral Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for all Obligations under the Loan Documents (as modified hereby), in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this First Amendment); and (ⅱ) as of the First Amendment Effective Date, the Borrower hereby affirms and confirms on behalf of each Loan Party all of obligations and liabilities of each Loan Party under the Amended Credit Agreement and each other Loan Document (including this First Amendment) to which such Loan Party is a party, in each case, after giving effect to this First Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents, and acknowledges and agrees on behalf of each Loan Party that as of the First Amendment Effective Date such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Amended Credit Agreement and the other Loan Documents, in each case after giving effect to this First Amendment.

Section 5. MISCELLANEOUS

A.
Effect of First Amendment. Except as expressly set forth herein, this First Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and except as expressly provided herein shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This First Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Existing Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances. This First Amendment shall apply to and be effective only with respect to the provisions of the Existing Credit Agreement and the other Loan Documents specifically referred to herein.
B.
Reference to the Existing Credit Agreement. On and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This First Amendment shall constitute a “Loan Document” for all purposes of the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents.
C.
Headings. Section headings used herein are for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.
D.
Severability. Any provision of this First Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
E.
Governing Law; Jurisdiction; Consent to Service of Process; WAIVER OF JURY TRIAL. The provisions of Sections 10.5 and 10.6 of the Existing Credit Agreement are hereby deemed to be incorporated herein, mutatis mutandis.
F.
Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart to this First Amendment by facsimile transmission or by electronic mail or .pdf format shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this First Amendment or any other document to be signed in connection with this First Amendment and the transactions contemplated hereby, or in or related to any amendment, waiver or other modification of this First Amendment, shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this First Amendment as of the date first set forth above.

HAWK PARENT HOLDINGS LLC, as the Borrower

By: /s/ Robert Houser Name: Robert Houser
Title: Chief Financial Officer

[Signature Page to First Amendment]

TRUIST BANK,
as Administrative Agent

By: /s/ Kyle Giesel

Name: Kyle Giesel
Title: Director

[Signature Page to First Amendment]

TRUIST BANK,
as a Lender

By: /s/ Kyle Giesel

Name: Kyle Giesel
Title: Director

[Signature Page to First Amendment]

Annex A

Amended Credit Agreement

[Attached]

~~Execution Version~~

Published Transaction CUSIP Number: 42010EAK5

Published Revolver CUSIP Number: 42010EAM1

Published Term Loan CUSIP Number: 42010EAL3

_______________________________________________________________________________

CREDIT AGREEMENT

dated as of June 1, 2026

among

REPAY HOLDINGS CORPORATION,

as Parent and a Guarantor,

HAWK PARENT HOLDINGS LLC,

as the Borrower,

THE OTHER LOAN PARTIES FROM TIME TO TIME PARTY HERETO,

THE LENDERS AND ISSUING BANKS FROM TIME TO TIME PARTY HERETO

and

TRUIST BANK,

as Administrative Agent

_______________________________________________________________________________

TRUIST SECURITIES, INC.,

as sole Lead Arranger and Book Runner for the Initial Term Loans

_______________________________________________________________________________

TRUIST SECURITIES, INC.,

BMO BANK N.A.,

CITIZENS BANK, N.A.,

PNC CAPITAL MARKETS LLC, and

SOUTHSTATE BANK, N.A.,

as Joint Lead Arrangers and Joint Book Runners for the Revolving Facility

_______________________________________________________________________________

SILVER POINT FINANCE, LLC, and

WHITEHORSE CAPITAL ORIGINATION, LLC,

as Documentation Agents for the Initial Term Loans

_______________________________________________________________________________

TABLE OF CONTENTS

Page

Article I DEFINITIONS; CONSTRUCTION		2
Section 1.1	Definitions	2
Section 1.2	Classifications of Loans and Borrowings	~~57~~59
Section 1.3	Accounting Terms and Determination	~~57~~59
Section 1.4	Terms Generally	~~58~~59
Section 1.5	Limited Condition Transactions	~~58~~60
Section 1.6	Divisions	~~59~~61
Section 1.7	Rates	~~59~~61
Section 1.8	Certain Determination and Calculations.	~~60~~61
Section 1.9	Exchange Rates; Currency Equivalents.	~~62~~64
Section 1.10	Cashless Rollovers	~~62~~64
Article II AMOUNT AND TERMS OF THE COMMITMENTS		~~63~~65
Section 2.1	General Description of Facilities	~~63~~65
Section 2.2	Loans	~~63~~65
Section 2.3	Procedure for Borrowings	~~64~~66
Section 2.4	Swingline Commitment	~~65~~67
Section 2.5	[Reserved]	~~66~~68
Section 2.6	Funding of Borrowings	~~66~~68
Section 2.7	Interest Elections	~~67~~69
Section 2.8	Optional Reduction and Termination of Commitments	~~68~~70
Section 2.9	Repayment of Loans	~~69~~70
Section 2.10	Evidence of Indebtedness	~~70~~72
Section 2.11	Optional Prepayments	~~70~~72
Section 2.12	Mandatory Prepayments	~~71~~73
Section 2.13	Interest on Loans	~~73~~75
Section 2.14	Fees	~~74~~76
Section 2.15	Computation of Interest and Fees	~~75~~77
Section 2.16	Inability to Determine Interest Rates; Benchmark Replacement Setting	~~75~~77
Section 2.17	Illegality	~~77~~79
Section 2.18	Increased Costs	~~78~~80
Section 2.19	Funding Indemnity	~~79~~81
Section 2.20	Taxes	~~79~~81
Section 2.21	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~84~~86
Section 2.22	Letters of Credit	~~85~~87
Section 2.23	Incremental Credit Extensions	~~91~~92
Section 2.24	Mitigation of Obligations	~~95~~97
Section 2.25	Replacement of Lenders	~~95~~97
Section 2.26	Defaulting Lenders and Potential Defaulting Lenders.	~~96~~98
Section 2.27	Refinancing Amendments	~~98~~100
Section 2.28	Extension Amendments	~~99~~101
Article III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT		~~99~~101
Section 3.1	Conditions to Effectiveness	~~99~~101
Section 3.2	Conditions to Each Credit Event	~~102~~104
Section 3.3	Delivery of Documents	~~103~~105
Article IV REPRESENTATIONS AND WARRANTIES		~~103~~105
Section 4.1	Existence; Power	~~103~~105
Section 4.2	Organizational Power; Authorization	~~103~~105

i

Section 4.3	Governmental Approvals; No Conflicts	~~103~~105
Section 4.4	Financial Statements; No Default; No Material Adverse Effect	~~103~~105
Section 4.5	Litigation and Environmental Matters	~~104~~106
Section 4.6	Compliance with Laws and Agreements	~~104~~106
Section 4.7	Investment Company Act	~~104~~106
Section 4.8	Taxes	~~104~~106
Section 4.9	Use of Proceeds; Margin Regulations	~~104~~106
Section 4.10	ERISA	~~105~~107
Section 4.11	Ownership of Property; Insurance	~~105~~107
Section 4.12	Disclosure	~~106~~108
Section 4.13	Labor Relations	~~106~~108
Section 4.14	Subsidiaries	~~107~~109
Section 4.15	Solvency	~~107~~109
Section 4.16	[Reserved]	~~107~~109
Section 4.17	Collateral Documents	~~107~~109
Section 4.18	Subordinated Debt	~~107~~109
Section 4.19	Sanctions and Anti-Corruption Laws	~~108~~110
Section 4.20	Patriot Act	~~108~~110
Section 4.21	Affected Financial Institution; Other Regulations	~~108~~110
Article V AFFIRMATIVE COVENANTS		~~108~~110
Section 5.1	Financial Statements and Other Information	~~108~~110
Section 5.2	Notices of Material Events	~~110~~112
Section 5.3	Existence; Conduct of Business	~~111~~113
Section 5.4	Compliance with Laws	~~111~~113
Section 5.5	Payment of Taxes	~~111~~113
Section 5.6	Books and Records	~~112~~114
Section 5.7	Visitation and Inspection	~~112~~114
Section 5.8	Maintenance of Properties; Insurance	~~112~~114
Section 5.9	Use of Proceeds; Margin Regulations	~~112~~114
Section 5.10	Non-U.S. Plans	~~112~~115
Section 5.11	[Reserved]	~~113~~115
Section 5.12	Additional Subsidiaries and Collateral	~~113~~115
Section 5.13	~~Maintenance of Ratings~~Lender Calls	~~114~~116
Section 5.14	Further Assurances	~~114~~116
Section 5.15	Target Specified Representations	~~114~~116
Section 5.16	Designation of Subsidiaries	~~114~~117
Section 5.17	Certain Post-Closing Matters	~~115~~117
Section 5.18	Government Regulation	~~115~~117
Article VI FINANCIAL COVENANT		~~115~~118
Section 6.1	Total Net Leverage Ratio	~~115~~118
Section 6.2	Equity Cure	~~115~~118
Article VII NEGATIVE COVENANTS		~~116~~118
Section 7.1	Indebtedness	~~116~~118
Section 7.2	Liens	~~119~~121
Section 7.3	Fundamental Changes	~~121~~123
Section 7.4	Investments, Loans	~~122~~124
Section 7.5	Restricted Payments	~~124~~127
Section 7.6	Sale of Assets	~~126~~128
Section 7.7	Transactions with Affiliates	~~128~~130
Section 7.8	Restrictive Agreements	~~129~~131
Section 7.9	Sale and Leaseback Transactions	~~129~~132

Section 7.10	Sanctions and Anti-Corruption Laws	~~130~~132
Section 7.11	Amendment to Organization Documents	~~130~~133
Section 7.12	Material Indebtedness; Junior Financing	~~130~~133
Section 7.13	Change in Fiscal Year	~~131~~134
Section 7.14	Holding Company Restrictions	~~131~~134
Article VIII EVENTS OF DEFAULT		~~132~~135
Section 8.1	Events of Default	~~132~~135
Section 8.2	Application of Proceeds from Exercise of Remedies	~~136~~138
Article IX THE ADMINISTRATIVE AGENT		~~137~~140
Section 9.1	Appointment of the Administrative Agent	~~137~~140
Section 9.2	Nature of Duties of the Administrative Agent	~~138~~140
Section 9.3	Lack of Reliance on the Administrative Agent	~~138~~141
Section 9.4	Certain Rights of the Administrative Agent	~~139~~141
Section 9.5	Reliance by the Administrative Agent	~~139~~142
Section 9.6	The Administrative Agent in its Individual Capacity	~~139~~142
Section 9.7	Successor Administrative Agent	~~139~~142
Section 9.8	Withholding Tax	~~140~~143
Section 9.9	The Administrative Agent May File Proofs of Claim	~~141~~143
Section 9.10	Authorization to Execute Other Loan Documents	~~141~~144
Section 9.11	Collateral and Guaranty Matters	~~141~~144
Section 9.12	Erroneous Payments	~~142~~145
Section 9.13	Right to Realize on Collateral and Enforce Guarantee	~~144~~147
Section 9.14	Secured Bank Product Obligations and Hedging Obligations	~~144~~147
Section 9.15	Certain ERISA Matters	~~145~~148
Article X MISCELLANEOUS		~~146~~149
Section 10.1	Notices	~~146~~149
Section 10.2	Waiver; Amendments	~~149~~152
Section 10.3	Expenses; Indemnification	~~152~~155
Section 10.4	Successors and Assigns	~~154~~157
Section 10.5	Governing Law; Jurisdiction; Consent to Service of Process	~~159~~163
Section 10.6	WAIVER OF JURY TRIAL	~~160~~163
Section 10.7	Right of Set-off	~~160~~164
Section 10.8	Counterparts; Integration	~~161~~164
Section 10.9	Survival	~~161~~164
Section 10.10	Severability	~~161~~164
Section 10.11	Confidentiality	~~161~~164
Section 10.12	Interest Rate Limitation	~~162~~166
Section 10.13	Waiver of Effect of Corporate Seal	~~163~~166
Section 10.14	Patriot Act	~~163~~166
Section 10.15	No Advisory or Fiduciary Responsibility	~~163~~166
Section 10.16	Location of Closing	~~163~~167
Section 10.17	Swaps	~~164~~167
Section 10.18	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~164~~167
Section 10.19	Acknowledgement Regarding Any Supported QFCs	~~164~~167
Section 10.20	Electronic Signatures	~~165~~168

Schedules

Schedule I - Commitments and LC Sublimits

Schedule 4.14 - Subsidiaries

Schedule 5.17 - Certain Post-Closing Matters

Schedule 7.1 - Existing Indebtedness

Schedule 7.2 - Existing Liens

Schedule 7.4 - Existing Investments

Schedule 7.7 - Existing Affiliate Agreements

Schedule 7.8 - Existing Restrictive Agreements

Schedule 7.9 - Sale and Leaseback Transactions

Exhibits

Exhibit A - Form of Assignment and Acceptance

Exhibit B - Form of Term Note

Exhibit C - Form of Revolving Note

Exhibit D - Form of Notice of Borrowing

Exhibit E - Form of Notice of Swingline Borrowing

Exhibit F - Form of Notice of Conversion/Continuation

Exhibit G - Form of Compliance Certificate

Exhibit H - Form of U.S. Tax Compliance Certificate

Exhibit I - Form of Intercompany Note

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is made and entered into as of June 1, 2026, by and among Repay Holdings Corporation, a Delaware corporation (“Parent”), Hawk Parent Holdings LLC, a Delaware limited liability company (the “Borrower”), the other Loan Parties from time to time party hereto, the several banks and other financial institutions and lenders from time to time party hereto (the “Lenders”), the Issuing Banks from time to time party hereto, and TRUIST BANK, in its capacity as administrative agent for the Lenders (including its successors in such capacity, the “Administrative Agent”), and as Swingline Lender.

W I T N E S S E T H:

WHEREAS, substantially contemporaneously with the execution and delivery of this Agreement on the Closing Date (the transactions described in this paragraph below, collectively with the transactions related thereto, the “Transactions”):

a)
Parent and the Borrower will, directly or indirectly, acquire (including, for the avoidance of doubt, by any of Parent’s and the Borrower’s direct or indirect wholly-owned subsidiaries) KUBRA Holdings, Inc., a Delaware corporation (“King US”), KUBRA Data Transfer Ltd., an Ontario corporation (“King Canada”), and their respective subsidiaries (collectively, the “Acquired Business”) pursuant to that certain Stock Purchase Agreement, dated as of March 30, 2026, by and among Parent, King US, King Canada and Hearst KUBRA Holdings, Inc., a Delaware corporation (including all schedules, annexes and exhibits thereto, and as in effect on March 30, 2026, the “Acquisition Agreement”) and upon consummation of the Transactions the Borrower will directly or indirectly hold 100% of the issued and outstanding Capital Stock of the Acquired Business (the “Closing Date Acquisition”);
b)
(1) all obligations (other than contingent indemnification obligations not yet due and payable and for which no claim has been made) under that certain Second Amended and Restated Revolving Credit Agreement, dated as of July 10, 2024, by and among Parent, the Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Truist Bank, as administrative agent, issuing bank and swingline lender and the other entities from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”) will be repaid in full, and (2) except to the extent permitted to remain outstanding under the Acquisition Agreement, all obligations (other than contingent indemnification obligations not yet due and payable and for which no claim has been made) in respect of debt for borrowed money of the Acquired Business will be repaid, redeemed, defeased or otherwise terminated in full (the foregoing clauses (1) and (2), collectively, the “Refinancing”);
c)
in connection with the foregoing, the Borrower has requested senior secured credit facilities in an aggregate principal amount of $600,000,000 which will be comprised of (1) a senior secured first lien term loan facility in an aggregate principal amount of $500,000,000 and (2) a senior secured first lien revolving credit facility in an aggregate principal amount equal to $100,000,000; and
d)
the proceeds of the Term Loans made by the Term Lenders to the Borrower pursuant to Section 2.2(a) on the Closing Date, the Initial Revolving Borrowing Amount and cash on hand at the Buyer (as defined in the Acquisition Agreement) will be applied on the Closing Date to (i) to pay the purchase price pursuant to the terms of the Acquisition Agreement, (ⅱ) to finance the Refinancing and (ii) to pay fees, costs and expenses related to the Transactions.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Article VI

DEFINITIONS; CONSTRUCTION
Section 6.1
Definitions

. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“2029 Convertible Notes” shall mean those certain 2.875% Convertible Senior Notes due 2029 issued by Parent on July 8, 2024, in an original principal amount of $287,500,000 and shall include any modification, refinancing, refunding, renewal or extension thereof; provided, that, as of the Closing Date, the outstanding principal amount of the 2029 Convertible Notes is $287,500,000.

“Acquired Business” shall have the meaning set forth in the recitals hereto.

“Acquisition” shall mean (a) any Investment by the Borrower or any Restricted Subsidiary in any other Person, pursuant to which such Person shall become a Subsidiary of the Borrower or such Restricted Subsidiary or shall be merged with the Borrower or a Restricted Subsidiary or (b) any acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Borrower) that constitute all or substantially all of the assets of such Person or a division or business unit of such Person, whether through purchase, merger or other business combination or transaction.

“Acquisition Agreement” shall have the meaning set forth in the recitals hereto.

“Acquisition Agreement Representations” shall mean the representations and warranties made by or with respect to the Acquired Business in the Acquisition Agreement to the extent (x) a breach of such representation or warranty is materially adverse to the interests of the Lenders (in their capacities as such) and (y) a failure of such representation or warranty to be accurate results (or has resulted) in a failure of a condition precedent to Parent’s (or its Affiliates’) obligation to consummate the Closing Date Acquisition pursuant to the terms of the Acquisition Agreement or gives (or has given) Parent (or its Affiliates) the right (taking into account any notice and cure provisions) to terminate its (or their) obligation to consummate the Closing Date Acquisition pursuant to the terms of the Acquisition Agreement.

“Additional Lender” shall have the meaning set forth in Section 2.23(c).

“Additional Refinancing Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.27; provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Borrower and (ii) the Administrative Agent, the Swingline Lender and each Issuing Bank, in the case of clause (ii), only to the extent that such consent would be required under Section 10.4(b)(iii) if the Loans or Commitments, as applicable, established by such Refinancing Amendment had been obtained by such Additional Refinancing Lender by way of assignment.

“Administrative Agent” shall have the meaning set forth in the introductory paragraph hereof.

“Administrative Questionnaire” shall mean, with respect to each Lender, an administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “Control” shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlled by” and “under common Control with” have the meanings correlative thereto.

“Agent Approvals” shall have the meaning set forth in the definition of Negative Consent.

“Aggregate Revolving Commitment Amount” shall mean the aggregate principal amount of the Aggregate Revolving Commitments from time to time. On the Closing Date, the Aggregate Revolving Commitment Amount is $100,000,000.

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Revolving Lenders at any time outstanding.

“Agreed Currencies” means Dollars and Canadian Dollars.

“Agreement” shall have the meaning set forth in the introductory paragraph hereof.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Parent and/or any of its Restricted Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean United States Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or such Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable ECF Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) if the First Lien Net Leverage Ratio as of the end of such Excess Cash Flow Period is greater than or equal to ~~2.65:1.00~~1.90:1.00, 50%, (b) if the First Lien Net Leverage Ratio as of the end of such Excess Cash Flow Period is less than ~~2.65:1.00~~1.90:1.00 but greater than or equal to ~~2.15:1.00~~1.40:1.00, 25% and (c) if the First Lien Net Leverage Ratio as of the end of such Excess Cash Flow Period is less than ~~2.15:1.00~~1.40:1.00, 0%.

“Applicable Margin” shall mean, as of any date, (a) with respect to any Initial Term Loan, 5.50% per annum in the case of any SOFR Loan and 4.50% per annum in the case of any Base Rate Loan and (b) with respect to any Revolving Loan, the percentage per annum determined by reference to the applicable First Lien Net Leverage Ratio in effect on such date as set forth in the Pricing Grid below (the “Pricing Grid”); provided that a change in the Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the applicable financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin during the period of such failure shall, if so directed in writing by the Required Revolving Lenders, be at Level I as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, the Applicable Margin with respect to any Revolving Loan shall be at Level Ⅰ as set forth in the Pricing Grid from the Closing Date through the date on which the financial statements required by Section 5.1(b) and the Compliance Certificate required by Section 5.1(c) for Fiscal Quarter ending September 30, 2026 are delivered. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate prior to the termination of this Agreement, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the Pricing Grid (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the Pricing Grid for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Revolving Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

Pricing Grid

Level	First Lien Net Leverage Ratio	SOFR Loans and CORRA Loans	Base Rate Loans and Canadian Prime Rate Loans	Commitment Fee
I	> 1.90:1.00	4.25%	3.25%	0.50%
II	> 1.40:1.00 but ≤ 1.90:1.00	4.00%	3.00%	0.375%
III	≤ 1.40:1.00	3.75%	2.75%	0.250%

“Applicable Percentage” shall mean, as of any date, with respect to the commitment fee as of such date, the percentage per annum determined by reference to the First Lien Net Leverage Ratio in effect on such date as set forth in the Pricing Grid; provided that a change in the Applicable Percentage resulting from a change in the First Lien Net Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the applicable financial statements required by Sections 5.1(a) and 5.1(b) and the Compliance Certificate required by Section 5.1(c); provided, further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Percentage shall during the period of such failure, shall, if so directed in writing by the Required Revolving Lenders, be at Level I as set forth in the Pricing Grid until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, the Applicable Percentage shall be at Level Ⅰ as set forth in the Pricing Grid from the Closing Date through the date on which the financial statements required by Section 5.1(b) and the Compliance Certificate required by Section 5.1(c) for Fiscal Quarter ending September 30, 2026 are delivered. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate prior to the termination of this Agreement, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Percentage based upon the Pricing Grid (the “Accurate Applicable Percentage”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Percentage shall be adjusted such that after giving effect to the corrected financial statement or Compliance Certificate, as the case may be, the Applicable Percentage shall be reset to the Accurate Applicable Percentage based upon the Pricing Grid for such period and (iii) the Borrower shall promptly pay to the Administrative Agent, for the account of the Lenders, the accrued additional commitment fee owing as a result of such Accurate Applicable Percentage for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII.

“Approved Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the Administrative Agent, in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Available Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a)
the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis), plus
(b)
50.0% of the cumulative amount of Consolidated Net Income (which may be negative for any period but not less than zero on a cumulative basis), taken as one accounting period, commencing on April 1, 2026 and ending on the last day of the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, plus
(c)
the cumulative amount of cash and Permitted Investment proceeds from the sale or issuance of Qualified Capital Stock of Parent after the Closing Date and on or prior to the date of determination (including upon exercise of warrants or options) (other than Specified Equity Contributions), which proceeds have been contributed to the capital of the Borrower and not previously applied for any purpose other than use in the Available Amount, plus
(d)
the cumulative amount of all Returns (to the extent not included in Consolidated Net Income) actually received in cash by Parent and its Restricted Subsidiaries after the Closing Date and on or prior to the date of such determination in respect of all Investments made utilizing the Available Amount pursuant to Section 7.4(i) (in each case, up to the amount of the original Investment), minus

(e)
any amount of the Available Amount used to make Investments pursuant to Section 7.4(i) after the Closing Date, minus
(f)
any amount of the Available Amount used to make Restricted Payments pursuant to Section 7.5(h) after the Closing Date, minus
(g)
any amount of the Available Amount used to prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing pursuant to Section 7.12(b) after the Closing Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product Obligations” shall mean, collectively, all obligations and other liabilities of any Loan Party to any Bank Product Provider arising with respect to any Bank Products.

“Bank Product Provider” shall mean any Person that, at the time it provides any Bank Product to any Loan Party (or, with respect to any such Bank Products in effect on the Closing Date, on the Closing Date), (i) is a Revolving Lender or an Affiliate of a Revolving Lender and (ii) except when the Bank Product Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged in writing by the Borrower of (x) the existence of such Bank Product, (y) the maximum dollar amount of obligations arising thereunder (the “Bank Product Amount”) and (z) the methodology to be used by such parties in determining the obligations under such Bank Product from time to time. In no event shall any Bank Product Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Bank Products except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Bank Product Provider and in no event shall the approval of any such person in its capacity as Bank Product Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent. The Bank Product Amount may be changed from time to time upon written notice to the Administrative Agent by the applicable Bank Product Provider which has been acknowledged by the Borrower. No Bank Product Amount may be established at any time that a ~~Default or~~Specified Event of Default exists except with the consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed, but shall be subject to obtaining Negative Consent).

“Bank Products” shall mean any of the following services provided to any Loan Party by any Bank Product Provider: (a) any treasury or other cash management services, including deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit), zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting, payables outsourcing, payroll processing, trade finance services, investment accounts and securities accounts, and (b) card services, including credit cards (including purchasing cards and commercial cards), prepaid cards, including payroll, stored value and gift cards, merchant services processing, and debit card services.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, including the Federal Rules of Bankruptcy Procedure and any applicable local bankruptcy rules.

“Base Rate” shall mean, with respect to any Borrowings denominated in Dollars, the highest of (i) the Prime Rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum, (iii) Term SOFR for a one-month tenor in effect on such day plus 1.00% per annum, and (iv) one percent (1%) per annum. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or Term SOFR will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or Term SOFR, respectively.

“Base Rate Borrowing” shall mean a Borrowing that bears interest at a rate based on the Base Rate.

“Base Rate Loan” shall mean a Loan that bears interest at a rate based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth the definition of “Term SOFR”.

“Benchmark” shall mean, initially, (i) with respect to Loans denominated in Dollars, Term SOFR and (ii) with respect to Loans denominated in Canadian Dollars, Term CORRA; provided that if a Benchmark Transition Event has occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b).

“Benchmark Replacement” shall mean with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a) in the case of any Loan denominated in Dollars, Daily Simple SOFR, and, in the case of any Loan denominated in Canadian Dollars, Daily Simple CORRA; and

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, a date and time determined by the Administrative Agent, which date shall be no later than the earlier to occur of the following events with respect to such then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal

Reserve Board, the Federal Reserve Bank of New York, the CORRA Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Bona Fide Debt Fund” means any bona fide debt fund or investment vehicle of any Person described in clause (b) of the definition of “Ineligible Institution” that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business.

“Borrower” shall have the meaning set forth in the introductory paragraph hereof.

“Borrowing” shall mean a borrowing consisting of (i) Loans of the same currency, Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans and CORRA Loans, as to which a single Interest Period is in effect, or (ii) a Swingline Loan.

“Business Day” shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close, (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a SOFR Loan, a determination of Term SOFR or a notice with respect to any of the foregoing, any day that is also a U.S. Government Securities Business Day and (iii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a CORRA Loan, a determination of Term CORRA or the Canadian Prime Rate or a notice with respect to any of the foregoing, any day that is also a day on which banks are open for business in Toronto, Canada.

“Canadian Amalgamation” means the actions taken on or within three (3) Business Days after the Closing Date (or such later date as the Administrative Agent agrees to in writing) for the amalgamation of King Canada with Kayak CA Acquisition, Inc., an Ontario corporation, where the amalgamated Person shall be an indirect, wholly-owned, Restricted Subsidiary of the Borrower, with the name “KUBRA Data Transfer Ltd.” and having its jurisdiction of organization in Ontario.

“Canadian Dollar(s)” the sign “C$” shall mean the lawful currency of Canada.

“Canadian Dollar Sublimit” means an amount equal to the Dollar Equivalent of $40,000,000. The Canadian Dollar Sublimit is part of, and not in addition to, the Revolving Commitments.

“Canadian Prime Rate” shall mean, on any day, the rate determined by the Administrative Agent to be the rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information services that publishes such index from time to time, as selected by the Administrative Agent in its reasonable discretion); provided, that in no event shall the Canadian Prime Rate be less than the greater of (a) Term CORRA for a one-month tenor in effect on such day plus 1.00% per annum, and (b) one percent (1%) per annum for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Canadian Prime Rate Loan” shall mean a Loan that bears interest at a rate based on the Canadian Prime Rate.

“Capital Expenditures” shall mean, for Parent and its Restricted Subsidiaries on a consolidated basis, in respect of any period, the aggregate of all expenditures incurred during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the consolidated statement of cash flows.

“Capital Lease Obligations” of any Person shall mean, subject to Section 1.3, all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11‑1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act); provided, however, that Convertible Bond Indebtedness and Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Bond Indebtedness shall in no event be deemed Capital Stock hereunder.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by Parent and its Restricted Subsidiaries, on a consolidated basis, during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are permitted or are required to be reflected as capitalized costs on the consolidated balance sheet.

“Capped Call Transactions” means one or more call options referencing Parent’s Capital Stock purchased by Parent in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding) and limiting the amount deliverable to Parent upon exercise thereof based on a cap or upper strike price (howsoever defined).

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first-priority perfected security interest) cash collateral for such obligations, in the Agreed Currency in which such obligations are denominated, with the Administrative Agent, for the benefit of the applicable Issuing Bank, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralized” and “Cash Collateralization” have the corresponding meanings).

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) but excluding any employee benefit plan of such person or its Subsidiaries and any person or entity acting in its capacity as a trustee, agent or other fiduciary or administrator of any such plan, is or shall at any time become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 50% or more on a fully diluted basis of the voting interests (for the election of directors or other similar governing body) in Parent’s Capital Stock or (ii) Parent ceases to own and control, directly (and/or indirectly through Kubra Newco), beneficially and of record, 100% of the voting Capital Stock of the Borrower.

“Change in Law” shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) or any Issuing Bank (or, for purposes of Section 2.18(b), by the Parent Company of such Lender or such Issuing Bank, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that for purposes of this Agreement, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” (a) when used in reference to any Loans or Borrowing, refers to whether such Loans, or each of the Loans comprising such Borrowing, are Initial Term Loans, Incremental Term Loans (of a Class), Refinancing Term Loans (of a Class), Extended Term Loans (of a Class), Revolving Loans, Extended Revolving Loans (of a Class), Refinancing Revolving Loans (of a Class), or Swingline Loans, (b) when used in reference to any Commitment, refers to a Commitment in respect of an applicable Class of Loans and Borrowings, and (c) when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment of such Class. Commitments or Loans that have different maturity dates, pricing (other than upfront fees and other similar fees) or other terms shall be designated separate Classes.

“Closing Date” shall mean June 1, 2026.

“Closing Date Acquisition” shall have the meaning set forth in the recitals hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

“Collateral” shall mean all tangible and intangible property, real and personal, of any Loan Party that is or is purported to be subject to a Lien in favor of the Administrative Agent to secure the whole or any part of the Obligations or any Guarantee thereof, and shall exclude all Excluded Property.

“Collateral Documents” shall mean, collectively, the Guaranty and Security Agreement, any Copyright Security Agreements, any Patent Security Agreements, any Trademark Security Agreements, and any other instruments and agreements now or hereafter securing or perfecting the Liens securing the whole or any part of the Obligations or any Guarantee thereof, all UCC financing statements, fixture filings and stock powers.

“Commitment” shall mean a Term Loan Commitment, Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require), and shall include, where appropriate, any commitment provided pursuant to Section 2.23, 2.27 or 2.28.

“Commitment Letter” shall mean that certain commitment letter, dated as of March 30, 2026, by and among Parent, the Borrower, Truist Bank and Truist Securities, Inc.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute thereto.

“Compliance Certificate” shall mean a certificate from an executive officer or a financial officer of Parent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit G.

“Compliant Financials” shall mean, with respect to any monthly financial statements permitted to be delivered hereunder, that such financial statements are (i) (x) in form and substance materially consistent with the financial statements most recently delivered pursuant to Section 5.1(b) and (y) are accompanied by a Compliance Certificate with respect to the periods covered by such financial statements or (ii) approved by Negative Consent.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or Term CORRA or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19 and other technical, administrative or operational matters) that the Administrative Agent (or, for purposes of clause (b) of the definition of “Benchmark Replacement”, the Administrative Agent with the consent of the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (or, for purposes of clause (b) of the definition of “Benchmark Replacement”, the Administrative Agent with the consent of the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan

Documents).

“Consolidated EBITDA” shall mean, for Parent and its Restricted Subsidiaries for any period, an amount equal to the sum of:

(i) Consolidated Net Income for such period, plus

(ii) to the extent deducted in determining Consolidated Net Income for such period (if applicable), and without duplication,

(A) Consolidated Interest Expense,

(B) provision for taxes based on income or profits or capital as determined on a consolidated basis in accordance with GAAP, including, without limitation, federal, state, local, foreign, franchise, excise, value added, and similar taxes and foreign withholding taxes paid or accrued during such period including penalties and interest related to such taxes or arising from any tax examinations and any tax distributions related to the foregoing or otherwise permitted under the Loan Documents, and

(C) depreciation and amortization (including amortization of deferred financing fees) determined on a consolidated basis in accordance with GAAP, plus

(iii) except with respect to clauses (F), (G), (J) and, if applicable, (N) of this clause (iii), to the extent deducted in determining Consolidated Net Income for such period (if applicable), and without duplication,

(A) extraordinary, unusual or non-recurring expenses, losses, charges or write-downs,

(B) non-cash charges, expenses or losses, including, without limitation, any non-cash compensation, non-cash translation (gain) loss and non-cash expense relating to the vesting of warrants,

(C) restructuring costs, integration costs, business optimization expenses or costs, business line consolidation, non-recurring retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, severance costs and transaction fees and expenses from the Transactions,

(D) accruals, losses, charges, write-downs (but excluding write-downs in respect of accounts receivable and inventory, in each case, other than to the extent due to purchase or recapitalization accounting), up-front fees, transaction costs, commissions, expenses, premiums or charges related to (x) any Restricted Payment, permitted investment, acquisition, disposition, recapitalization or issuance, incurrence, redemption, exchange or repayment of Indebtedness permitted by the Loan Documents (including refinancings thereof), (y) any amendment, waiver, consent or modification to any documentation governing the terms of any transaction described in the immediately preceding subclause (x), or (z) any amendment, waiver, consent or modification to any Loan Document or any other document governing any Indebtedness, in each case under subclauses (x), (y) and (z), whether or not such transaction or amendment, waiver, consent or modification is successful, in each case, including fees, costs and expenses of the Administrative Agent and Lenders that are paid or reimbursed and up-front or financing fees, fees, costs, expenses (including fees, costs and expenses of any counsel, consultants or other advisors), transaction costs, commissions, expenses, premiums or charges, including, without limitation, those related to or in connection with the Transactions and any non-recurring merger or business acquisition transaction costs incurred during such period (in each case whether or not successful),

(E) any non-cash increase in expenses ~~(1) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or (2)~~ due to purchase or recapitalization accounting,

(F) “run rate” cost savings, operating savings, operating expense reductions and cost synergies (including, without limitation, savings related to favorable network pricing) reasonably anticipated by the Borrower in good faith to be realizable within ~~twenty-four~~eighteen (~~24~~18) months (calculated on a pro forma basis as though such savings, reductions and synergies have been realized on the first day of such period, net of the aggregate amount of actual savings, reductions and synergy benefits realized) so long as such savings, reductions and synergies are reasonably identifiable, factually supported and set forth in reasonable detail in the applicable Compliance Certificate for such period; provided that, with respect to this clause (F), to the extent that such savings, reductions or synergies are no longer reasonably anticipated by the Borrower to be realized within ~~twenty-four~~eighteen (~~24~~18) months, such savings, reductions and synergies shall not be included in the definition of “Consolidated EBITDA” for any period thereafter,

(G) expenses or losses relating to business interruption or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days), charges, losses, lost profit expenses (including litigation expenses, fees and charges) or write-offs to the extent indemnified or incurred by a third party,

(H) non-cash minority interest expense,

(I) letter of credit fees,

(J) solely for purposes of determining compliance with the Financial Covenant in respect of any Fiscal Quarter in which the cure right under Section 6.2 is utilized (but, for avoidance of doubt, not for any other determination of the First Lien Net Leverage Ratio, the Total Net Leverage Ratio or any other financial ratio hereunder), the amount of proceeds from any Specified Equity Contribution in respect of such Fiscal Quarter,

(K) fees, costs and expenses of the board of directors or managers or any similar governing body of the Borrower or any parent entity thereof, not to exceed $900,000 in any consecutive four Fiscal Quarter period,

(L) one-time, non-recurring costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and one-time, non-recurring costs relating to compliance with the provisions of the Securities Act of 1933 and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, in each case, in connection with the initial listing of such person’s equity securities on a securities exchange,

(M) with respect to any Person, assets, division or business unit acquired in connection with a Permitted Acquisition, any other adjustments and addbacks (but excluding any such adjustments or addbacks related to revenue enhancements or other revenue synergies) reflected in any quality of earnings report from a “Big Four” accounting firm (or other accounting firm reasonably acceptable to the Administrative Agent, subject to obtaining Negative Consent) delivered to the Administrative Agent in connection with such Permitted Acquisition, and

(N) addbacks reflected in Parent’s Management Case Model, provided to the Administrative Agent on March 30, 2026, minus

(iv) the sum of income and gain items corresponding to those referred to in clauses (iii)(A), (iii)(B) and (iii)(E) above;

provided that, notwithstanding the foregoing, (I) the aggregate amount added back to Consolidated Net Income (excluding non-cash amounts) to the extent supported with reasonable documentation made pursuant to clauses (iii)(A), (iii)(C) and (iii)(F) above in any period shall not in any event exceed ~~35.0~~30.0% of Consolidated EBITDA after giving effect to such addbacks and all other addbacks contemplated by this definition and (II) no cap or limitation shall apply with respect to non-cash amounts added back to Consolidated Net Income to the extent supported with reasonable documentation.

“Consolidated Interest Expense” shall mean, for Parent and its Restricted Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense in respect of Consolidated Total Debt (net of total interest income), including the interest component of any payments in respect of Capital Lease Obligations, capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) with respect to interest rate Hedging Transactions during such period (whether or not actually paid or received during such period) but excluding, for the avoidance of doubt, (a) any non-cash interest expense, including capitalized interest, whether paid or accrued, (b) the amortization of original issue discount resulting from the issuance of indebtedness at less than par, (c) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (d) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (e) penalties or interest related to taxes and any other amounts of non-cash interest resulting from the effects of acquisition method accounting or pushdown accounting, (f) the accretion or accrual of, or accrued interest on, discounted liabilities (other than Indebtedness) during such period, (g) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (h) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (i) any payments with respect to make whole premiums or other breakage costs of any Indebtedness, (j) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (k) expensing of bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Net Income” shall mean, for Parent and its Restricted Subsidiaries for any period, the net income (or loss) of Parent and its Restricted Subsidiaries for such period determined on a consolidated basis (after deduction for minority interests) in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income (without duplication and to the extent otherwise included therein) (i) any gains or losses attributable to write-ups or write-downs of assets or the sale of assets (other than the sale of inventory in the ordinary course of business), (ii) any equity interest of Parent or any Restricted Subsidiary in the unremitted earnings of any Person that is not a Restricted Subsidiary, (iii) any income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Parent or any Restricted Subsidiary or the date that such Person’s assets are acquired by Parent or such Restricted Subsidiary, (iv) the effects of purchase and recapitalization accounting adjustments and (v) any income (or loss) attributable to the early extinguishment or cancellation of Indebtedness.

“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, all Indebtedness of Parent and its Restricted Subsidiaries of the type described in clauses (i), (ii), (iii) (only with respect to past due amounts of earn-outs and other past due contingent acquisition consideration), (v) and, only with respect to amounts drawn and unreimbursed thereunder, (vi) of the definition of Indebtedness and all Guarantees by Parent and its Restricted Subsidiaries of the foregoing types of Indebtedness, in each case, measured on a consolidated basis as of such date.

“Contractual Obligation” of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking (other than a Loan Document) under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Bond Hedge Transactions” means one or more call options referencing Parent’s Capital Stock purchased by Parent in connection with the issuance of Convertible Bond Indebtedness with a strike or exercise price (howsoever defined) initially equal to the conversion or exchange price (howsoever defined) of the related Convertible Bond Indebtedness (subject to rounding).

“Convertible Bond Indebtedness” means unsecured Indebtedness of Parent having a feature which entitles the holder thereof to convert all or a portion of such Indebtedness into Capital Stock of Parent (and cash in lieu of fractional Capital Stock) and/or cash (in an amount determined by reference to the price of Capital Stock of Parent), and shall include (x) the 2029 Convertible Notes~~, and any supplements~~ as in effect on the Closing Date, and (y) any unsecured Indebtedness of Parent resulting from any supplement, modification, refinancing, refunding, renewal or extension thereof, so long as, in the case of this clause (y):

(a)
the scheduled final maturity date of such resulting Indebtedness is no earlier than the existing final maturity date for such 2029 Convertible Notes;
(b)
the Weighted Average Life to Maturity of such resulting Indebtedness is no shorter than the remaining Weighted Average Life to Maturity of such 2029 Convertible Notes; and
(c)
such resulting Indebtedness (including commitments therefor) is in an aggregate amount not greater than the aggregate principal amount (including interest paid in kind or otherwise capitalized to principal) in respect of such 2029 Convertible Notes plus the sum of (i) the amount of all accrued and unpaid interest on such 2029 Convertible Notes, (ii) the amount of any premiums (including tender premiums), make-whole amounts or penalties on such 2029 Convertible Notes, (iii) the amount of all fees (including any exit consent fees) on such 2029 Convertible Notes, (iv) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such resulting Indebtedness and (v) the amount of all original issue discount and upfront fees associated with such resulting Indebtedness.

“Copyright” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Copyright Security Agreement” shall mean any Copyright Security Agreement executed by a Loan Party owning registered Copyrights or applications for Copyrights in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“CORRA Borrowing” shall mean a Borrowing that bears interest at a rate based on Term CORRA.

“CORRA Loan” shall mean a Loan that bears interest at a rate based on Term CORRA.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement Refinancing Indebtedness” means secured or unsecured Indebtedness of any Loan Party in the form of (a) Refinancing Revolving Commitments, (b) Refinancing Term Loans or (c) other term loans or notes or revolving commitments governed by definitive documentation other than this Agreement (such other term loans, notes and revolving commitments, “Refinancing Facilities”); provided that:

(h)
such Indebtedness is incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, or refinance, in whole or part, any Class of Revolving Loans, Revolving Commitments, Term Loans or Term Loan Commitments (“Refinanced Debt”);
(i)
such Indebtedness (including commitments therefor) is in an aggregate amount not greater than the aggregate principal amount (including interest paid in kind or otherwise capitalized to principal) plus undrawn commitments in respect of such Refinanced Debt plus the sum of (i) the amount of all accrued and unpaid interest on such Refinanced Debt, (ii) the amount of any premiums (including tender premiums), make-whole amounts or penalties on such Refinanced Debt, (iii) the amount of all fees (including any exit consent fees) on such Refinanced Debt, (iv) the amount of all fees (including arrangement, commitment, structuring, underwriting, ticking, amendment, closing and other similar fees), commissions, costs, expenses and other amounts associated with such Credit Agreement Refinancing Indebtedness and (v) the amount of all original issue discount and upfront fees associated with such Credit Agreement Refinancing Indebtedness, and the proceeds of such Indebtedness are applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of such Refinanced Debt (and, in the case of Revolving Commitments, pro rata commitment reductions);
(j)
(i) any such Indebtedness will not have a scheduled final maturity date prior to the Latest Maturity Date of the Refinanced Debt, or have any mandatory prepayment or redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, events of default or, if applicable, “AHYDO catch-up payments”) that could result in prepayments or redemptions of such Indebtedness prior to the Latest Maturity Date of the Refinanced Debt; provided that this clause (c)(i) shall not apply to the incurrence of any such Indebtedness constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~; (ⅱ) the Weighted Average Life to Maturity of any such term Indebtedness will be no shorter than the remaining Weighted Average Life to Maturity of the Refinanced Debt; provided that this clause (c)(ⅱ) shall not apply to the incurrence of any such Indebtedness constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~; and (ⅲ) no such revolving Indebtedness shall be subject to any amortization;
(k)
any mandatory prepayment of such Indebtedness may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in mandatory repayments required to be made on the Refinanced Debt pursuant to its terms; provided that (A) any repayment of such Indebtedness at maturity shall be permitted and (B) any greater than pro rata repayment of such Indebtedness shall be permitted with the proceeds of a refinancing thereof that is permitted by this Agreement;
(l)
such Indebtedness is not incurred or guaranteed by any Persons other than Loan Parties;
(m)
such Indebtedness will rank pari passu (or, in the case of Refinancing Facilities, pari passu or junior) in right of payment with the First Lien Facilities hereunder;
(n)
if such Indebtedness is secured (it being understood that any Refinancing Revolving Commitments and Refinancing Term Loans will be secured):
(i)
such Indebtedness is not secured by any asset or property that does not constitute Collateral (subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender); and
(ii)
such Indebtedness will rank pari passu (or, in the case of Refinancing Facilities, pari passu or junior) in right of security with the First Lien Facilities hereunder and, in the case of Refinancing Facilities, shall be subject to an intercreditor agreement on then prevailing market terms and reasonably acceptable to the Borrower and, subject to obtaining Negative Consent, the Administrative Agent; and
(o)
if such Indebtedness constitutes Refinancing Revolving Commitments, such Indebtedness shall be subject to customary provisions governing the pro rata payment, repayment, borrowing, Letter of Credit and Swingline Loan participations, and commitment reductions of the Class of Refinanced Debt and such Refinancing Revolving Commitments;
(p)
the covenants and other terms applicable to such Indebtedness shall be substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Refinanced Debt, as reasonably determined in good faith by a Responsible Officer of the Borrower (except (ⅰ) for covenants and other terms applicable only to periods after the Latest Maturity Date of the Refinanced Debt at the time of incurrence and (ⅱ) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Initial Term Loans and the Revolving Facility (it being understood and agreed that such more favorable terms or conditions may be added to the Loan Documents at the direction of the Borrower, notwithstanding any restriction in Section 10.2 to the contrary, and the Lenders hereby authorize the Administrative Agent to enter into, together with Parent and the Borrower, any amendment to this Agreement reasonably satisfactory in form to the Administrative Agent in order to effect such addition)); provided that this clause (i) will not apply to (1) terms addressed in the preceding clauses (a) through (h), (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, (3) redemption, prepayment or other premiums, and (4) optional prepayment or redemption terms;
(q)
Refinancing Facilities shall be documented outside of this Agreement and the Loan Documents; and
(r)
the Borrower may exchange existing Loans under the Loan Documents with Refinancing Revolving Loans, Refinancing Term Loans or loans under a Refinancing Facility, in each case, on a cashless basis.

“Cure Period” shall have the meaning set forth in Section 6.2.

“Current Assets” shall mean, with respect to Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments.

“Current Liabilities” shall mean, with respect to Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current liabilities at such date of determination (including deferred revenue (other than deferred revenue arising from cash receipts earmarked for specific projects)), other than, without duplication, (a) the current portion of any Indebtedness and derivative financial instruments, (b) accruals of Consolidated Interest Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to bonuses, pension and other post-retirement benefit obligations, (f) any other liabilities that are not Indebtedness and will not be settled in cash or cash equivalents during the next succeeding twelve (12) month period after such date, (g) liabilities in respect of unpaid acquisition, disposition or refinancing related expenses, deferred purchase price holdbacks and earn-out obligations, (h) accrued settlement costs, (i) outstanding revolving loans and letter of credit exposure, (j) the current portion of any other long-term liabilities and (k) accruals for add-backs to Consolidated EBITDA included in clauses (ⅲ)(B), (C) and (D) of the definition of such term.

“Daily Simple CORRA” shall mean, for any day, CORRA, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple CORRA” for syndicated business loans in the United States; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SOFR” shall mean, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Declined Amounts” shall have the meaning assigned to such term in Section 2.12(c).

“Default” shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Interest” shall have the meaning set forth in Section 2.13(c).

“Defaulting Lender” shall mean, at any time, subject to Section 2.26(b), (i) any Lender that has failed for two (2) or more Business Days to comply with its obligations under this Agreement to make a Loan, to make a payment to the applicable Issuing Bank in respect of a Letter of Credit or to the Swingline Lender in respect of a Swingline Loan or to make any other payment due hereunder (each a “funding obligation”), unless such Lender has notified the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing), (ii) any Lender that has notified the Administrative Agent or the Borrower in writing, or has stated publicly, that it does not intend to comply with any such funding obligation hereunder, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable Default, will be specifically identified in such writing or public statement), (iii) any Lender that has, for three (3) or more Business Days after written request of the Administrative Agent or the Borrower, failed to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iii) upon the Administrative Agent’s and the Borrower’s receipt of such written confirmation), or (iv) any Term Lender with a Term Loan Commitment or any Revolving Lender, in each case, with respect to which a Lender Insolvency Event has occurred and is continuing. Any determination by the Administrative Agent that a Lender is a Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.26(b)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Banks, the Swingline Lender and the Lenders.

“Disposition” shall have the meaning set forth in Section 7.6.

“Disqualified Capital Stock” shall mean any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than solely for Qualified Capital Stock and cash in lieu of fractional shares) at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days following the Latest Maturity Date (excluding any provisions requiring redemption upon a “change of control” or similar event; provided that such “change of control” or similar event results in the concurrent payment in full of the Obligations), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Capital Stock referred to in (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following Latest Maturity Date, or (c) is entitled to receive scheduled dividends or distributions in cash prior to the time that the Obligations are paid in full in cash; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent, the Borrower or any Restricted Subsidiary or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because they may be required to be repurchased by Parent, the Borrower or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Documentation Agents” shall mean Silver Point Finance, LLC and WhiteHorse Capital Origination, LLC, in their respective capacities as documentation agents for the Initial Term Loans.

“Dollar(s)” and the sign “$” shall mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in Canadian Dollars, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with Canadian Dollars last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the date that is two (2) Business Days immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with Canadian Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Domestic Foreign Holdco” shall mean any direct or indirect Domestic Subsidiary substantially all the assets of which consist of the Capital Stock and, if applicable, Indebtedness of one or more Foreign Subsidiaries.

“Domestic Subsidiary” shall mean each Subsidiary of Parent that is organized under the laws of the United States or any state or district thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Laws” shall mean all applicable laws, rules, regulations, codes, ordinances, consent orders or decrees, judgments, injunctions, or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority relating to the protection of the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to public or occupational health and safety matters (with respect to exposure to Hazardous Materials).

“Environmental Liability” shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of Parent or any of its Restricted Subsidiaries to the extent resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, or (iv) the Release or threatened Release of any Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and any successor statute thereto and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a “single employer” or otherwise aggregated with Parent or any of its Restricted Subsidiaries under Section 414(b) or (c) of the Code or Section 4001 of ERISA or, for purposes of Section 412 of the Code and Section 302 of ERISA, Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of this Agreement, “ERISA Affiliate” does not include any person that would be deemed an “ERISA Affiliate” of King US, King Canada, or any of their respective subsidiaries prior to the Closing Date Acquisition to the extent such person would not otherwise constitute an “ERISA Affiliate” immediately after giving effect to the Closing Date Acquisition.

“ERISA Event” shall mean (i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan or Non-U.S. Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA or non-U.S. law, or the arising of such a lien or encumbrance, there being or arising any “unpaid minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 302 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by Parent, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by Parent, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by Parent, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by Parent, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from Parent, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

“Erroneous Payment” shall have the meaning set forth in Section 9.12(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning set forth in Section 9.12(d).

“Erroneous Payment Impacted Class” shall have the meaning set forth in Section 9.12(d).

“Erroneous Payment Return Deficiency” shall have the meaning set forth in Section 9.12(d).

“Erroneous Payment Subrogation Rights” shall have the meaning set forth in Section 9.12(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 8.1.

“Excess Cash Flow” shall mean, with respect to Parent and its Restricted Subsidiaries on a consolidated basis for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication,

(a) Consolidated Interest Expense for such Excess Cash Flow Period,

(b) permanent repayments or prepayments of any Indebtedness (other than repayments of Revolving Loans and other than repayments of other revolving loans unless, in the case of such other revolving loans, accompanied by a corresponding permanent reduction in revolving commitments) made in cash by Parent or any Restricted Subsidiary during such Excess Cash Flow Period (other than any mandatory or voluntary prepayment or purchase of Term Loans), but only to the extent that the Indebtedness so prepaid cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness,

(c) [reserved],

(d) Taxes paid in cash by Parent and its Restricted Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period; provided, that with respect to any such amounts to be paid after the close of such Excess Cash Flow Period, (i) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(e) an amount equal to any increase in Working Capital of Parent and its Restricted Subsidiaries for such Excess Cash Flow Period,

(f) amounts paid in cash during such Excess Cash Flow Period on account of (A) items that were accounted for as non-cash reductions of net income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining Consolidated EBITDA in a prior Excess Cash Flow Period and (B) reserves or accruals established in purchase accounting,

(g) to the extent not deducted in the computation of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds in respect of any Disposition or casualty or condemnation giving rise thereto, as applicable, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness under the Loan Documents), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

(h) [reserved], and

(i) the amount related to items that were added to or not deducted from net income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating Consolidated EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by Parent and its Restricted Subsidiaries or did not represent cash received by Parent and its Restricted Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period, plus, without duplication,

(j) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

(k) all amounts referred to in clause (b) above to the extent funded with the proceeds of the sale or issuance of any Capital Stock (including any capital contributions) and any loss, damage, destruction, casualty or condemnation of, or any sale, transfer or other Disposition (including any sale and leaseback of assets and any mortgage or lease of Real Estate) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(l) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.12(a)),

(m) to the extent deducted in the computation of Consolidated EBITDA, cash interest income,

(n) the amount related to items that were deducted from or not added to net income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating Consolidated EBITDA to the extent either (i) such items represented cash received by Parent or any Restricted Subsidiary or (ii) such items do not represent cash paid by Parent or any Restricted Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period, and

(o) any amounts not actually paid in a subsequent Excess Cash Flow Period within six (6) months after the close of such Excess Cash Flow Period in which such expenditures were deducted from Excess Cash Flow pursuant to clause (d) above.

For the avoidance of doubt, Excess Cash Flow shall not be calculated on a pro forma basis.

“Excess Cash Flow Period” shall mean each Fiscal Year, commencing with the Fiscal Year ending December 31, 2027.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

“Excluded Affiliates” shall mean any Affiliate of a Person, which Affiliate is engaged as a principal primarily in private equity, mezzanine financing or venture capital or any of such Affiliate’s officers, directors, employees, legal counsel, independent auditors, professionals and other experts, agents or representatives, in each case, other than a limited number of senior employees who are required, in accordance with industry regulations or such Person’s or Affiliate’s internal policies and procedures to act in a supervisory capacity and internal legal, compliance, risk management, credit or investment committee members.

“Excluded Indebtedness” shall mean all Indebtedness the incurrence of which is permitted by Section 7.1 and, if such Indebtedness is secured by Liens, by Section 7.2 (other than Refinancing Facilities (to the extent incurred in respect of Initial Term Loans) and Refinancing Term Loans in respect of Initial Term Loans).

“Excluded Property” shall mean, collectively, (a) motor vehicles and other assets subject to certificates of title; (b) pledges and security interests in non-wholly owned partnerships, joint ventures and other non-wholly owned entities to the extent prohibited by law or prohibited by agreements (not entered into in contemplation of this exclusion) containing anti assignment clauses not overridden by the UCC or other applicable law; (c) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest therein is prohibited or restricted thereby or by applicable law, in each case, not overridden by the UCC or other applicable law; (d) any Capital Stock in or assets of any Foreign Subsidiary or Domestic Foreign Holdco (other than 100% of the issued and outstanding non-voting Capital

Stock and 65% of the issued and outstanding voting Capital Stock of any direct first-tier Foreign Subsidiary or Domestic Foreign Holdco), in each case, that has not guaranteed or pledged any of its assets or suffered a pledge of more than 65% of its voting Capital Stock to secure, directly or indirectly, any Indebtedness of the Borrower or any Guarantor or any of their respective Subsidiaries that is a U.S. Person; (e) any fee or leasehold interest in Real Estate (and there shall be no requirement to deliver landlord lien waivers, estoppels or collateral access letters), (f) intent to use Trademark applications prior to the filing with, and the acceptance by, the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto; (g) any lease, license or other agreement (in each case, not entered into in contemplation of this exclusion) or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case, to the extent permitted under the Loan Documents, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower, a Guarantor or any of their Affiliates) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under applicable law notwithstanding such prohibition; (h) property the pledge of which, or the grant of a security interest therein, is prohibited by any Requirement of Law, but only to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law; (i) any Capital Stock in any Unrestricted Subsidiary or Immaterial Subsidiary (to the extent such Immaterial Subsidiary is not a Guarantor); and (j) those assets as to which the Administrative Agent (subject to obtaining Negative Consent) and the Borrower agree in writing that the costs of obtaining such a security interest or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby; provided, however, that Excluded Property shall not include, any proceeds (as defined in the UCC) of any of the foregoing (unless such proceeds of Excluded Property would otherwise constitute Excluded Property).

“Excluded Subsidiary” shall mean (a) any Subsidiary that is not wholly owned (other than directors’ qualifying shares and nominal shares issued to the extent required by applicable Requirements of Law) by Parent and/or one or more of its wholly owned Subsidiaries, (b) any Unrestricted Subsidiary, (c) any Subsidiary that is (i) a Foreign Subsidiary, (ii) a Domestic Foreign Holdco or (iii) a direct or indirect Subsidiary of a Foreign Subsidiary, (d) any Immaterial Subsidiary and (e) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower and, subject to obtaining Negative Consent, the Administrative Agent, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that, for the avoidance of doubt, in no circumstances shall Kubra Newco constitute an Excluded Subsidiary so long as Kubra Newco owns any Capital Stock of the Borrower; provided, further, that no Subsidiary shall become an Excluded Subsidiary pursuant to clause (a) above unless (i) such Subsidiary became non-wholly owned by Parent and/or one or more of its wholly owned Subsidiaries as the result of a sale, disposition, or other transfer of the Capital Stock of such Subsidiary to a third party that is not an Affiliate of Parent for a bona fide business purpose and not effected in contemplation of adversely affecting the Secured Parties’ interests in the Guarantees of the Obligations or in the Collateral and (ii) Parent or its applicable Restricted Subsidiary that is the holder of the Capital Stock of such Subsidiary shall be deemed to have made an Investment at such time in a Subsidiary that is not a Guarantor in the amount of its remaining outstanding Investment in such Subsidiary at such time and such Investment is permitted hereunder at such time.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange

Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of the Loan Parties, (a) Taxes imposed on or measured by net income (however denominated) and franchise Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) any branch profits Tax imposed by the U.S. or any similar Tax imposed by any other jurisdiction described in clause (a)(i),(c) in the case of a Lender, any U.S. federal withholding Taxes that are imposed on amounts payable to such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Recipient acquires the applicable interest in the applicable Commitment or, if such Lender acquires an applicable interest in a Loan other than by funding such Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 2.25) or designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable either (i) to such Lender’s assignor immediately before such Lender became a Lender under this Agreement, or (ii) to such Lender immediately before it designated a new lending office, (d) Taxes attributable to such Recipient’s failure to comply with Section 2.20(f), and (e) Taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Extended Revolving Commitments” shall have the meaning set forth in Section 2.28.

“Extended Revolving Loans” shall have the meaning set forth in Section 2.28.

“Extended Term Loans” shall have the meaning set forth in Section 2.28.

“Extending Lenders” shall have the meaning set forth in Section 2.28.

“Extension Agreement” shall have the meaning set forth in Section 2.28.

“Extension Amendment” shall have the meaning set forth in Section 2.28.

“Extension Offer” shall have the meaning set forth in Section 2.28.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any applicable intergovernmental agreement (and related official administrative guidance) implementing the foregoing.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Fee Letter” shall mean that certain fee letter, dated as of March 30, 2026, by and among Parent, the Borrower, Truist Bank and Truist Securities, Inc., as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Financial Covenant” shall mean the financial covenant set forth in Section 6.1.

“First Lien Facilities” shall mean the Term Facilities and Revolving Facility.

“First Lien Net Leverage Ratio” means, as of any date, the ratio of (a)(i) all Obligations in respect of the First Lien Facilities and all other Consolidated Total Debt as of such date that is secured by a Lien ranking pari passu with the Liens securing the First Lien Facilities minus (ii) unrestricted cash and cash equivalents of the Loan Parties and their Restricted Subsidiaries as of such date to (b) Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis).

“Fiscal Quarter” shall mean any fiscal quarter of Parent.

“Fiscal Year” shall mean any fiscal year of Parent.

“Fixed Basket” means any category of exceptions, thresholds, baskets, or other provisions in this Agreement based on a fixed Dollar amount and/or percentage of Consolidated EBITDA.

“Fixed Incremental Amount” shall mean an aggregate principal amount at any time outstanding equal to the greater of (1) $~~200,000,000~~100,000,000 and (2) ~~100.0~~50.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) less the aggregate principal amount of Incremental Facilities and Incremental Equivalent Debt incurred and then outstanding in reliance on the Fixed Incremental Amount (after giving effect to any reallocation). For the avoidance of doubt, the Fixed Incremental Amount is a Fixed Basket for purposes of Section 1.8.

“Floor” shall mean a rate of interest equal to ~~0~~1.00%.

“Foreign Person” shall mean any Person that is not a U.S. Person.

“Foreign Subsidiary” shall mean each Subsidiary of Parent that is a “controlled foreign corporation” (as defined in Section 957 of the Code).

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean the government of the United States, Canada, any other nation or government or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank (or similar monetary or regulatory authority), supra-national entity (including the European Union and the European Central Bank) or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing that engages in substantially similar activities.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligor”) in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” shall mean Parent and each Subsidiary of Parent (other than the Borrower) that provides a Guarantee of the Obligations pursuant to the Guaranty and Security Agreement.

“Guaranty and Security Agreement” shall mean the Guaranty and Security Agreement, dated as of the Closing Date, made by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, in each case that are regulated pursuant to any Environmental Law because of their dangerous or deleterious properties or characteristics.

“Hedging Obligations” of any Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired under (i) any and all Hedging Transactions, (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Hedging Transactions and (iii) any and all renewals, extensions and modifications of any Hedging Transactions and any and all substitutions for any Hedging Transactions. For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Hedging Transaction” of any Person shall mean (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into by such Person that is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot transaction, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, to the extent entered into in connection with Convertible Bond Indebtedness, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions shall not constitute a Hedging Transaction.

“Immaterial Subsidiary” shall mean any Subsidiary of Parent that as of any date of determination, does not have (i) assets (after eliminating intercompany obligations) in excess of 10% when combined with the assets of all other Immaterial Subsidiaries, of the consolidated total assets of Parent and its Restricted Subsidiaries as set forth on the consolidated balance sheet of Parent as of the last day of the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements have been delivered under this Agreement or (ii) Consolidated EBITDA (after eliminating intercompany obligations) for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements have been delivered under this Agreement in excess of 10% when combined with the Consolidated EBITDA of all Immaterial Subsidiaries, of the Consolidated EBITDA of Parent and its Restricted Subsidiaries for such period; provided that, in the event that the aggregate assets or Consolidated EBITDA (in each case, after eliminating intercompany obligations) of all Immaterial Subsidiaries exceeds the applicable aggregate percentage limit specified above as of any date of determination, the Borrower shall designate one or more Immaterial Subsidiaries as not being Immaterial Subsidiaries as may be necessary such that the foregoing aggregate percentage limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to not be an Immaterial Subsidiary hereunder; provided, further, that the Borrower may re-designate Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with this definition; provided, further, that, for the avoidance of doubt, in no circumstances shall Kubra Newco constitute an Immaterial Subsidiary so long as Kubra Newco owns any Capital Stock of the Borrower.

“Increasing Lender” shall have the meaning set forth in Section 2.23(c).

“Incremental Amendment” shall have the meaning set forth in Section 2.23(d).

“Incremental Cap” shall mean the sum of the Fixed Incremental Amount and the Ratio Incremental Amount.

“Incremental Commitment” shall have the meaning set forth in Section 2.23(a).

“Incremental Equivalent Debt” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries in respect of senior or subordinated notes (issued in a public offering, Rule 144A offering or other private placement) or loans or commitments that, in each case, are unsecured or secured by Liens on the Collateral that are either pari passu with or junior to the Liens of the Administrative Agent securing the Obligations; provided that:
(i)
the aggregate principal amount of such Indebtedness does not exceed the Incremental Cap; provided that the aggregate principal amount of Incremental Equivalent Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan Parties shall not exceed~~, when aggregated with (x) Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties, (y) Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in reliance on Section 7.1(d) and (z) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), the greater of (1) $70,000,000 and (2) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding~~ the Non-Guarantor Debt Amount;
(ii)
such Indebtedness shall (x) not be secured by a Lien on any assets or property that are not

Collateral, (y) rank pari passu or junior in right of payment with the First Lien Facilities hereunder, and (z) to the extent subordinate or secured, as applicable, be subject to a subordination or intercreditor agreement, as applicable, on then prevailing market terms and reasonably acceptable to the Administrative Agent, subject to obtaining Negative Consent;
(iii)
immediately before and after giving effect to any proposed Incremental Equivalent Debt (determined, in the case of any Incremental Equivalent Debt that is to be used to fund a Limited Condition Transaction, as of the LCT Test Date (other than the determination of whether any Specified Event of Default shall have occurred and be continuing, which shall be determined as of the date such Limited Condition Transaction is consummated)), no Event of Default (or, in the case of any Incremental Equivalent Debt that is to be used to fund a Permitted Acquisition or other Investment permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, no Specified Event of Default) shall have occurred and be continuing;
(iv)
the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately before and after giving effect to the incurrence of such Incremental Equivalent Debt (except to the extent that such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) as of such earlier date); provided that if such Incremental Equivalent Debt is to be used to fund a Permitted Acquisition or other Investment permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, the condition set forth in this clause (iv) may be satisfied with respect only to the Specified Representations and customary “specified acquisition agreement representations”;
(v)
any such Indebtedness will not have a scheduled final maturity date prior to (x)(i) in the case of such Indebtedness that is Pari Passu Lien Debt, the Term Facility Maturity Date of the Initial Term Loans or (ii) in the case of such Indebtedness that is unsecured or that is Junior Lien Debt, the date that is 91 days following the Term Facility Maturity Date of the Initial Term Loans, or, in either case, have any mandatory prepayment or redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers, events of default or, if applicable, “AHYDO catch-up payments”) that could result in prepayments or redemptions of such Indebtedness prior to the Term Facility Maturity Date of the Initial Term Loans, in the case of Pari Passu Lien Debt, or the date that is 91 days following the Term Facility Maturity Date of the Initial Term Loans, in the case of Indebtedness that is unsecured or that is Junior Lien Debt; provided that this clause (x) shall not apply to the incurrence of any such Indebtedness constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~; (y) the Weighted Average Life to Maturity of any such term Indebtedness will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause (y) shall not apply to the incurrence of any such Indebtedness constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~; and (z) no such revolving Indebtedness shall be subject to any amortization;
(vi)
any mandatory prepayment of term Incremental Equivalent Debt (i) that comprises Pari Passu Lien Debt may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) in mandatory repayments required of the Initial Term Loans, it being agreed (A) any repayment of such Incremental Equivalent Debt at maturity shall be permitted and (B) any greater than pro rata repayment of such Incremental Equivalent Debt shall be permitted with the proceeds of a refinancing thereof that is permitted by this Agreement, (ii) that comprises Junior Lien Debt or Indebtedness that is unsecured may not participate in any such mandatory repayments, unless such mandatory prepayments are first made or offered to the Initial Term Loans, and (iii) any Incremental Equivalent Debt that comprises Junior Lien Debt or that is unsecured will not have scheduled amortization prior to the Term Facility Maturity Date of the Initial Term Loans;
(vii)
in the case of any term Incremental Equivalent Debt that comprises Pari Passu Lien Debt ~~and is incurred on or prior to the date that is twenty-four (24) months after the Closing Date~~, the Initial Term Loans shall benefit from the MFN Protection with respect to such Incremental Equivalent Debt~~, other than to the extent such Incremental Equivalent Debt (x) has a scheduled maturity date more than two years after the Term Facility Maturity Date of the Initial Term Loans or (y) is not extended under a syndicated term loan “B” facility~~;
(viii)
the covenants and other terms applicable to such Indebtedness shall be either (x) substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such Indebtedness than, those applicable to the Initial Term Loans, as reasonably determined in good faith by a Responsible Officer of the Borrower (except (ⅰ) for covenants and other terms applicable only to periods after the Term Facility Maturity Date of the Initial Term Loans at the time of incurrence and (ⅱ) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Initial Term Loans and the Revolving Facility (it being understood and agreed that such more favorable terms or conditions may be added to the Loan Documents at the direction of the Borrower, notwithstanding any restriction in Section 10.2 to the contrary, and the Lenders hereby authorize the Administrative Agent to enter into, together with Parent and the Borrower, any amendment to this Agreement reasonably satisfactory in form to the Administrative Agent in order to effect such addition)) or (y) consistent with customary market terms and conditions at the time of such incurrence, including with respect to high yield debt securities to the extent applicable, as reasonably determined in good faith by a Responsible Officer of the Borrower; provided that this clause (viii) will not apply to (1) terms addressed in the preceding clauses (i) through (vii), (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, (3) redemption, prepayment or other premiums, and (4) optional prepayment or redemption terms; and
(ix)
all Incremental Equivalent Debt shall be documented outside of this Agreement and the Loan Documents.
“Incremental Facility” shall have the meaning set forth in Section 2.23(a).

“Incremental Lenders” shall have the meaning set forth in Section 2.23(c).

“Incremental Revolving Lenders” shall have the meaning set forth in Section 2.23(c).

“Incremental Term Commitments” shall have the meaning set forth in Section 2.23(a).

“Incremental Term Lenders” shall have the meaning set forth in Section 2.23(c).

“Incremental Term Loans” shall have the meaning set forth in Section 2.23(a).

“Incurrence-Based Basket” means any category of exceptions, thresholds, baskets, or other provisions in this Agreement based on complying (including on a pro forma basis) with any financial ratio or test.

“Indebtedness” of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business, but, subject to clause (a) of the last sentence of this definition, including any obligations in respect of earn-outs and other contingent acquisition consideration), (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all Capital Lease Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party described in clauses (i) through (vi) above secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person; provided that the amount of any such Indebtedness under this clause (viii) shall be deemed to be the lesser of (A) the total amount of third party Indebtedness secured by such Lien and (B) the fair market value of the property subject to such Lien, (ix) all obligations of such Person in respect of Disqualified Capital Stock, (x) all Off-Balance Sheet Liabilities and (xi) all Hedging Obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, Indebtedness shall not include (a) obligations of such Person in respect of earn-outs and other contingent acquisition consideration until such obligations become liabilities on the balance sheet of such Person in accordance with GAAP (except to the extent such obligations that are liabilities on the balance sheet of such Person are payable solely in Capital Stock) and (b) Indebtedness arising as a result of any changes in GAAP which would classify any operating leases so characterized in accordance with GAAP (as GAAP is in effect as of December 15, 2018) as Capital Lease Obligations (or the equivalent) required to be reflected on a consolidated balance sheet of Parent in accordance with GAAP.

“Indemnified Taxes” shall mean Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Ineligible Institution” shall mean (a) the Persons identified in writing by Parent to Truist Securities, Inc. (x) prior to March 30, 2026 or, (y) if after March 30, 2026 but prior to the Closing Date, as approved by Truist Securities, Inc. (which approval shall not be unreasonably withheld, conditioned or delayed) or (z) if on or after the Closing Date, as approved by the Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed, but shall be subject to obtaining Negative Consent), and in each case their respective Affiliates that are readily identifiable as such on the basis of the similarity of their name, and (b) any competitors of the Parent or its Subsidiaries or the Acquired Business identified in writing by Parent to Truist Securities, Inc. (if prior to the Closing Date) or the Administrative Agent (if on or after the Closing Date), and in each case their respective Affiliates (other than any Affiliates that are Bona Fide Debt Funds) that are readily identifiable as such on the basis of the similarity of their name; provided that (i) a Person shall cease to be an Ineligible Institution when Parent delivers a notice to such effect to the Administrative Agent, (ii) the addition of any Person as an Ineligible Institution shall not be effective until the third Business Day after the Administrative Agent consents (after obtaining Negative Consent) to the addition of such Person as an Ineligible Institution, (iii) the identification of any Person as an Ineligible Institution after the Closing Date shall not apply to retroactively disqualify any Person to the extent such Person was a Lender or a participant (or that was party to any pending assignments or participations, pursuant to which such Person is to become a Lender or participant) prior to the effectiveness of the addition of such Person as an Ineligible Institution ~~and~~, (iv) any notice to the Administrative Agent adding or removing an Ineligible Institution shall be delivered to the Administrative Agent in accordance with Section 10.1 in order for such update to be effective and (v) all Persons that would otherwise be Ineligible Institutions shall cease to be Ineligible Institutions during the continuance of any Specified Event of Default.

“Initial Revolving Borrowing Amount” shall mean one or more Borrowings of Revolving Loans on the Closing Date in an aggregate principal amount not to exceed $10,000,000 plus additional amounts used to backstop, replace or cash collateralize letters of credit under the Existing Credit Agreement and existing letters of credit for the benefit of the Acquired Business.

“Initial Term Loans” shall mean the Term Loans made by the Lenders on the Closing Date.

“~~Inside Maturity Exception” means Indebtedness in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $50,000,000 and (b) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) as of the applicable date of determination.~~Intercompany Note” shall mean an intercompany note substantially in the form of Exhibit I.

“Interest Period” shall mean
(i) with respect to any SOFR Borrowing, a period of one (1), three (3) or six (6) months and (ii) with respect to any CORRA Borrowing, a period of one (1) or three (3) months ((x) or, in each case, if agreed to by the Administrative Agent and each affected Lender, a shorter period, and (y) in each case, subject to availability thereof); provided, in each case, that:
(s)
the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;
(t)
if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;
(u)
any Interest Period which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;
(v)
no Interest Period for any Loan shall extend beyond the maturity date of such Loan;
(w)
no Interest Period for any Revolving Loan may extend beyond the Revolving Commitment Termination Date; and
(x)
no tenor that has been removed from this definition pursuant to Section 2.16(e) shall be available for specification in such Notice of Borrowing or Notice of Conversion/Continuation.

“Investments” shall have the meaning set forth in Section 7.4.

“IP Rights” means, in each case, to the extent registered (or that a pending application for registration has been filed) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (i) patents (including all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions thereof); (ii) trademarks, service marks, trade names and logos; and (iii) copyrights.

“Issuing Bank” shall mean Truist Bank, in its capacity an as issuer of Letters of Credit hereunder, and any other Revolving Lender that, with the approval of the Borrower, agrees to issue Letters of Credit hereunder, in such capacity.

“Junior Financing” shall have the meaning set forth in Section 7.12(b).

“Junior Lien Debt” shall mean Indebtedness secured by Liens on the Collateral ranking junior in priority to the Liens securing the First Lien Facilities.

“King Canada” shall have the meaning set forth in the recitals hereto.

“King US” shall have the meaning set forth in the recitals hereto.

“Kubra Conversions” shall mean, collectively, which conversions shall be filed on or within three (3) Business Days after the Closing Date (or such later date as the Administrative Agent agrees to in writing): (i) the conversion of KUBRA Holdings, Inc. from a Delaware corporation to a Delaware limited liability company, (ii) the conversion of Dropcountr, Inc. from a Delaware corporation to a Delaware limited liability company, (iii) the conversion of Kubra Arizona, Inc. from a Delaware corporation to a Delaware limited liability company, (iv) the merger of Kubra Data Transfer, Ltd., a New York corporation, with and into a newly-formed New York limited liability company (“Kubra New York”), with Kubra New York being the surviving Person of such merger, (v) the conversion of Kubra America West, Inc. from a California corporation to a Delaware limited liability company, (vi) the conversion of Kubra America South East Inc. from a Georgia corporation to a Georgia limited liability company, (vii) the conversion of Kubra Investment Corp. from a Delaware corporation to a Delaware limited liability company, (viii) the conversion of KUBRA US, Inc. from a Delaware corporation to a Delaware limited liability company, (ix) the conversion of Kubra Acquisition Corp. from a Delaware corporation to a Delaware limited liability company, (x) the conversion of FormMaker Software, Inc. from a Texas corporation to a Texas limited liability company, (xi) the conversion of Matrix Digital Technologies, Inc. from a Texas corporation to a Texas limited liability company, and (xii) the conversion of Newbridge Information Services, Inc. from a Texas corporation to a Texas limited liability company.

“Kubra New York” shall have the meaning set forth in the definition of Kubra Conversions.

“Kubra Newco” shall mean Kubra US Acquisition Corporation, a Delaware corporation.

“Kubra Newco Transactions” shall mean, within three (3) Business Days after the Closing Date (or such later date as the Administrative Agent agrees to in writing), the contribution by Parent of all of the Capital Stock of KUBRA Holdings, Inc. and its Subsidiaries (other than King Canada) to Kubra Newco in exchange for Capital Stock in Kubra Newco.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date or commitment termination date applicable to any Loan or Commitment hereunder at such time (including, without limitation, the latest maturity date of any Incremental Term Loans, Extended Term Loan, Extended

Revolving Commitment and Extended Revolving Loan), in each case as extended in accordance with this Agreement from time to time.

“LC Commitment” shall mean that portion of the Aggregate Revolving Commitments that may be used for the issuance of Letters of Credit in any Agreed Currency in an aggregate face amount not to exceed the Dollar Equivalent of $15,000,000.

“LC Disbursement” shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean all applications, agreements and instruments relating to the Letters of Credit but excluding the Letters of Credit.

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus (ii) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP or Article 29(a) of the Uniform Customs and Practice for Documentary Credits or applicable law, or the express terms of the Letter of Credit, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Sublimit” shall mean (x) with respect to Truist Bank, the amount set forth opposite such Issuing Bank’s name on Schedule I as such Issuing Bank’s “LC Sublimit”, as such amount may be modified as agreed from time to time between such Issuing Bank and the Borrower and notified to the Administrative Agent in writing and (y) for each additional Issuing Bank, the amount agreed from time to time between such Issuing Bank and the Borrower and notified to the Administrative Agent in writing, in each case, as such amount may be modified in accordance with Section 2.22(k) and/or reduced from time to time in accordance with Section 2.8. Schedule I shall automatically be deemed amended accordingly to reflect any additions or modifications to LC Sublimits as contemplated by this definition.

“Lead Arrangers” shall mean the Term Lead Arranger and the Revolving Lead Arrangers.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, (ii) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, (iii) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (iv) a Lender or its Parent Company has become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of an Undisclosed Administration or the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership or acquisition does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lender-Related Hedge Provider” shall mean any Person that, at the time it enters into a Hedging Transaction with any Loan Party (or, with respect to any such Hedging Transaction in effect on the Closing Date, on the Closing Date), (i) is a Revolving Lender or an Affiliate of a Revolving Lender and (ii) except when the Lender-Related Hedge Provider is Truist Bank or any of its Affiliates, has provided prior written notice to the Administrative Agent which has been acknowledged in writing by the Borrower of (x) the existence of such Hedging Transaction and (y) the methodology to be used by such parties in determining the obligations under such Hedging Transaction from time to time. In no event shall any Lender-Related Hedge Provider acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to Hedging Obligations except that each reference to the term “Lender” in Article IX and Section 10.3(b) shall be deemed to include such Lender-Related Hedge Provider. In no event shall the approval of any such Person in its capacity as Lender-Related Hedge Provider be required in connection with the release or termination of any security interest or Lien of the Administrative Agent.

“Lenders” shall have the meaning set forth in the introductory paragraph hereof and shall include, where appropriate, the Swingline Lender, each Increasing Lender, each Additional Lender that joins this Agreement pursuant to Section 2.23 and each Additional Refinancing Lender that joins this Agreement pursuant to Section 2.27.

“Letter of Credit” shall mean any standby or commercial letter of credit issued pursuant to Section 2.22 by an Issuing Bank for the account of the Borrower, any other Loan Party or any other Restricted Subsidiary of the Borrower pursuant to the LC Commitment.

“Lien” shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

“Limited Condition Transaction” shall mean (a) any Permitted Acquisition or other Investment permitted hereunder, in each case, that is not conditioned on the availability of, or on obtaining, third party financing, (b) an irrevocable redemption, repayment, retirement or extinguishment of Indebtedness (including any Junior Financing) and (c) an irrevocable Restricted Payment.

“Liquidity” shall mean, as of any date of determination, (a) the Aggregate Revolving Commitment Amount minus (b) the aggregate Revolving Credit Exposures of all Lenders plus (c) the aggregate amount of unrestricted cash and Permitted Investments of the Loan Parties.

“Loan Documents” shall mean, collectively, this Agreement, the Collateral Documents, the LC Documents, the Fee Letter, all Notices of Borrowing, all Notices of Conversion/Continuation, all Compliance Certificates, any promissory notes issued hereunder, any subordination and intercreditor agreements and any other document or instrument designated by any Loan Party and the Administrative Agent as a “Loan Document”.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean all Term Loans, Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require, and shall include, where appropriate, any loan made pursuant to Section 2.23, 2.27 or 2.28.

“Material Adverse Effect” shall mean any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have, singularly or in conjunction with any other event, change or condition, (i) a material adverse effect on the business, financial condition, assets or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, or (ii) a material and adverse effect on the material rights and remedies (taken as a whole) of the Administrative Agent, the Issuing Banks, the Swingline Lender or any Lender under the Loan Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Loan Documents.

“Material Indebtedness” shall mean all Permitted Acquisition Debt, Incremental Equivalent Debt and Credit Agreement Refinancing Indebtedness and any other Indebtedness (other than the Loans and the Letters of Credit) of Parent or any of its Restricted Subsidiaries, in each case, in an aggregate committed or outstanding principal amount exceeding the greater of (x) $30,000,000 and (y) 15.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis).

“Material IP” means the IP Rights that are material (individually or in the aggregate) to the business and operations of the Borrower and its Subsidiaries (taken as a whole) as reasonably determined by the Borrower.

“MFN Protection” shall have the meaning set forth in Section 2.23(e)(ii)(E).

“Modified Amortization Percentage” means, at any time, with respect to Term Loan Increases that will constitute, and be added to, the Initial Term Loans, a percentage equal to the fraction, the numerator of which is the amount of the scheduled amortization payment required to be made on the next scheduled amortization repayment date pursuant to Section 2.9(a)(i) and the denominator of which is the aggregate principal amount of Initial Term Loans that is outstanding at such time (without giving effect to the incurrence of any Term Loan Increase to be made at such time, but, for the avoidance of doubt, to include Term Loan Increases incurred prior to such time).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) Parent, any of its Restricted Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, any Subsidiary or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Negative Consent” shall mean, with respect to any provision of this agreement that requires or permits (x) the consent, judgement, approval, or agreement of, (y) the taking of any action by, or (z) that any document, fact, or event be acceptable to, the Administrative Agent (collectively, the “Agent Approvals”), that (1) the Administrative Agent shall have furnished to the Lenders a description of such intended Agent Approval in reasonable detail (including, in the case of any document with respect to which such Agent Approval is to be made, a substantially final version of such document) and (2) the Administrative Agent shall not have received, within five (5) Business Days, written notice of objection to such Agent Approval from Lenders comprising the Required Lenders.

“Net Asset Sale Proceeds” means, with respect to any Disposition made in reliance on Section 7.6(k) or 7.6(q), an amount equal to: (i) any payments received in cash by Parent or any Restricted Subsidiary from such Disposition, (including any cash received by way of earn-outs and other deferred payments pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) (net of purchase price adjustments reasonably expected to be payable in connection therewith, provided that upon final calculation of such purchase price adjustments, all netted amounts not actually paid to the purchaser of the underlying assets shall be considered Net Asset Sale Proceeds), minus (ii) any direct costs incurred in connection with such Disposition to the extent paid or payable to non‑Affiliates of Parent and, to the extent permitted by Section 7.7, Affiliates of Parent, including (a) taxes paid or payable by the seller as a result of any gain recognized in connection with such Disposition, including any transfer, documentary, income, gains or other taxes payable by the seller in connection therewith, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the Capital Stock or assets in question (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale), that is required to be repaid under the terms thereof as a result of such Disposition and that is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties and other than any Indebtedness, or any refinancing of such Indebtedness that is secured by a Lien that ranks pari passu with or junior to the Liens securing the Initial Term Loans), (c) a reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Disposition undertaken by any Loan Party or any of its Restricted Subsidiaries in connection with such Disposition; provided that upon release of any such reserve (other than a release from a reserve to make any such indemnification payments), the amount released shall be considered Net Asset Sale Proceeds and (d) brokerage fees, accountants’ fees, investment banking fees, legal fees, costs and expenses, survey costs, title insurance premiums and other customary (as determined in good faith by the Borrower) fees actually incurred and paid by Parent or a Restricted Subsidiary in connection with such Disposition, minus (iii) the pro rata portion of the proceeds of such Disposition (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Parent or a wholly-owned Restricted Subsidiary of Parent as a result thereof.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any payments or proceeds received in cash by Parent or any Restricted Subsidiary (a) under any casualty insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Parent or any Restricted Subsidiary by any Person pursuant to the power of eminent domain, condemnation or similar action by a Governmental Authority, or pursuant to a sale of any such assets to a Governmental Authority with such power under threat of such a taking, minus (ii) (a) any costs incurred by Parent or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Parent or such Restricted Subsidiary in respect thereof (including brokerage fees, accountants’ fees, investment booking fees, legal fees, costs and expenses, survey costs, title insurance premiums and other customary (as determined in good faith by the Borrower) fees, costs and expenses payable to non‑Affiliates of Parent and, to the extent permitted by Section 7.7, Affiliates of Parent that are incurred and paid by Parent or a Restricted Subsidiary in connection therewith) and (b) any costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including taxes payable as a result thereof, including any transfer, documentary, income, gains or other taxes payable by the seller in connection therewith, minus (iii) the pro rata portion of such proceeds (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of Parent or a wholly-owned Restricted Subsidiary of Parent as a result thereof.

“Net Mark-to-Market Exposure” of any Person shall mean, as of any date of determination with respect to any Hedging Obligation, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from such Hedging Obligation. “Unrealized losses” shall mean the fair market value of the cost to such Person of replacing the Hedging Transaction giving rise to such Hedging Obligation as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date), and “unrealized profits” shall mean the fair market value of the gain to such Person of replacing such Hedging Transaction as of the date of determination (assuming such Hedging Transaction were to be terminated as of that date).

“Net Proceeds” shall mean:

(y)
Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, as the case may be; provided, that, if the Borrower shall inform the Administrative Agent in writing promptly following receipt of any such proceeds of the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and its Restricted Subsidiaries or to make Permitted Acquisitions and other Investments permitted hereunder (except for Permitted Investments or intercompany Investments in Subsidiaries), in each case within 15 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 15 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 15 month period but within such 15 month period are contractually committed to be used, then such remaining portion if not so used within 21 months of such receipt shall constitute Net Proceeds as of such date without giving effect to this proviso); provided, further, that (x) no Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds received in any Fiscal Year shall constitute Net Proceeds until the aggregate amount of all Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received in such Fiscal Year exceeds $30,000,000 (and thereafter shall constitute Net Proceeds only to the extent in excess of such amount in such Fiscal Year); and
(z)
100% of the cash proceeds from the incurrence, issuance or sale by Parent or any Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

“Non-CAD Lender” means SouthState Bank, N.A.

“Non-Defaulting Lender” shall mean, at any time, a Revolving Lender that is not a Defaulting Lender or a Potential Defaulting Lender.

“Non-Guarantor Acquisition” shall have the meaning set forth in the definition of Permitted Acquisition.

“Non-Guarantor Debt Amount” shall mean, at any time, an aggregate principal amount of Indebtedness that does not exceed the greater of (1) $70,000,000 and (2) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis); less the sum of the aggregate principal amount of:

(a)
Incremental Equivalent Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan Parties and then outstanding;

(b)
Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties and then outstanding;

(c)
Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in reliance on Section 7.1(d) and then outstanding;

(d)
Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e) and then outstanding; and

(e)
Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in reliance on

Section 7.1(t) and then outstanding.

“Non-Guarantor Investment Amount” shall mean, at any time, an aggregate amount of Investments that does not exceed the greater of (1) $70,000,000 and (2) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis); less the sum of the aggregate amount of:

(a)
the aggregate consideration paid in respect of Non-Guarantor Acquisitions;

(b)
any Investments made after the Closing Date by the Loan Parties or any Restricted Subsidiary in or to, and Guarantees by the Loan Parties or any Restricted Subsidiary of Indebtedness of, any Subsidiary that is not a Guarantor in reliance on the proviso in Section 7.4(d) and then outstanding;

(c)
any Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor in reliance on the proviso in Section 7.4(i) and then outstanding;

(d)
any Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor in reliance on the proviso in Section 7.4(m) and then outstanding; and

(e)
any Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor in reliance on the proviso in Section 7.4(v) and then outstanding.

“Non-Public Information” shall mean any material non-public information (within the meaning of United States federal and state securities laws) with respect to Parent, its Affiliates or any of their securities or loans.

“Non-U.S. Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States by Parent or one or more of its Restricted Subsidiaries primarily for the benefit of employees of Parent or such Restricted Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement, or similar payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code; provided, however, that for purposes of this Agreement, Non-U.S. Plan shall not include any plan, fund (including, without limitation, any superannuation fund) or other similar program maintained by, or pursuant to any statutory requirements of, any Governmental Authority with respect to which Parent’s or one or more of its Restricted Subsidiaries’ sole obligations are to make contributions (regardless of whether through direct contributions or through employee withholding) and file related reports.

“Notices of Borrowing” shall mean, collectively, the Notices of Borrowing (as further defined in Section 2.3(a)) and the Notices of Swingline Borrowing.

“Notice of Conversion/Continuation” shall have the meaning set forth in Section 2.7(b).

“Notice of Swingline Borrowing” shall have the meaning set forth in Section 2.4.

“Obligations” shall mean (a) all amounts owing by the Loan Parties to the Administrative Agent,

any Issuing Bank, any Lender (including the Swingline Lender) or any Lead Arranger pursuant to this Agreement or any other Loan Document, including, without limitation, all principal, interest, fees, expenses (including any interest, fees or expenses accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), reimbursement obligations, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel required to be paid by the Borrower to the Administrative Agent, any Issuing Bank or any Lender (including the Swingline Lender) under this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, (b) all Hedging Obligations owed by any Loan Party to any Lender-Related Hedge Provider, and (c) all Bank Product Obligations, together with all renewals, extensions, modifications or refinancings of any of the foregoing; provided that in no event shall “Obligations” of any Guarantor include any Excluded Swap Obligation of such Guarantor.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person or (ii) any Synthetic Lease Obligation.

“Organization Documents” shall mean, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other organization document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Capital Stock of a Person.

“OSHA” shall mean the Occupational Safety and Health Act of 1970, as amended and in effect from time to time, and any successor statute thereto.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.25).

“Parent” shall have the meaning set forth in the introductory paragraph hereof.

“Parent Company” shall mean, with respect to a Lender, the “bank holding company” as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Pari Passu Lien Debt” shall mean Indebtedness secured by Liens on the Collateral ranking pari passu with the Liens securing the First Lien Facilities.

“Participant” shall have the meaning set forth in Section 10.4(d).

“Participant Register” shall have the meaning set forth in Section 10.4(d).

“Patent” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Patent Security Agreement” shall mean any Patent Security Agreement executed by a Loan Party owning registered Patents or applications for Patents in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and in effect from time to time.

“Payment Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

“Payment Recipient” shall have the meaning set forth in Section 9.12(a).

“PBGC” shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

“Permitted Acquisition” shall mean any Acquisition by the Borrower or any Restricted Subsidiary (or, in the case of any Acquisition of the Capital Stock of a Person, Parent, so long as substantially all of such Capital Stock is contributed or otherwise transferred to the Borrower or a Restricted Subsidiary of the Borrower substantially simultaneously with or promptly after the consummation of such Acquisition; provided that, for purposes of clause (iv) of this definition, such Acquisition shall be deemed to have been consummated by the Borrower) that occurs when the following conditions have been satisfied:

(i)
immediately before and after giving effect to such Acquisition (determined, in the case of a Limited Condition Transaction, as of the LCT Test Date (other than the determination of whether any Specified Event of Default exists or would result therefrom, which shall be determined as of the date such Limited Condition Transaction is consummated)), no Event of Default exists or would result therefrom;
(ii)
after giving effect to such Acquisition (determined, in the case of a Limited Condition Transaction, as of the LCT Test Date), on a pro forma basis, Parent and its Restricted Subsidiaries are in compliance with the Financial Covenant, measuring clause (a) of the Total Net Leverage Ratio as of the date of such Acquisition (or, in the case of a Limited Condition Transaction, as of the LCT Test Date) and otherwise re-computing such covenant as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower at its sole discretion shall have provided the Administrative Agent with monthly financial statements for Parent and its Restricted Subsidiaries that are Compliant Financials in form and substance reasonably satisfactory to the Administrative Agent, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such Acquisition had occurred, and any Indebtedness incurred in connection therewith was incurred, on the first day of the relevant period for testing compliance;

(iii)
the Person or assets being acquired is in the same type of business conducted by the Borrower and its Subsidiaries on the date hereof or any businesses reasonably related, ancillary or complementary thereto or a reasonable extension thereof; ~~and~~
(iv)
the Borrower and its Restricted Subsidiaries shall not make Permitted Acquisitions of Persons that do not become Guarantors or by purchase of assets that are acquired directly by Restricted Subsidiaries that are not Guarantors (each a “Non-Guarantor Acquisition”) for aggregate consideration~~, together with any Investments made in reliance on the proviso in Section 7.4(d)~~ (in each case determined as of the date of making any such Investment), in excess of the ~~greater of (x) $70,000,000 and (y) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis)~~Non-Guarantor Investment Amount; and
(v)
in connection with such Permitted Acquisition, the Borrower shall have furnished to the Administrative Agent, for distribution to each Lender, historical financial statements and quality of earnings reports with respect to the assets, Person, division or business unit that is the subject or target of the Permitted Acquisition, in each case, that (x) have been received by Parent or its Subsidiaries in connection with such Permitted Acquisition and (y) may be disclosed to the Administrative Agent and the Lenders without violating any confidentiality obligation entered into other than in contemplation of such disclosure.

“Permitted Acquisition Debt” means Indebtedness of the Borrower and/or any Restricted Subsidiary incurred or assumed in connection with a Permitted Acquisition; provided that:

(aa)
subject to the provisions of Section 1.5 to the extent an LCT Election has been made with respect to a Permitted Acquisition to be funded with the proceeds of such Indebtedness, if such Indebtedness is to be incurred, immediately before and after giving effect thereto and to the use of the proceeds thereof no Default or Event of Default has occurred and is continuing or would result therefrom;
(bb)
if such Indebtedness is assumed, such Indebtedness shall not have been incurred in contemplation of such Permitted Acquisition;
(cc)
the aggregate principal amount of such Indebtedness shall not exceed the greater of (x) $100,000,000 and (y) 50.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding;
(dd)
such Indebtedness does not mature prior to the Latest Maturity Date at the time such Indebtedness is incurred or assumed;
(ee)
if such Indebtedness is secured by any Collateral, then such Indebtedness shall be subject to an intercreditor agreement on then prevailing market terms and, subject to obtaining Negative Consent, reasonably acceptable to the Administrative Agent;
(ff)
if such Indebtedness is incurred, such Indebtedness is not guaranteed by any Person other than a Loan Party; and
(gg)
the aggregate principal amount of Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties shall not exceed~~, when aggregated with (x) Incremental Equivalent Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan~~

~~Parties, (y) Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in reliance on Section 7.1(d) and (z) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), the greater of (1) $70,000,000 and (2) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding~~ the Non-Guarantor Debt Amount.

“Permitted Encumbrances” shall mean:

(hh)
Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings or for which adequate reserves are being maintained in accordance with GAAP;
(ii)
statutory or common law Liens of landlords or lessors, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(jj)
pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(kk)
deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(ll)
judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;
(mm)
customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and
(nn)
easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole.

provided that the term “Permitted Encumbrances” shall not include any Lien securing indebtedness for borrowed money.

“Permitted Investments” shall mean:

(i)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(ii)
commercial paper having a rating of at least A-1 or the equivalent thereof by S&P or at least P 1 or the equivalent thereof by Moody’s and in each case maturing not more than six months after the date of acquisition by such Person;
(iii)
certificates of deposit, bankers’ acceptances and time deposits maturing within 12 months of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(iv)
fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;
(v)
mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above; and
(vi)
in the case of any Foreign Subsidiary, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) investments of comparable tenor and credit quality to those described in the foregoing clauses (i) through (v) customarily utilized in countries in which a Foreign Subsidiary operates for short term cash management purposes.

“Permitted Short Term Debt” means Indebtedness consisting of any bridge facility that by its terms converts into Indebtedness that upon conversion would comply with the applicable maturity limitations to which the Indebtedness being incurred in reliance on a Permitted Short Term Debt exception would otherwise be subject, upon the satisfaction of customary conversion conditions.

“Permitted Tax Distributions” shall mean any distributions permitted to be made pursuant to Section 7.5(d).

“Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by Parent or any ERISA Affiliate or to which Parent has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which Parent or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Platform” shall have the meaning set forth in Section 10.1(c).

“Post-Closing Restructuring” shall mean (i) the Canadian Amalgamation, (ii) the Kubra Newco Transactions, (iii) the Kubra Conversions and (iv) within three (3) Business Days after the Closing Date (or such later date as the Administrative Agent agrees to in writing), the contribution by Kubra Newco of all of the Capital Stock of KUBRA Holdings, Inc. (after giving effect to the Kubra Conversions) and its Subsidiaries (other than King Canada) to the Borrower in exchange for certain Capital Stock in the Borrower.

“Potential Defaulting Lender” shall mean, at any time, subject to Section 2.26(b), any Revolving Lender as to which the Administrative Agent has notified the Borrower that (i) an event of the kind referred to in the definition of “Lender Insolvency Event” has occurred and is continuing in respect of any financial institution affiliate of such Lender, (ii) such Lender has (or its Parent Company or a financial institution affiliate thereof has) notified the Administrative Agent in writing, or has stated publicly, that it does not intend to comply with its funding obligations under any other loan agreement, credit agreement or other financing agreement, unless such writing or public statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with any applicable default, will be specifically identified in such writing or public statement), or (iii) such Lender, if a Revolving Lender, has, or whose Parent Company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination by the Administrative Agent that a Revolving Lender is a Potential Defaulting Lender will be conclusive and binding, absent manifest error, and such Lender shall be deemed to be a Potential Defaulting Lender (subject to Section 2.26(b)) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Banks, the Swingline Lender and the Lenders.

“Prepayment Premium” means a fee in an amount equal to 1.00% of (x) the aggregate principal amount of all Initial Term Loans prepaid, refinanced, substituted or replaced or (y) in the case of an amendment, the principal amount of Initial Term Loans subject to such amendment, in each case, in connection with a Prepayment Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Prepayment Transaction.

“Prepayment Transaction” means, (a) all or any portion of the Initial Term Loans is prepaid or refinanced (including any mandatory prepayment required by Section 2.12(a) with Net Proceeds described in clause (b) of the definition of “Net Proceeds”, but excluding any other mandatory prepayment required by Section 2.12), or (b) any amendment (including a Refinancing Amendment and any assignment by a Term Lender of its Initial Term Loans pursuant to Section 2.25 as a result of such Term Lender’s failure to consent to an amendment, modification, termination, waiver or consent with respect to any Loan Document that is approved by the Required Lenders (for the avoidance of doubt, the Borrower shall be required to pay the fee set forth in Section 2.14(f), to the extent such fee has been or would be paid, to such assignor Term Lender in connection with such amendment in respect of such Initial Term Loans assigned pursuant to Section 2.25(d) immediately prior to the Prepayment Transaction)) to the Loan Documents.

“Pricing Grid” shall have the meaning set forth in the definition of Applicable Margin.

“Prime Rate” shall mean the rate of interest that the Administrative Agent announces from time to time as its prime lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent, the Lenders and the Issuing Banks may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Proceeding” shall mean any investigation, inquiry, litigation, review, hearing, suit, claim, audit, proceeding or action (in each case, whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority.

“Processing Accounts” means any settlement, reserve, custodial or similar accounts (including any such accounts where a Person acts as agent) holding funds of merchants or other customers in connection with which a Person acts, in whole or in part, as a processor, custodian, remitter or transmitter in the ordinary course of its business.

“Processing Liens” means Liens on cash, cash equivalents, books and records, receivables, general intangibles, payment intangibles, instruments, loss reserve accounts, deposit accounts, Processing Accounts and other types of collateral, in each case, to the extent (a) such Liens secure only Processing Obligations, (b) the collateral subject to such Liens is reasonably related to the applicable Processing Obligations and is not described broadly as “all assets” or “all personal property” and (c) such Liens do not attach to any property, interests or other collateral that is not reasonably related to the applicable Processing Obligations.

“Processing Obligations” means, as to any Person, liabilities and obligations of such Person that arise out of or relate to any payment processing transaction for which such Person acts, in whole or in part, as a processor, custodian, remitter, servicer or accounts payable automator or transmitter in the ordinary course of its business, including, without limitation, any liability or obligation of such Person under any Sponsorship Agreement.

“Pro Rata Share” shall mean (i) with respect to any Class of Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender’s Commitment of such Class (or, in the case of the Revolving Commitments of any Class, if such Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), and, if applicable and without duplication, Term Loans of such Class of such Lender at such time and the denominator of which shall be the sum of all Commitments of such Class of all Lenders (or, in the case of the Revolving Commitments of any Class, if such Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and, if applicable and without duplication, Term Loans of such Class at such time and (ii) with respect to all Classes of Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender’s Revolving Commitment (or, if such Revolving Commitment has been terminated or expired or the Revolving Loans have been declared to be due and payable, such Lender’s Revolving Credit Exposure), Term Loan Commitment and Term Loans at such time and the denominator of which shall be the sum of all Lenders’ Revolving Commitments (or, if such Revolving Commitments have been terminated or expired or the Revolving Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments), Term Loan Commitments and Term Loans at such time. For the avoidance of doubt, (1) with respect to (x) LC Exposure with respect to Letters of Credit denominated in Canadian Dollars, (y) participations pursuant to Section 2.22(a) in Letters of Credit denominated in Canadian Dollars and (z) funding obligations with respect to LC Disbursements made in Canadian Dollars pursuant to Section 2.22(e), (A) the Non-CAD Lender’s Pro Rata Share shall, in each case, be deemed to be zero and (B) the Pro Rata Shares of the other Revolving Lenders (excluding the Non-CAD Lender) shall, in each case, be calculated without including the Revolving Commitment of the Non-CAD Lender in the denominator of such Pro Rata Share calculation, and (2) to the extent that the foregoing clause (1) results in the Revolving Credit Exposure of the Revolving Lenders (other than the Non-CAD Lender) reaching their respective Revolving Commitments, the Non-CAD Lender’s Pro Rata Share of such LC Exposure, participations, and funding obligations, in each case, with respect to amounts denominated in Dollars, shall be increased, such that the Non-CAD Lender’s aggregate Revolving Credit Exposure (taking into account the effects of the foregoing clause (1)) remains proportionate to its Revolving Commitment relative to the Aggregate Revolving Commitment Amount.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall mean any Lender who does not wish to receive Non-Public Information and who may be engaged in investment and other market related activities with respect to Parent, its Affiliates or any of their securities or loans.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Ratio Incremental Amount” shall mean, at any time, the maximum aggregate principal amount of Incremental Facilities or Incremental Equivalent Debt that could be incurred at such time without, on a pro forma basis after giving effect to such incurrence (assuming that the full amount of any Revolving Commitment Increase or revolving commitment in respect of Incremental Equivalent Debt, in each case, established at such time was fully drawn), causing (1) with respect to Incremental Equivalent Debt that is Pari Passu Lien Debt or any Incremental Facility, the First Lien Net Leverage Ratio to exceed 2.40:1.00 as of the end of the most recently ended four consecutive Fiscal Quarter period for which financial statements shall have been delivered, or (2) with respect to Incremental Equivalent Debt that is Junior Lien Debt or that is unsecured, the Total Net Leverage Ratio to exceed 3.80:1.00 as of the most recently ended four consecutive Fiscal Quarter period for which financial statements shall have been delivered. For the avoidance of doubt, the Ratio Incremental Amount is an Incurrence-Based Basket for purposes of Section 1.8.

“Real Estate” shall mean all real property owned or leased by Parent and its Restricted Subsidiaries.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank.

“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” shall have the meaning set forth in the recitals hereto.

“Refinancing Amendment” means an amendment to this Agreement executed by (a) the Borrower, (b) the Administrative Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.27.

“Refinancing Facilities” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Revolving Commitments” means one or more Classes of commitments in respect of Revolving Loans hereunder that result from a Refinancing Amendment in respect of Refinanced Debt consisting of existing Revolving Commitments.

“Refinancing Revolving Loans” means one or more Classes of Revolving Loans that result from a Refinancing Amendment in respect of Refinanced Debt consisting of existing Revolving Commitments.

“Refinancing Term Commitments” means one or more Classes of commitments in respect of Term Loans hereunder that result from a Refinancing Amendment in respect of Refinanced Debt consisting of existing Term Loans.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment in respect of Refinanced Debt consisting of existing Term Loans.

“Register” shall have the meaning set forth in Section 10.4(c).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System,

as the same may be in effect from time to time, and any successor regulations.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation Y” shall mean Regulation Y of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Related Parties” shall mean, with respect to any specified Person, such Person’s controlled Affiliates and controlling persons and the respective officers, directors, employees, partners, agents, advisors, attorneys and representatives of such Person and such Person’s controlled Affiliates and controlling persons.

“Related Party Debt” means Indebtedness in the form of intercompany loans made by (i) Repay Holdings, LLC, a Delaware limited liability company to Repay Management Holdco Inc., a Delaware corporation and (ii) Repay Management Holdco Inc., a Delaware corporation, to Kayak CA Acquisition, Inc., an Ontario corporation (and its successor after the Canadian Amalgamation, KUBRA Data Transfer Ltd.), in each case, on the Closing Date to facilitate the Closing Date Acquisition.

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building or facility.

“Relevant Governmental Body” means (i) with respect to Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto and (ii) with respect to Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Borrowing denominated in Dollars, Term SOFR or (ii) with respect to any Borrowing denominated in Canadian Dollars, Term CORRA.

~~“Repricing Premium” means a fee in an amount equal to 1.00% of (x) the aggregate principal amount of all Initial Term Loans prepaid, refinanced, substituted or replaced or (y) in the case of an amendment, the principal amount of Initial Term Loans subject to such amendment, in each case, in connection with a Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.~~

~~“Repricing Transaction” means, (a) all or any portion of the Initial Term Loans is prepaid or refinanced with the proceeds of Pari Passu Lien Debt incurred under a syndicated term loan “B” facility (including any mandatory prepayment required by Section 2.12(a) with Net Proceeds described in clause (b) of the definition of “Net Proceeds”), the primary purpose of which is to reduce the Yield on such Indebtedness to less than the Yield of the Initial Term Loans or (b) any amendment (including a Refinancing Amendment and any assignment by a Term Lender of its Initial Term Loans pursuant to Section 2.25 as a result of such Term Lender’s failure to consent to an amendment, modification, termination, waiver or consent with respect to any Loan Document that is approved by the Required Lenders (for the avoidance~~

~~of doubt, the Borrower shall be required to pay the fee set forth in Section 2.14(f), to the extent such fee has been or would be paid, to such assignor Term Lender in connection with such amendment in respect of such Initial Term Loans assigned pursuant to Section 2.25(d) immediately prior to the Repricing Transaction)) to the Loan Documents, the primary purpose of which is to reduce the Yield applicable to all or a portion of the Initial Term Loans; provided that, notwithstanding anything to the contrary, in no event shall any such prepayment, refinancing or amendment, in each case, in connection with a financing for a Transformative Transaction or a Change in Control constitute a Repricing Transaction.~~

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Commitments (and, if the Revolving Commitments have been terminated, Revolving Credit Exposures) that, taken together, represent more than 50% of the sum of all Term Loans and Commitments (and, if the Revolving Commitments have been terminated, Revolving Credit Exposures) at such time; provided that (x) each Specified Lender shall be required to be included in any determination of Required Lenders for so long as it remains a Specified Lender, (y) any Negative Consent required hereby shall be deemed to have failed to be obtained if a Specified Lender, for so long as it remains a Specified Lender, provides written notice of objection to the applicable Agent Approval within the timeline set forth in the definition of Negative Consent, and (z) for the avoidance of doubt, other than as set forth in the immediately preceding clause (y), no Specified Lender may, by itself, take any action or effect any consent, waiver or modification to any Loan Document, in each case if such action or consent, waiver or modification is not otherwise permitted to be taken or effected by such Specified Lender without giving effect to clause (x) above. The Loans, Commitments and Revolving Credit Exposures of any Defaulting Lender shall be disregarded in determining Required Lenders at any time, including, for the avoidance of doubt, for purposes of the preceding proviso; provided that the amount of any participation in any Swingline Loan and unreimbursed LC Disbursements that any Defaulting Lender has failed to fund that has not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or applicable Issuing Bank, as the case may be, in making the determination of the “Required Lenders.”

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.12(c).

“Required Revolving Lenders” shall mean, at any time, Revolving Lenders having Revolving Commitments (and, if the Revolving Commitments have been terminated, Revolving Credit Exposures) that, taken together, represent more than 50% of the sum of all Revolving Commitments (and, if the Revolving Commitments have been terminated, Revolving Credit Exposures) at such time. The Revolving Commitments and Revolving Credit Exposures of any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swingline Loan and unreimbursed LC Disbursements that any Defaulting Lender has failed to fund that has not been reallocated to and funded by another Revolving Lender shall be deemed to be held by the Revolving Lender that is the Swingline Lender or applicable Issuing Bank, as the case may be, in making the determination of the “Required Revolving Lenders.” Notwithstanding the foregoing, if at any time there are fewer than three (3) Revolving Lenders hereunder, “Required Revolving Lenders” shall mean all Revolving Lenders (other than Defaulting Lenders).

“Requirement of Law” for any Person shall mean any law (statutory or common), ordinance, treaty, rule, regulation, order, or other legal requirement, or written determination of a Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean any of the president, the chief executive officer and the chief financial officer (and their equivalents) of Parent or the Borrower or such other representative of Parent or the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed).

“Restricted Payment” shall mean, for any Person, any dividend or distribution on any class of its Capital Stock, or any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of any shares of its Capital Stock, or any options, warrants or other rights to purchase such Capital Stock whether now or hereafter outstanding; provided, however, that payments in respect, or on account, of Capped Call Transactions, Convertible Bond Hedge Transactions, Warrant Transactions or otherwise in connection with the settlement of Convertible Bond Indebtedness shall in no event be deemed a “Restricted Payment”.

“Restricted Subsidiary” shall mean any Subsidiary other than an Unrestricted Subsidiary. For the avoidance of doubt, the Borrower and Kubra Newco shall each constitute a Restricted Subsidiary of Parent. Unless the context otherwise indicates, a Restricted Subsidiary shall refer to a Restricted Subsidiary of Parent.

“Returns” means, with respect to any Investment, any dividends, distributions, interest, fees, premium, return of capital, repayment of principal, income, profits (from an asset sale or disposition or otherwise) and other amounts received or realized in respect of such Investment, in each case on an after‑tax basis.

“Revaluation Date” shall mean (a) with respect to any Loan denominated in Canadian Dollars, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any CORRA Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any Canadian Prime Rate Loan, each date that is on the numerically corresponding day in each successive calendar month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in Canadian Dollars, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

“Revolving Commitment” shall mean, with respect to each Lender, the Commitment of such Lender to make Revolving Loans to the Borrower and to acquire participations in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount of its “Revolving Commitment” set forth with respect to such Lender on Schedule I, as such Commitment may be increased pursuant to Section 2.23, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned “Revolving Commitment” as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof; provided that with respect to any Revolving Loan (including any Revolving Loan made pursuant to Section 2.22(d)) or Letter of Credit, in each case, denominated in Canadian Dollars, (A) the Revolving Commitment of the Non-CAD Lender shall be deemed to be zero and (B) for the avoidance of doubt, the Revolving Commitments of the other Revolving Lenders (excluding the Non-CAD Lender) to make such Revolving Loans and to acquire participations in such Letters of Credit shall collectively equal the Canadian Dollar Sublimit; provided, further, for the avoidance of doubt, to the extent that the immediately preceding proviso results in the Revolving Credit Exposure of the Revolving Lenders (other than the Non-CAD Lender) reaching their respective Revolving Commitments, the Non-CAD Lender’s Pro Rata Share of obligations in respect of funding such Revolving Loans and acquiring such participations in Letters of Credit, in each case, denominated in Dollars, shall be increased, such that the Non-CAD Lender’s aggregate Revolving Credit Exposure (taking into account the effects of the immediately preceding proviso) remains proportionate to its Revolving Commitment relative to the Aggregate Revolving Commitment Amount.

“Revolving Commitment Increase” shall have the meaning set forth in Section 2.23(a).

“Revolving Commitment Termination Date” shall mean the earliest of (i) the fifth (5th) anniversary of the Closing Date, (ii) the date on which the Revolving Commitments are terminated in whole pursuant to Section 2.8, (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise), (iv) unless Liquidity as of such date exceeds the sum of (A) the amount required to redeem the 2029 Convertible Notes in full on such date plus (B) $15,000,000, the date that is one hundred eighty-two (182) days prior to the maturity date of the 2029 Convertible Notes, as such maturity date of the 2029 Convertible Notes may be extended (pursuant to a refinancing or otherwise) from time to time ~~and~~, (v) unless Liquidity as of such date exceeds the sum of (1) the amount required to redeem the 2029 Convertible Notes in full on such date plus (2) $15,000,000, the date that is ninety-one (91) days prior to the maturity date of the 2029 Convertible Notes, as such maturity date of the 2029 Convertible Notes may be extended (pursuant to a refinancing or otherwise) from time to time and (vi) the Term Facility Maturity Date with respect to the Initial Term Loans.

“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, LC Exposure and Swingline Exposure.

“Revolving Facility” shall mean the Revolving Commitments and the Revolving Loans made hereunder.

“Revolving Lead Arrangers” shall mean Truist Securities, Inc., BMO Bank N.A., Citizens Bank, N.A., PNC Capital Markets LLC and SouthState Bank, N.A., in their respective capacities as joint lead arrangers and joint bookrunners of the Revolving Facility.

“Revolving Lender” shall mean each Lender with a Revolving Commitment (or, if all Revolving Commitments have been terminated, each Lender with Revolving Credit Exposure), in such capacity.

“Revolving Loan” shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may be a Base Rate Loan, a Canadian Prime Rate Loan, a SOFR Loan or a CORRA Loan, as set forth herein.

“Sale and Leaseback Transaction” shall have the meaning set forth in Section 7.9.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions as of the relevant time.

“Sanctioned Person” shall mean, at any time, (a) any Person or Governmental Authority listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of

Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Secured Parties” shall mean the Administrative Agent, the Lenders, the Issuing Banks, the Lender-Related Hedge Providers and the Bank Product Providers.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean a Borrowing that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“Solvent” shall mean, with respect to the Borrower and its Restricted Subsidiaries on a particular date, that on such date (a) the sum of the debt (including contingent liabilities) of the Borrower and its Restricted Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole; (b) the capital of the Borrower and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, contemplated as of such date; and (c) the Borrower and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification Topic 450).

“S&P” shall mean Standard & Poor’s Ratings Services.

“Specified Equity Contribution” shall have the meaning set forth in Section 6.2.

“Specified Event of Default” shall mean an Event of Default under Section 8.1(a), 8.1(b), 8.1(h) or 8.1(i).

“Specified Lenders” shall mean each of Silver Point Finance, LLC (or a designated Affiliate or Approved Fund thereof that is then a Lender) and WhiteHorse Capital Origination, LLC (or a designated Affiliate or Approved Fund thereof that is then a Lender), in each case, for so long as such Lender, together with its respective designated Affiliates and Approved Funds, holds Term Loans that, taken together, represent more than 25% of the sum of all Term Loans and Commitments (and, if the Revolving Commitments have been terminated, Revolving Credit Exposures) at such time.

“Specified Representations” shall mean the representations and warranties of the Loan Parties set forth in Section 4.1(i) (with respect to valid existence), Section 4.2, Section 4.3(c) (with respect to Organization Documents as in effect upon, or immediately after, consummation of the Closing Date Acquisition), Section 4.7, the second sentence of Section 4.9, Section 4.15, Section 4.17, Section 4.19

(solely with respect to use of proceeds of the Loans not resulting in non-compliance with Anti-Corruption Laws or with applicable Sanctions) and Section 4.20.

“Sponsorship Agreement” means (a) any sponsorship, custodial, depository, processing or similar agreement with a bank or financial institution which enables a Person to process or otherwise facilitate a credit card transaction, debit card transaction or other funds transfer through one or more payment networks on behalf of its merchants or other customers or (b) any agreement with any independent sales organization or other third party payment processor which enables a Person to offer payment processing services to merchants or other customers.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of Parent.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

“Swingline Exposure” shall mean, with respect to each Revolving Lender, the principal amount of the Swingline Loans in which such Revolving Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.4, which shall equal such Revolving Lender’s Pro Rata Share of all outstanding Swingline Loans.

“Swingline Lender” shall mean Truist Bank and its successors in such capacity.

“Swingline Loan” shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20, as amended, and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” shall mean, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Target Escrow Arrangements” means, with respect to any requirement that any Loan Document, certificate or other document or instrument be executed and delivered by any Target Loan Party, that such execution and delivery shall be accomplished under escrow arrangements pursuant to which the applicable Target Loan Party’s signature pages are provided to the Administrative Agent before the time the Closing Date Acquisition is consummated (the “Acquisition Effective Time”), and such signature pages (and the Loan Documents and related deliverables to which such Target Loan Party is to become a party) shall be automatically released from escrow to the Administrative Agent concurrently with the Acquisition Effective Time. The counterpart signature page of any Target Loan Party may be executed by individuals that will be officers, directors, managers, members and/or partners of such Target Loan Party (or of one or more controlling parent or general partner entities of such Target Loan Parties) upon consummation of the Closing Date Acquisition, whether or not such Persons are officers, directors, managers, members and/or partners of such Target Loan Party (or any such controlling parent or general partner entities) prior to the consummation of the Closing Date Acquisition, so long as such Persons are authorized in such capacity at the time such signature pages are released from escrow pursuant to this definition.

“Target Loan Party” means King US and each of its subsidiaries that becomes a Guarantor upon consummation of the Closing Date Acquisition in accordance with the Target Escrow Arrangements.

“Target Specified Representations” shall mean the Specified Representations with respect to each Target Loan Party.

“Tax Receivable Agreement” shall mean that certain Tax Receivable Agreement dated as of July 11, 2019, among the Borrower, Parent and the other parties from time to time party thereto, as in effect on the Closing Date and as amended from time to time.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including an interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Term Lenders of the applicable Class pursuant to Section 2.2(a).

“Term CORRA” means, for any calculation with respect to any Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day; provided, further, that if Term CORRA shall ever be less than the Floor (including pursuant to the proviso above), then Term CORRA shall be deemed to be the Floor.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Facilities” shall mean (a) the Initial Term Loans and (b) any additional Class of Term Loan

Commitments and/or Term Loans, as applicable, at such time.

“Term Facility Maturity Date” shall mean (ⅰ) with respect to the Initial Term Loans, the earliest of (a) the ~~seventh~~sixth (~~7~~6th) anniversary of the Closing Date, (b) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise) and (c) unless Liquidity as of such date exceeds the sum of (1) the amount required to redeem the 2029 Convertible Notes in full on such date plus (2) $~~15,000,000~~35,000,000, the date that is ninety-one (91) days prior to the maturity date of the 2029 Convertible Notes, as such maturity date of the 2029 Convertible Notes may be extended (pursuant to a refinancing or otherwise) from time to time, and each date after such ninety-first (91st) date; (ⅱ) with respect to any Class of Extended Term Loans, the final maturity date as specified in the applicable Extension Amendment, (ⅲ) with respect to any Refinancing Term Loans, the final maturity date as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans, the final maturity date as specified in the applicable Incremental Amendment.

“Term Lead Arranger” shall mean Truist Securities, Inc., in its capacities as the sole lead arranger and bookrunner of the Initial Term Loans.

“Term Lender” means, at any time, any Lender that has a Term Loan Commitment or a Term Loan at such time.

“Term Loan” means any Initial Term Loan, Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, as the context may require.

“Term Loan Commitment” means the commitment of a Lender to make any Term Loan hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.8(a) and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Term Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The aggregate amount of the Term Loan Commitments as of the Closing Date is $500,000,000. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Schedule I under the heading “Term Loan Commitment” or in the applicable Assignment and Acceptance, Incremental Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed, increased or decreased its Term Loan Commitment, as the case may be.

“Term Loan Increase” shall have the meaning set forth in Section 2.23(a).

“Term SOFR” shall mean:

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Net Leverage Ratio” shall mean, as of any date, the ratio of (a)(i) Consolidated Total Debt as of such date minus (ii) unrestricted cash and cash equivalents of the Loan Parties and their Restricted Subsidiaries as of such date to (b) Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis).

“Trademark” shall have the meaning assigned to such term in the Guaranty and Security Agreement.

“Trademark Security Agreement” shall mean any Trademark Security Agreement executed by a Loan Party owning registered Trademarks or applications for Trademarks in favor of the Administrative Agent for the benefit of the Secured Parties, both on the Closing Date and thereafter.

“Trading with the Enemy Act” shall mean the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended and in effect from time to time.

“Transactions” shall have the meaning set forth in the recitals hereto.

“Transformative Transaction” means any Acquisition or similar Investment that (a) is not permitted by the terms of any of the Loan Documents immediately prior to the consummation of such Acquisition or Investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such Acquisition or Investment, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower.

“Type”, when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (i) in the case of Loans and Borrowings denominated in Dollars, Term SOFR or the Base Rate and (ii) in the case of Loans and Borrowings denominated in Canadian Dollars, Term CORRA or the Canadian Prime Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Undisclosed Administration” shall mean in relation to a Lender or its Parent Company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Pension Liability” of any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code or Non-U.S. Plan required to be funded shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan or Non-U.S. Plan, determined on a funding basis, exceeds the fair market value of all Plan or Non-U.S. Plan assets allocable to such liabilities under Title IV of ERISA or the applicable provision of non-U.S. law (excluding any accrued but unpaid contributions).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as amended and in effect from time to time in the State of New York.

“United States” or “U.S.” shall mean the United States of America.

“Unrestricted Subsidiary” shall mean any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Closing Date.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.20(f)(ii).

“Warrant Transactions” means one or more call options referencing Parent’s Capital Stock written by Parent substantially contemporaneously with the purchase by Parent of Convertible Bond Hedge Transactions and having an initial strike or exercise price (howsoever defined) greater than the strike or exercise price (howsoever defined) of such Convertible Bond Hedge Transactions.

“Waivable Mandatory Prepayment” shall mean a mandatory prepayment pursuant to Section 2.12(a) (other than any mandatory prepayment with Net Proceeds described in clause (b) of the definition of “Net Proceeds”) and Section 2.12(b).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower, any other Loan Party, the Administrative Agent and any other applicable withholding agent, as applicable.

“Working Capital” shall mean, with respect to Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means, as to any Indebtedness, the then “effective yield” on such Indebtedness consistent with generally accepted financial practice, taking into account the applicable interest rate margins, any interest rate floors (provided that if such Indebtedness contains an interest rate floor higher than that applicable to the existing Term Loans, the differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the existing Term Loans shall be required, but only to the extent that an increase in the interest rate floor in the existing Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the existing Term Loans shall be increased to the extent of such differential between interest rate floors), all upfront or similar fees and original issue discount (with original issue discount being equated to interest based on an assumed four year life to maturity), but excluding arrangement, structuring, underwriting, ticking, or other fees, in each case, not paid generally to all lenders of such Indebtedness. For purposes of calculating the Yield, if such debt is fixed-rate debt, it shall be deemed to be swapped to floating-rate debt on a customary matched maturity basis as is reasonably acceptable to Administrative Agent.

Section 6.2
Classifications of Loans and Borrowings

. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. “Revolving Loan” or “Term Loan”) or by Type (e.g. “SOFR Loan,” “Term CORRA Loan,” “Canadian Prime Rate

Loan” or “Base Rate Loan”) or by Class and Type (e.g. “Revolving SOFR Loan,” “Revolving Term CORRA Loan” or “Term SOFR Loan”). Borrowings also may be classified and referred to by Class (e.g. “Revolving Loan Borrowing” or “Term Borrowing”) or by Type (e.g. “SOFR Borrowing” or “CORRA Borrowing”) or by Class and Type (e.g. “Revolving SOFR Borrowing” or “Revolving CORRA Borrowing”).

Section 6.3
Accounting Terms and Determination

. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a) (or, if no such financial statements have been delivered, on a basis consistent with the audited consolidated financial statements of the Borrower last delivered to the Administrative Agent pursuant to the Commitment Letter); provided that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend the Financial Covenant to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend the Financial Covenant for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary at “fair value”, as defined therein. Notwithstanding any other provision contained herein, any lease that would be treated as an operating lease for purposes of GAAP as of December 15, 2018, shall not be treated as Indebtedness or as a Capital Lease Obligation and shall be treated as an operating lease for purpose of this Agreement, notwithstanding any actual or proposed change in the application of GAAP after December 15, 2018.

Section 6.4
Terms Generally

. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “or” is not intended to be exclusive unless expressly indicated otherwise. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereof”, “herein” and “hereunder” and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, and (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement. Any reference herein or in any other Loan Document to the satisfaction, repayment or payment in full of the Obligations shall mean (a) the repayment in full in immediately available funds of the Obligations (other than (A) Letters of Credit that have been cancelled, Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the applicable Issuing Bank (including by “grandfathering”

on terms reasonably acceptable to such Issuing Bank of the applicable Letters of Credit into a future credit facility), (B) contingent reimbursement obligations (other than those described in clause (C) below) that have been Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the Administrative Agent, (C) contingent indemnification and reimbursement obligations not yet due and payable and for which no claim has been made and (D) except to the extent the Administrative Agent has been notified in writing such obligations are then due and payable, Hedging Obligations and Bank Product Obligations) and (b) all Commitments have expired or been terminated. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 6.5
Limited Condition Transactions

.

(a)
For purposes of (i) determining compliance with any provision of this Agreement that requires the calculation of the First Lien Net Leverage Ratio or the Total Net Leverage Ratio, (ii) determining accuracy of representations and warranties or the occurrence of any Default or Event of Default (other than a Specified Event of Default) or (iii) testing availability under baskets set forth herein (including, in each case, with respect to the incurrence of Indebtedness under an Incremental Facility incurred in connection therewith), in each case, in connection with a Limited Condition Transaction, at the irrevocable option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such Limited Condition Transaction condition is satisfied shall be deemed to be the date (the “LCT Test Date”) the definitive agreements, or irrevocable notice, for such Limited Condition Transaction are entered into, or delivered, as applicable, and if, after giving pro forma effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or other requirement, such ratio, basket or other requirement, as applicable, shall be deemed to have been complied with for such Limited Condition Transaction.
(b)
If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket (other than testing of the Financial Covenant for purposes of determining actual compliance with Section 6.1) on or following the relevant LCT Test Date and prior to the date on which all Limited Condition Transactions have either (i) been consummated or (ii) been terminated or expired in accordance with the terms of the definitive agreements and/or irrevocable notices applicable thereto without consummation, any such ratio or basket shall be (A) calculated (and tested) on a pro forma basis assuming all pending Limited Condition Transactions and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, (B) calculated (and tested) on a pro forma basis assuming each pending Limited Condition Transaction (independent of, and without giving effect to, any other pending Limited Condition Transaction) and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (C) calculated (and tested) assuming all pending Limited Condition Transactions have been terminated or expired in accordance with the terms of the definitive agreements and/or irrevocable notices applicable thereto without consummation. Notwithstanding anything set forth herein to the contrary, (x) in no event shall more than three Limited Condition Transactions be pending at any time and (y) any determination in connection with any Limited Condition Transaction of accuracy of representations and warranties or as to the occurrence or absence of any

Default or Event of Default hereunder as of the applicable LCT Test Date (rather than the date of consummation of the applicable Limited Condition Transaction), shall not be deemed to constitute a waiver of or consent to any breach of representations and warranties hereunder or any Default or Event of Default hereunder that may exist at the time of consummation of such Limited Condition Transaction.
Section 6.6
Divisions

. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 6.7
Rates

. The interest rate on a Loan denominated in Dollars or Canadian Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.16(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 6.8
Certain Determination and Calculations.
(a)
For purposes of determining compliance at any time with the provisions of this Agreement, in the event that any Indebtedness, Lien, Restricted Payment, Investment, Disposition, Affiliate transaction or other transaction meets the criteria of more than one category of exceptions, thresholds, baskets or other provisions of transactions or items permitted within any covenant of this Agreement, the Borrower, in its sole discretion, may, at any time, classify or reclassify (on one or more occasions) and/or divide or re-divide (on one or more occasions) such transaction or item (or portion thereof) among one or more such categories of exceptions, thresholds, baskets or provisions (in each case to the extent in compliance with each and all such exceptions, thresholds, baskets or provisions utilized by the Borrower at such time) within such covenant, as elected by the Borrower in its sole discretion (other than the Obligations and other Indebtedness created pursuant to the Loan Documents, which may not be reclassified). In calculating the maximum amount of Indebtedness permitted to be incurred under Fixed Baskets and Incurrence-Based Baskets at the same time (including, without limitation, for purposes of the Incremental Cap), only the portion of such Indebtedness intended to be incurred under Incurrence-Based Baskets shall be included in the calculation of financial ratios (and the portion of such Indebtedness intended to be incurred under Fixed Baskets shall be deemed to not have been incurred in calculating such financial ratios), but pro forma effect shall be given to the use of proceeds from the entire amount of Indebtedness intended to be incurred under both the Fixed Baskets and Incurrence-Based Baskets. Upon delivery of financial statements required by Sections 5.1(a) or 5.1(b), as applicable, and the related Compliance Certificate required by Section 5.1(c), following any initial classification and division (or any subsequent reclassification and re-division), if any applicable financial ratios for any Incurrence-Based Baskets would then be satisfied (including, without limitation, for purposes of the Incremental Cap), any amount thereof utilized under any Fixed Basket shall automatically be deemed reclassified and re-divided, to the maximum amount available at such time, as incurred under any available Incurrence-Based Baskets to the extent not previously elected by the Borrower and will be deemed to have been incurred, issued, made or taken, first, to the extent available, pursuant to any available Incurrence-Based Baskets as set forth above without utilization of any Fixed Basket.
(b)
It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Investment, Disposition, Affiliate transaction or other transaction need not be permitted solely by reference to one category of permissive exception, threshold, basket or provision under this Agreement, but may instead be permitted in part under any combination thereof, in each case, subject to compliance with any such applicable permissive exceptions, thresholds, baskets or provisions utilized by the Borrower at such time. With respect to any amounts incurred or transactions entered into or consummated (including any Indebtedness, Lien, Restricted Payment, Investment, Disposition, Affiliate transaction or other transaction) in reliance on a combination of Fixed Baskets and Incurrence-Based Baskets, it is understood and agreed that (i) the Incurrence-Based Baskets shall first be calculated without giving effect to any Fixed Baskets being relied upon for any portion of such incurrence or transactions and (ii) thereafter, the incurrence of the portion of such amounts or other applicable transaction to be entered into in reliance on any Fixed Baskets shall be calculated, and such amounts may subsequently be reclassified into Incurrence-Based Baskets in accordance with Section 1.8(a).
(c)
If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations of Consolidated EBITDA for the most recently ended test period after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
(d)
When determining any compliance standard or limitation within this Agreement or any other Loan Document that is based on a percentage of Consolidated EBITDA (including, for the avoidance of doubt, any basket sizes), compliance with such standard or limitation shall be tested at the time of incurrence.
(e)
Indebtedness shall not be considered contractually subordinated or junior in right of payment to any other Indebtedness solely because it is unsecured or secured by Liens that are junior in priority to Liens securing such other Indebtedness.
(f)
(i) Any determination of the Total Net Leverage Ratio (other than for purposes of determining actual compliance with Section 6.1) or the First Lien Net Leverage Ratio shall be made on a pro forma basis and calculated as of the last day of the most recently ended Fiscal Quarter and for the four consecutive Fiscal Quarters ending on or immediately prior to such date for which financial statements have been delivered, immediately after giving effect to the consummation of the applicable transaction for which such calculation is made (including, if applicable and subject to the other terms and conditions described herein with respect thereto, the incurrence of any applicable Indebtedness and the use of proceeds thereof, but without netting the proceeds thereof against Consolidated Total Debt in such calculation (but giving pro forma effect to any substantially concurrent use of such cash proceeds to repay such Consolidated Total Debt)), the consummation of all related transactions and any other pro forma adjustments related thereto permitted hereby with respect to such calculation, (ii) any determination of Consolidated EBITDA (other than for purposes of determining Excess Cash Flow and actual compliance with Section 6.1) shall be made on a pro forma basis and calculated for the then most recently ended period of four consecutive Fiscal Quarters for which financial statements have been delivered, and (iii) any determination of Consolidated EBITDA shall be made for Parent and its Restricted Subsidiaries on a consolidated basis. Except to the extent expressly provided otherwise herein, in connection with the determination of any basket, ratio, threshold or other calculation hereunder, any reference to, or requirement for (x) financial statements having been delivered for an applicable period shall be deemed to be a reference to the delivery of the financial statements required by Sections 5.1(a) or 5.1(b), as applicable, and the related Compliance Certificate required by Section 5.1(c), for such period and (y) such determination or other calculation to be made on a pro forma basis shall mean giving pro forma effect to the transaction or event in respect of which such determination or other calculation is being made and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof).
(g)
If the Borrower or its Restricted Subsidiaries enter into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine the compliance of such debt facility (including the incurrence of Indebtedness and Liens in connection therewith) with this Agreement on the date commitments with respect thereto are first established, in each case assuming the full amount of such commitments are drawn (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date on which Indebtedness is actually incurred pursuant to such facility; provided that (1) for as long as such election is in effect, (A) if the establishment of such debt facility (including the incurrence of Indebtedness and Liens in connection therewith) is permitted by this Agreement on the date commitments with respect thereto are first established, assuming the full amount of such commitments are drawn (and any applicable Liens are granted) on such date, then any subsequent actual incurrence of Indebtedness and Liens in respect of such commitments shall not be required to be again tested on the date or dates on which such commitments are actually drawn (and any applicable Liens granted), (B) with respect to any revolving debt facility, any future calculation of any applicable Incurrence-Based Basket shall only include amounts borrowed and outstanding as of such date of determination, (C) with respect to any delayed draw or other committed debt facility, any future calculation of any applicable Incurrence-Based Basket shall include the total amount of commitments under such facility as if drawn in full until such commitments are terminated, and (D) to the extent the deemed compliance with this Agreement as of the date the relevant commitments were established relied on use of a Fixed Basket, and to the extent such amount has not been subsequently reallocated to an Incurrence-Based Basket pursuant to Section 1.8(a), any future calculation of such Fixed Basket shall include the total amount of commitments under such facility as if drawn in full until such commitments are terminated, (2) once made, any election pursuant to this Section 1.8(g) may be revoked with respect to any applicable revolving, delayed draw or other committed debt facility and, if revoked, the Borrower shall not be permitted to subsequently remake such election with respect to the applicable facility, (3) for purposes of determining actual compliance with Section 6.1, any calculation of the Total Net Leverage Ratio shall only include amounts of such commitments borrowed and outstanding as of such date of determination, and (4) at the Borrower’s election, debt commitments may be obtained prior to the Borrower’s or the applicable Restricted Subsidiary’s ability to incur such Indebtedness (and any related Liens) as long as such Indebtedness (and any related Liens) is permitted to be incurred on the date such commitments are funded (and only to the extent so funded).
Section 6.9
Exchange Rates; Currency Equivalents.
(a)
The Administrative Agent or the applicable Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of CORRA Borrowings, Canadian Prime Rate Borrowings or Letter of Credit extensions denominated in Canadian Dollars. Such Dollar Equivalent shall become effective as of each Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating the Financial Covenant hereunder or except as otherwise provided herein, the applicable amount of Canadian Dollars for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Issuing Bank, as applicable.
(b)
Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a CORRA Loan or a Canadian Prime Rate Loan or the issuance, amendment or extension of a Letter of Credit denominated in Canadian Dollars, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in Canadian Dollars, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest Canadian Dollar, with C$0.50 being rounded upward), as determined by the Administrative Agent or the applicable Issuing Bank, as the case may be.
(c)
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.
Section 6.10
Cashless Rollovers

. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, convert or rollover all or a portion of its Loans in connection with any refinancing, Extension Offer, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender, and such Extension Agreement, loan modification or similar transaction, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in Canadian Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Article VII

AMOUNT AND TERMS OF THE COMMITMENTS
Section 7.1
General Description of Facilities

. Subject to and upon the terms and conditions herein set forth, (i) the Term Lenders hereby establish in favor of the Borrower a term loan facility pursuant to which each Term Lender severally agrees (to the extent of such Term Lender’s Term Loan Commitment) to make Term Loans to the Borrower in accordance with Section 2.2; (ⅱ) the Revolving Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which each Revolving Lender severally agrees (to the extent of such Revolving Lender’s Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2; (ⅲ) the Issuing Banks may issue Letters of Credit in accordance with Section 2.22; (ⅳ) the Swingline Lender may make Swingline Loans in accordance with Section 2.4; and (ⅴ) each Revolving Lender agrees to purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided that in no event shall the aggregate principal amount of all outstanding Revolving Loans, Swingline Loans and outstanding LC Exposure exceed the Aggregate Revolving Commitment Amount in effect from time to time.

Section 7.2
Loans

.

(a)
(i) Subject to the terms and conditions hereof, each Term Lender with a Term Loan Commitment on the Closing Date severally agrees to make, on the Closing Date, a Term Loan denominated in Dollars to the Borrower in an aggregate principal amount equal to such Term Lender’s Term Loan Commitment and (ii) after the Closing Date and subject to the terms and conditions set forth herein and in any Incremental Amendment, Extension Amendment or Refinancing Amendment providing for, as applicable, the making, exchange, renewal, replacement or refinancing of Term Loans, each Term Lender party thereto severally agrees to, as applicable, make, exchange, renew, replace or refinance Term Loans in Dollars on the date specified therein in an aggregate amount not to exceed the amount of such Term Lender’s Term Loan Commitment as set forth therein. Any amount borrowed, exchanged, renewed, replaced or refinanced under this Section 2.2(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.9, 2.11 and 2.12, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Facility Maturity Date. Term Loans may be Base Rate Loans or SOFR Loans, as further provided herein.
(b)
Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make Revolving Loans denominated in one or more Agreed Currencies, ratably in proportion to its Pro Rata Share of the Aggregate Revolving Commitments, to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (x) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment, (y) the aggregate Revolving Credit Exposures of all Revolving Lenders exceeding the Aggregate Revolving Commitment Amount or (z) the total Revolving Credit Exposures denominated in Canadian Dollars exceeding the Canadian Dollar Sublimit. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided that the Borrower may not borrow or reborrow Revolving Loans should there exist a Default or Event of Default; provided, further, that notwithstanding the foregoing, the aggregate principal amount of all Revolving Loans made on the Closing Date shall not exceed the Initial Revolving Borrowing Amount. Revolving Loans may be (i) in the case of Borrowings in Dollars, Base Rate Loans or SOFR Loans, and (ii) in the case of Borrowings in a Canadian Dollars, CORRA Loans or Canadian Prime Rate Loans, as further provided herein.
Section 7.3
Procedure for Borrowings

.

(a)
The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing, substantially in the form of Exhibit D attached hereto (a “Notice of Borrowing”), (1) in the case of Borrowings denominated in Dollars, (x) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) one (1) Business Day prior to the requested date of each Base Rate Borrowing and (y) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) three (3) Business Days prior to the requested date of each SOFR Borrowing or (2) in the case of Borrowings denominated in Canadian Dollars, (x) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) one (1) Business Day prior to the requested date of each Canadian Prime Rate Borrowing or (y) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) three (3) Business Days prior to the requested date of each CORRA Borrowing; provided that any Notice of Borrowing with respect to a SOFR Borrowing to be made on the Closing Date may be given not later than 12:00 p.m. (or such later time as the Administrative Agent may reasonably agree), one (1) Business Day prior to the date of the proposed Borrowing, which notice may be subject to the effectiveness of this Agreement. Each Notice of Borrowing shall be irrevocable (other than any Notice of Borrowing that states that such notice is conditioned upon the occurrence of one or more events specified therein) and shall specify (i) whether the Borrower is requesting a Term Borrowing or a Revolving Loan Borrowing, (ⅱ) the Agreed Currency (in the case of a Revolving Loan Borrowing) and the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) the Type of such Loan comprising such Borrowing and (iv) in the case of a SOFR Borrowing or CORRA Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Term Borrowing shall consist entirely of Base Rate Loans or SOFR Loans, as the Borrower may request. Each Revolving Loan Borrowing shall consist entirely of (i) in the case of Borrowings in Dollars, Base Rate Loans or SOFR Loans, and (ii) in the case of Borrowings in a Canadian Dollars, CORRA Loans or Canadian Prime Rate Loans, as the Borrower may request. The aggregate principal amount of each SOFR Borrowing and CORRA Borrowing shall not be less than $500,000 or a larger multiple of $100,000, and the aggregate principal amount of each Base Rate Borrowing and Canadian Prime Rate Borrowing shall not be less than $250,000, or a larger multiple of $100,000 (or, in each case, such lesser amount (i) as agreed to by the Administrative Agent (which agreement shall not be unreasonably withheld, conditioned or delayed) or (ii) if such amount constitutes the remaining Aggregate Revolving Commitment Amount); provided that Base Rate Loans made pursuant to Section 2.4 and Base Rate Loans and Canadian Prime Rate Loans made pursuant to Section 2.22(d) may in each case be made in lesser amounts as provided therein. Promptly following the receipt of a Notice of Borrowing in accordance herewith, the Administrative Agent shall advise each applicable Lender of the details thereof and the amount of such Lender’s Loan to be made as part of the requested Borrowing. If no election as to the currency of a Revolving Loan Borrowing is specified, then the requested Revolving Loan Borrowing shall be made in Dollars. If no election as to the Type of a Borrowing is specified, then the requested Borrowing shall be a SOFR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested (or deemed requested) SOFR Borrowing or CORRA Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.3, prior to a Benchmark Transition Event with respect to (x) Term SOFR, a Loan bearing interest based on Daily Simple SOFR or (y) Term CORRA, a Loan bearing interest based on Daily Simple CORRA (it being understood and agreed that Daily Simple SOFR and Daily Simple CORRA shall only apply to the extent provided in Section 2.16).

(b)
At no time shall the total number of SOFR Borrowings and CORRA Borrowings outstanding at any time exceed ten (10).
Section 7.4
Swingline Commitment

.

(a)
Subject to the terms and conditions set forth herein, the Swingline Lender shall make Swingline Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Aggregate Revolving Commitment Amount and the aggregate Revolving Credit Exposures of all Lenders; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.
(b)
The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing, substantially in the form of Exhibit E attached hereto (a “Notice of Swingline Borrowing”), prior to 12:00 p.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify (i) the principal amount of such Swingline Borrowing, (ii) the date of such Swingline Borrowing (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Borrowing should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. The aggregate principal amount of each Swingline Loan shall not be less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 2:00 p.m. on the requested date of such Swingline Borrowing.
(c)
The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Borrowing to the Administrative Agent requesting the Revolving Lenders (including the Swingline Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Revolving Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will be used solely for the repayment of such Swingline Loan.
(d)
If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Revolving Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Revolving Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender.
(e)
Each Revolving Lender’s obligation to make a Base Rate Loan pursuant to subsection (c) of this Section or to purchase participating interests pursuant to subsection (d) of this Section shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Revolving Lender’s Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by any Loan Party, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with accrued interest thereon for each day from the date of demand thereof (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. Until such time as such Revolving Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Revolving Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans and any other amounts due to it hereunder to the Swingline Lender to fund the amount of such Revolving Lender’s participation interest in such Swingline Loans that such Revolving Lender failed to fund pursuant to this Section, until such amount has been purchased in full.
Section 7.5
[Reserved]

.

Section 7.6
Funding of Borrowings

.

(a)
Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 11:00 a.m. to the Administrative Agent at the Payment Office; provided that the Swingline Loans will be made as set forth in Section 2.4. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date (or, if such proposed date is the Closing Date, promptly after the applicable conditions in Sections 3.1 and 3.2 have been satisfied (or waived by the Required Lenders or Required Revolving Lenders, as applicable)), to an account maintained by the Borrower with the Administrative Agent or, at the Borrower’s option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.
(b)
Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon the

Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.
(c)
All Borrowings shall be made by the applicable Lenders on the basis of their respective applicable Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.
Section 7.7
Interest Elections

.

(a)
Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type (but not, for the avoidance of doubt, into a different Agreed Currency) or to continue such Borrowing, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)
To make an election pursuant to this Section, the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Borrowing that is to be converted or continued, as the case may be, substantially in the form of Exhibit F attached hereto (a “Notice of Conversion/Continuation”) (x) prior to 12:00 p.m. one (1) Business Day prior to the requested date of a conversion into a Base Rate Borrowing or Canadian Prime Rate Borrowing and (y) prior to 12:00 p.m. three (3) Business Days prior to a continuation of or conversion into a SOFR Borrowing or a CORRA Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable (other than any Notice of Conversion/Continuation that states that such notice is conditioned upon the occurrence of one or more events specified therein) and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing, a SOFR Borrowing, a CORRA Borrowing or a Canadian Prime Rate Borrowing, and (iv) if the resulting Borrowing is to be a SOFR Borrowing or CORRA Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period”. If any such Notice of Conversion/Continuation requests a SOFR Borrowing or CORRA Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for SOFR Borrowings, Base Rate Borrowings, CORRA Borrowings and Canadian Prime Rate Borrowings set forth in Section 2.3.
(c)
If, on the expiration of any Interest Period in respect of any SOFR Borrowing or CORRA Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation,

then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to continue such Borrowing to a SOFR Borrowing or CORRA Borrowing, as applicable, with a one-month term. No conversion of any SOFR Loan or CORRA Loan shall be permitted except on the last day of the Interest Period in respect thereof.
(d)
Upon receipt of any Notice of Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)
Notwithstanding any contrary provision hereof, an outstanding Borrowing may be continued as a SOFR Borrowing or CORRA Borrowing regardless of whether a Default or Event of Default (other than a Specified Event of Default) shall have occurred and be continuing unless the applicable Loans have been accelerated pursuant to Section 8.1.
Section 7.8
Optional Reduction and Termination of Commitments

.

(a)
Unless previously terminated, (ⅰ) all Revolving Commitments, Swingline Commitments and LC Commitments shall terminate on the Revolving Commitment Termination Date and (ⅱ) the Term Loan Commitments shall be automatically reduced to $0 upon the funding of the Initial Term Loans on the Closing Date.
(b)
Upon at least one (1) Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable; provided that a notice of commitment reduction under this Section 2.8(b) may, to the extent delivered in connection with a termination of the Aggregate Revolving Commitments in whole, state that such notice is conditional upon the occurrence of one or more events specified therein, in which case such notice of commitment termination may be rescinded by the Borrower (by notice to the Administrative Agent on or prior to the specified date of termination) if such condition is not satisfied), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole, in each case without penalty or premium; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section shall be in an amount of at least $1,000,000 and any larger multiple of $500,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment Amount below the principal amount of the Swingline Commitment and the LC Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment and the LC Commitment.
(c)
The Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, and in such event the provisions of Section 2.21(e) will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that, before and after giving effect to such termination the aggregate outstanding Revolving Credit Exposure of all Lenders may not exceed the Aggregate Revolving Commitment Amount; provided, further, that such termination will not be deemed to be a waiver or release of any claim that the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender.

Section 7.9
Repayment of Loans

.

(a)
Term Loans.
(i)
The Borrower shall repay to the Administrative Agent, in Dollars, for the ratable account of the Term Lenders with outstanding Initial Term Loans (A) on the last Business Day of each March, June, September and December, commencing with September 30, 2026, an aggregate principal amount equal to 0.25% of the original principal amount of the Initial Term Loans made on the Closing Date (or, after the incurrence of any Term Loan Increase incurred after the Closing Date that will constitute part of the same Class as the Initial Term Loans, an amount equal to the sum of (1) the Modified Amortization Percentage of the aggregate principal amount of Initial Term Loans outstanding immediately prior to giving effect to such incurrence and (2) the Modified Amortization Percentage of the aggregate principal amount of such Term Loan Increase) (which payments shall be adjusted from time to time as a result of the application of prepayments in accordance with Sections 2.11, 2.12 and 10.2), together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment and (B) on the Term Facility Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date, together, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(ii)
In connection with any Term Loan Increase incurred after the Closing Date that will constitute part of the same Class as the Initial Term Loans, without the consent of any other Loan Party or Lender, the Borrower and the Administrative Agent may effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to reflect the Modified Amortization Percentage as set forth in Section 2.9(a)(i) above. The immediately preceding sentence of this Section 2.9(a)(ii) shall supersede any provision in Section 10.2 to the contrary.
(iii)
Any mandatory prepayment of Initial Term Loans (and any other Term Loans that share such mandatory prepayments on a pro rata basis (or, if applicable, a less than pro rata basis)) pursuant to Section 2.12(a) and (b) shall be applied so that the aggregate amount of such prepayment is allocated among each applicable Class of such Term Loans pro rata (or, if applicable, by such other rate) based on the aggregate principal amount of such outstanding Term Loans (except that any mandatory prepayment with Net Proceeds described in clause (b) of the definition of “Net Proceeds” shall be subject to Sections 2.27 and 2.28 or, if such Net Proceeds are in respect of Credit Agreement Refinancing Indebtedness consisting of Refinancing Facilities in respect of Term Loans, subject to the requirements of the definition of “Credit Agreement Refinancing Indebtedness”, in each case, to the extent applicable), irrespective of whether such outstanding Term Loans are Base Rate Loans or SOFR Loans, with the application of such mandatory prepayment within each Class of Term Loans applied to the remaining installments of such Class as directed by the Borrower and, in the absence of such direction, in direct order of maturity (except that any mandatory prepayment with Net Proceeds described in clause (b) of the definition of “Net Proceeds” shall be applied to such remaining installments in direct order of maturity). Prior to the repayment of any Term Loan, the Borrower may select the Borrowing or Borrowings to be repaid (subject to the foregoing) and shall notify the Administrative Agent by written notice (or telephonic notice promptly confirmed in writing) of such selection (ⅰ) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) one Business Day before the scheduled date of such repayment of each Base Rate Borrowing and (y) prior to 12:00 p.m. (or such later time as the Administrative Agent may reasonably permit) three (3) Business Days prior to the scheduled date of such repayment of each SOFR Borrowing. Any optional prepayments of the Term Loans pursuant to Section 2.11 shall be applied to the remaining installments of the applicable Term Loans as the Borrower may direct under the applicable Class or Classes of Term Loans as the Borrower may direct or, in the absence of any such direction, in direct order of maturity.
(b)
The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest thereon) on the Revolving Commitment Termination Date.
Section 7.10
Evidence of Indebtedness

.

(a)
Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Commitments of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and, in the case of each SOFR Loan and CORRA Loan, the Interest Period applicable thereto, (iii) the date of any continuation of any Loan pursuant to Section 2.7, (iv) the date of any conversion of all or a portion of any Loan to another Type pursuant to Section 2.7, (v) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender’s Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.
(b)
This Agreement evidences the obligation of the Borrower to repay the Loans and is being executed as a “noteless” credit agreement. However, at the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form consistent with Exhibit B and/or Exhibit C hereto, as applicable, or otherwise reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.
Section 7.11
Optional Prepayments

. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty (other than as required by Section 2.14(f)), by giving written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than (i) in the case of any prepayment of any SOFR Borrowing, 12:00 p.m. not less than three (3) Business Days prior to the date of such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, 12:00 p.m. not less than one (1) Business Day prior to the date of such prepayment, (iii) the case of any prepayment of any CORRA Borrowing, 12:00 p.m. not less than three (3) Business Days prior to the date of such prepayment, (iv) in the case of any prepayment of any Canadian Prime Rate Borrowing, 12:00 p.m. not less than one (1) Business Day prior to the date of such prepayment and (v) in the case of any prepayment of any Swingline Borrowing, prior to 1:00 p.m. on the date of such prepayment or, in each case such shorter period as the Administrative Agent may agree (such agreement not to be unreasonably withheld, conditioned or delayed). Each such notice shall be irrevocable (but may be conditioned upon the consummation of another transaction) and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender’s Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.13(d); provided that if a SOFR Borrowing or CORRA Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.19. Each partial prepayment of any Loan (other than a Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type pursuant to Section 2.3 or, in the case of a Swingline Loan, pursuant to Section 2.4 (or, in each case, such lesser amount to the extent outstanding). Each prepayment of a Borrowing shall be applied ratably to the Loans comprising such Borrowing and, in the case of Term Loans, shall be applied to the remaining installments thereof as directed by the Borrower or, in the absence of such direction, in direct order of maturity.

Section 7.12
Mandatory Prepayments

.

(a)
Subject to Section 2.12(c), the Borrower shall apply 100% of all Net Proceeds promptly upon (and in any event within five (5) Business Days after or, with respect to Net Proceeds described in clause (b) of the definition of “Net Proceeds”, within one (1) Business Day after) receipt thereof by Parent or any Restricted Subsidiary to prepay Initial Term Loans in accordance with Section 2.9(a)(iii); provided that, with respect to Net Proceeds consisting of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the Borrower may use a portion of such Net Proceeds to prepay or repurchase Pari Passu Lien Debt (to the extent required by the terms of such Pari Passu Lien Debt) in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Pari Passu Lien Debt and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Lien Debt and the outstanding principal amount of Initial Term Loans.
(b)
Subject to Section 2.12(c), within five (5) Business Days after financial statements have been delivered pursuant to Section 5.1(a) and the related Compliance Certificate has been delivered pursuant to Section 5.1(c) for any Excess Cash Flow Period, the Borrower shall prepay an aggregate principal amount of Initial Term Loans equal to (i) the Applicable ECF Percentage of Excess Cash Flow for such Excess Cash Flow Period less (ii) the sum of, without duplication, (a) the aggregate principal amount of Initial Term Loans prepaid pursuant to Section 2.11, (b) the aggregate principal amount of Revolving Loans prepaid pursuant to Section 2.11 to the extent the Revolving Commitments are correspondingly permanently reduced pursuant to Section 2.8, (c) Capital Expenditures made in cash and Capitalized Software Expenditures made in cash, (d) cash amounts paid in connection with Permitted Acquisitions or other Investments (other than Investments in cash or cash equivalents and intercompany Investments in a Loan Party) permitted under this Agreement and (e) cash Restricted Payments (other than Restricted Payments paid to a Loan Party or any Restricted Subsidiary) permitted under this Agreement, in the case of each of clauses (a) – (e) above, during such Excess Cash Flow Period or after the end of such Excess Cash Flow Period but before the prepayment under this Section 2.12(b) for such period is due and only to the extent (1) such payments, expenditures and other amounts were not funded with the proceeds of long-term Indebtedness (other than Revolving Loans), (2) without duplication of any related expenses or other items reducing Excess Cash Flow in the calculation thereof for such Excess Cash Flow Period and (3) without duplication of any such payment, expenditure or other amount that reduced the prepayment required by this Section 2.12(b) in respect of a prior Excess Cash Flow Period; provided that the prepayment required by this Section 2.12(b) in respect of any Excess Cash Flow Period shall be due only if the amount of such prepayment for such Excess Cash Flow Period is greater than $20,000,000 (and then only to the extent exceeding such amount); provided, further, that (without duplication of amounts reducing Excess Cash Flow pursuant to the definition thereof for such Excess Cash Flow Period) the Borrower may use a portion of Excess Cash Flow for such Excess Cash Flow Period to prepay or repurchase Pari Passu Lien Debt (to the extent required by the terms of such Pari Passu Lien Debt) in an amount not to exceed the product of (x) the amount of the prepayment required by this Section 2.12(b) in respect of any Excess Cash Flow Period, without giving effect to this proviso, multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Pari Passu Lien Debt and the denominator of which is the sum of the outstanding principal amount of such Pari Passu Lien Debt and the outstanding principal amount of Initial Term Loans.
(c)
Anything contained herein to the contrary notwithstanding, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower is required to make any Waivable Mandatory Prepayment, the Borrower shall notify Administrative Agent of the amount subject to such prepayment requirement, and Administrative Agent will promptly thereafter notify each Lender holding an applicable outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, to accept the Waivable Mandatory Prepayment). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment less the amount of the Declined Amounts, which amount shall be applied by the Administrative Agent to prepay the applicable Term Loans of those Lenders that have elected to accept such Waivable Mandatory Prepayment (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in the applicable Class(es) of Term Loans in accordance with Section 2.9(a)(iii)), and thereafter, the Borrower may retain the portion of the Waivable Mandatory Prepayment that would have otherwise been payable to those Lenders that have elected to exercise such option and decline such Waivable Mandatory Prepayment (such declined amounts, the “Declined Amounts”). Such Declined Amounts retained by the Borrower may be used for any purpose not otherwise prohibited by this Agreement.
(d)
If at any time the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, as reduced pursuant to Section 2.8 or otherwise, the Borrower shall within one (1) Business Day after receipt of written notice from the Administrative Agent repay the Swingline Loans and the Revolving Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each such prepayment shall be applied as follows: first, to the Swingline Loans to the full extent thereof; second, to the Base Rate Loans and Canadian Prime Rate Loans (ratably) to the full extent thereof; and third, to the SOFR Loans and CORRA Loans (ratably) to the full extent thereof. If, after giving effect to prepayment of all Swingline Loans and Revolving Loans, the aggregate Revolving Credit Exposure of all Lenders exceeds the Aggregate Revolving Commitment Amount, the Borrower shall Cash Collateralize their reimbursement obligations with respect to all Letters of Credit in an amount equal to such excess plus any accrued and unpaid fees thereon. If at any time (including on any Revaluation Date), the Dollar Equivalent of the aggregate Revolving Credit Exposure denominated in Canadian Dollars of all Lenders exceeds the Canadian Dollar Sublimit, the Borrower shall within one (1) Business Day after receipt of written notice from the Administrative Agent repay Revolving Loans denominated in Canadian Dollars in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 2.19. Each such prepayment shall be applied as follows: first, to the Canadian Prime Rate Loans to the full extent thereof; and second, to the CORRA Loans to the full extent thereof.
Section 7.13
Interest on Loans

.

(a)
The Borrower shall pay interest on (i) each Base Rate Loan at the Base Rate plus the Applicable Margin in effect from time to time, (ii) each SOFR Loan at Term SOFR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time, (iii) each CORRA Loan at Term CORRA for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time, and (iv) each Canadian Prime Rate Loan at the Canadian Prime Rate plus the Applicable Margin in effect from time to time.
(b)
The Borrower shall pay interest on each Swingline Loan at the lesser of (i) the Base Rate plus the Applicable Margin and (ii) the Swingline Lender’s quoted rate for Swingline Loans, in each case, in effect from time to time.
(c)
Notwithstanding Section 2.13(a) or 2.13(b), automatically after a Specified Event of Default has occurred and is continuing, the Borrower shall pay interest (“Default Interest”), except to the extent owed to a Defaulting Lender, (i) with respect to all past due SOFR Loans and CORRA Loans at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for such SOFR Loans or CORRA Loans, as applicable, for the then-current Interest Period until the last day of such Interest Period, and thereafter, and (ii) with respect to all past due Base Rate Loans, Canadian Prime Rate Loans, and all other past due Obligations hereunder (other than Loans), at the rate per annum equal to 200 basis points above the otherwise applicable interest rate for Base Rate Loans.
(d)
Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans, Canadian Prime Rate Loans and Swingline Loans shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date or the Term Facility Maturity Date, as applicable. Interest on all outstanding SOFR Loans and CORRA Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any SOFR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Revolving Commitment Termination Date or the Term Facility Maturity

Date, as applicable. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.
(e)
The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.
(f)
In connection with the use or administration of any Benchmark, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.
Section 7.14
Fees

.

(a)
The Borrower shall pay (or cause to be paid) the fees in the amounts and at the times previously agreed upon by the Borrower and Parent pursuant to the Fee Letter and the Commitment Letter.
(b)
The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Percentage per annum on the daily amount of the unused Revolving Commitment of such Revolving Lender during the Availability Period. For purposes of computing such commitment fee, the Revolving Commitment of each Revolving Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure, but not Swingline Exposure, of such Revolving Lender.
(c)
The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Revolving Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Margin for SOFR Revolving Loans (in respect of Letters of Credit denominated in Dollars) or CORRA Revolving Loans (in respect of Letters of Credit denominated in Dollars) then in effect on the Dollar Equivalent of the daily amount of such Revolving Lender’s LC Exposure attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter of Credit expires or is drawn in full (including, without limitation, any LC Exposure that remains outstanding after the Revolving Commitment Termination Date) and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the Dollar Equivalent of the daily amount of the each Letter of Credit issued by such Issuing Bank (until the date that such Letter of Credit is irrevocably cancelled or Cash Collateralized, whichever is later), as well as such Issuing Bank’s standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.
(d)
Accrued fees under Sections 2.14(b) and 2.14(c) shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Commitment Termination Date (and, if later, the date the Loans and LC Exposure shall be repaid in their entirety); provided that any such fees accruing under Section 2.14(c) after the Revolving Commitment Termination Date shall be payable on demand.
(e)
Anything herein to the contrary notwithstanding, during such period as a Revolving Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to commitment fees accruing with respect to its Revolving Commitment during such period pursuant to Section 2.14(b) or letter of credit fees accruing during such period pursuant to Section 2.14(c) (in each case, without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (x) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (y) to the extent any portion of such LC Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Banks. The pro rata payment provisions of Section 2.21 shall automatically be deemed adjusted to reflect the provisions of this subsection.
(f)
In connection with any ~~Repricing~~Prepayment Transaction consummated on or prior to the date that is ~~twelve~~eighteen (~~12~~18) months after the Closing Date, the Borrower shall pay to each applicable Term Lender a fee equal to its Pro Rata Share of the ~~Repricing~~Prepayment Premium.
Section 7.15
Computation of Interest and Fees

.

Interest hereunder based on the Canadian Prime Rate and the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 7.16
Inability to Determine Interest Rates; Benchmark Replacement Setting

.

(a)
Inability to Determine Rates. Subject to paragraphs (b) through (f) below, if, prior to the commencement of any Interest Period for any SOFR Borrowing or CORRA Borrowing, as applicable:
(i)
the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that “Term SOFR” or “Term CORRA” cannot be determined pursuant to the definition thereof, or
(ii)
the Administrative Agent shall have received notice from the Required Lenders that Term SOFR, or from the Required Revolving Lenders that Term CORRA, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their SOFR Loans or CORRA Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans or CORRA Loans, as applicable, and any right of the Borrower to continue SOFR Loans or CORRA Loans or to convert Base Rate Loans to SOFR Loans or Canadian Prime Rate Loans to CORRA Loans, as applicable, shall be suspended (to the extent of the affected SOFR Loans or CORRA Loans or affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of (A) SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein or (B) the CORRA Loans (to the extent of the affected CORRA Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Canadian Base Rate Loans in the amount specified therein and (ii) any (A) outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (ii) outstanding affected CORRA Loans will be deemed to have been converted into Canadian Prime Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19. Subject to paragraphs (b) through (f) below, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” or “Term CORRA” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans and Canadian Prime Rate Loans, as applicable, shall be determined by the Administrative Agent without reference to clause (iii) of the definition of “Base Rate” or clause (a) to the proviso in the definition of “Canadian Prime Rate”, as applicable, until the Administrative Agent revokes such determination.

(b)
Benchmark Replacement.
(i)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (x) in the case of any Benchmark Replacement with respect to Loans denominated in Dollars, the Required Lenders or (y) in the case of any Benchmark Replacement with respect to Loans denominated in Canadian Dollars, the Required Revolving Lenders. If the Benchmark Replacement is Daily Simple SOFR or Daily Simple CORRA, all interest payments will be payable on a quarterly basis.
(ii)
No swap agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.16.

(c)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.16(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16
(e)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for (i) a SOFR Borrowing of, conversion to, or continuation of, SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans or (ii) a CORRA Borrowing of, conversion to, or continuation of, CORRA Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Canadian Prime Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate or Canadian Prime Rate, as applicable, based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base

Rate or Canadian Prime Rate, as applicable.
Section 7.17
Illegality

. If any Change in Law shall make it unlawful or impossible for any Lender to perform any of its obligations hereunder, to make, maintain or fund any SOFR Loan or CORRA Loan or to or to determine or charge interest rates based upon any Relevant Rate and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligation of such Lender to make Loans based on such applicable Relevant Rate, or to continue or convert outstanding Loans as or into Loans based on such Relevant Rate, shall be suspended and (ii) the Base Rate and/or the Canadian Prime Rate, as applicable, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference the components thereof based upon such applicable Relevant Rate. In the case of the making of a SOFR Borrowing or CORRA Borrowing, such Lender’s Loan shall be made as a Base Rate Loan or Canadian Prime Rate Loan, as applicable, as part of the same Borrowing and, if the affected SOFR Loan or CORRA Loan is then outstanding, such Loan shall be converted to a Base Rate Loan or Canadian Prime Rate Loan, as applicable, either (i) on the last day of the then current Interest Period applicable to such SOFR Loan or CORRA Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such SOFR Loan or CORRA Loan to such date (and in each instance the Base Rate the and Canadian Prime Rate, as applicable, shall, if necessary to avoid such illegality, bet determined by the Administrative Agent without reference the components thereof based upon such applicable Relevant Rate). Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, use reasonable efforts to designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19.

Section 7.18
Increased Costs

.

(a)
If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank;
(ii)
subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Excluded Taxes); or
(iii)
impose on any Lender or any Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation in any such Loan or Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a SOFR Loan or CORRA Loan or to increase the cost to such Lender or such Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender or such Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within thirty (30) days after receipt of such notice and demand the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender or such Issuing Bank for any such increased costs incurred or reduction suffered.

(b)
If any Lender or any Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital (or on the capital of the Parent Company of such Lender or such Issuing Bank) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Bank or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies or the policies of such Parent Company with respect to capital adequacy), then, from time to time, such Lender or such Issuing Bank may provide the Borrower (with a copy thereof to the Administrative Agent) with written notice and demand with respect to such reduced amounts, and within thirty (30) days after receipt of such notice and demand the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amounts as will compensate such Lender, such Issuing Bank or such Parent Company for any such reduction suffered.
(c)
A certificate of such Lender or such Issuing Bank setting forth the amount in reasonable detail or amounts necessary to compensate such Lender, such Issuing Bank or the Parent Company of such Lender or such Issuing Bank, as the case may be, specified in subsection (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.
(d)
With respect to any request for compensation or other payment under Sections 2.16, 2.17 or 2.18 of this Agreement, failure or delay on the part of any Lender or any Issuing Bank or other Recipient (as applicable) to demand compensation shall not constitute a waiver of such Person’s right to demand such compensation; provided that the Borrower (and the other Loan Parties) shall not be required to compensate such a Recipient for any amount incurred or reductions suffered if such Recipient notifies the Borrower in writing of the event that gives rise to such request more than nine months after such event; provided, further, that if the circumstances giving rise to such request is retroactive, then such nine-month period shall be extended to include the period of retroactive effect thereof.
Section 7.19
Funding Indemnity

. In the event of (a) the payment of any principal of a SOFR Loan or CORRA Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a SOFR Loan or CORRA Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, prepay, convert or continue any SOFR Loan or CORRA Loan on the date specified in any applicable notice (unless such notice is revocable and is revoked in accordance with its terms) or (d) any assignment to a Replacement Lender required to be made pursuant to Section 2.25, then, in any such event, the Borrower shall compensate each Lender, within thirty (30) days after written demand from such Lender (which demand must be given by such Lender promptly following the event giving rise to such compensation), for any loss, cost or expense attributable to such event (excluding, for the avoidance of doubt, any lost profits). In the case of a SOFR Loan or CORRA Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such SOFR Loan or CORRA Loan if such event had not occurred at Term SOFR or Term CORRA applicable to such SOFR Loan or CORRA Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such SOFR Loan or CORRA Loan) over (B) the amount of interest that would accrue on the principal amount of such SOFR Loan or CORRA Loan for the same period if Term SOFR or Term CORRA were set on the date such SOFR Loan or CORRA Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such SOFR Loan or CORRA Loan. A certificate as to any additional amount payable under this Section submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

Section 7.20
Taxes

.

(a)
For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and the Swingline Lender.
(b)
Any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes; provided that if any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the Borrower or other Loan Party, as applicable, shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section), the applicable Lender (or, in the case of a payment received by the Administrative Agent for its own account, the Administrative Agent) shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made.
(c)
Without duplication of any other obligation under subsection (a) of this Section, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)
Without duplication of any obligation under this Section, the Borrower shall indemnify each Recipient, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Recipient shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole determination of the Recipient result in any additional unreimbursed costs or expenses or be otherwise disadvantageous to such Recipient in the good faith exercise of its discretion. A certificate as to the amount of such payment or liability delivered to the Borrower by the applicable Recipient, setting forth in good faith and reasonable detail a description and calculation of the applicable Indemnified Taxes or Other Taxes (with a copy to the Administrative Agent in the case of a Recipient other than the Administrative Agent) shall be conclusive, absent manifest error. Notwithstanding anything to the contrary in this Section 2.20(d), no Loan Party shall be required to indemnify any Lender pursuant to this Section 2.20(d) for any incremental interest or penalties resulting from the failure of such Lender to notify the Loan Parties of such claim within nine months after the date on which such Lender receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such claim.
(e)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower or other Loan Party, as applicable, shall deliver to the Administrative Agent an original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)
Tax Forms. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(f)(ii)(A), (f)(ii)(B) and (f)(ii)(F) below) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)
Without limiting the generality of the foregoing:
(A)
Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed originals of IRS Form W-9 certifying, to the extent such Lender is legally eligible to do so, that such Lender is exempt from U.S. federal backup withholding tax.
(B)
Any Lender that is a Foreign Person shall, to the extent it is legally eligible to do so, (w) on or prior to the date such Lender becomes a Lender under this Agreement, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent documentation previously delivered by it pursuant to this Section 2.20(f)((ii)(B), and (z) from time to time upon the reasonable request by the Borrower or the Administrative Agent, deliver to the Borrower and the Administrative Agent, two of whichever of the following is applicable:

(1)
if such Lender is claiming eligibility for benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (y) with respect to any other applicable payments under any Loan Document, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)
duly executed originals of IRS Form W-8ECI, or any successor form thereto, certifying that the payments received by such Lender are effectively connected with such Lender’s conduct of a trade or business in the United States;
(3)
if such Lender is claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, duly executed originals of IRS Form W-8BEN or W-8BEN-E, or any successor form thereto, together with a certificate substantially in the form of Exhibit H-1 (a “U.S. Tax Compliance Certificate”) upon which such Lender certifies that (1) such Lender is not a bank for purposes of Section 881(c)(3)(A) of the Code, (2) such Lender is not a 10% shareholder of the Borrower within the meaning of Section 871(h)(3) or Section 881(c)(3)(B) of the Code, (3) such Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Section 881(c)(3)(C) of the Code, and (4) no payments under any Loan Document are effectively connected with a U.S. trade or business conducted by such Lender; or
(4)
if such Lender is not the beneficial owner (for example, a partnership or a participating Lender), duly executed originals of IRS Form W-8IMY, or any successor form thereto, accompanied by IRS Form W-9, IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or H-3, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and is not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct or indirect partner(s).
(C)
Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
(D)
If the Administrative Agent is a U.S. Person, it shall deliver to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement with two duly completed copies of IRS Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Borrower on or prior to the date on which it becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower):
(1)
two executed copies of IRS Form W-8ECI with respect to any amounts payable to the Administrative Agent for its own account; and
(2)
two executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations).
(E)
Each Lender and the Administrative Agent agree that if any documentation it previously delivered under this Section 2.20(f) expires or becomes obsolete or inaccurate in any respect, it shall promptly deliver to the Borrower and the Administrative Agent (in the case of a Lender) updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent (in the case of a Lender)) or notify the Borrower and the Administrative Agent (in the case of a Lender) in writing of its ineligibility to do so.
(F)
If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent (in the case of a Lender) at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent (in the case of a Lender) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent (in the case of a Lender) as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for the purposes of this Section 2.20(f)(ii)(F), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(G)
Notwithstanding anything to the contrary in this Section 2.20(f), no Recipient shall be required to provide any documentation that such Recipient is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.20(f).
(g)
Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Section 7.21
Payments Generally; Pro Rata Treatment; Sharing of Set-offs

.

(a)
The Borrower shall make each payment required to be made hereunder (whether of principal, interest, fees, premiums or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) prior to 2:00 p.m. on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes, except as required by applicable law. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Banks or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.18, 2.19, 2.20 and 10.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. Except with respect to principal of and interest on Loans, and reimbursement of LC Disbursements, denominated in Canadian Dollars, the Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.18, 2.19 or 2.20, or otherwise) in Dollars. All payments with respect to principal and interest on Loans, and reimbursement of LC Disbursements, denominated in Canadian Dollars shall be made in Canadian Dollars.
(b)
If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied as follows: first, to all fees and reimbursable expenses of the Administrative Agent then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Banks then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Banks based on their respective pro rata shares of such fees and expenses; third, to all interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective pro rata shares of such interest and fees; and fourth, to all principal of the Loans and unreimbursed LC Disbursements then due and payable hereunder, pro rata to the parties entitled thereto based on their respective pro rata shares of such principal and unreimbursed LC Disbursements.
(c)
If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans and accrued interest and fees thereon than the proportion received by any other applicable Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans, as applicable, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Loans or participations in LC Disbursements or Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Letters of Credit to any assignee or participant. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)
Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the

Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)
Notwithstanding anything herein to the contrary, any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, reimbursement of LC Disbursements, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the Revolving Commitment Termination Date or the Term Facility Maturity Date, as applicable, at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks and the Swingline Lender under this Agreement; third, to the payment of interest due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to the payment of principal and unreimbursed LC Disbursements then due and payable to the Lenders hereunder that are not Defaulting Lenders, ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the Lenders hereunder that are not Defaulting Lenders; and seventh, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
Section 7.22
Letters of Credit

.

(a)
During the Availability Period, each Issuing Bank, in reliance upon the agreements of the other Revolving Lenders pursuant to subsections (d) and (e) of this Section, will issue, at the request of the Borrower, Letters of Credit denominated in any Agreed Currency for the account of the Borrower or any other Loan Party or Restricted Subsidiary of the Borrower (provided that any Letter of Credit may be issued for the joint and several account of the Borrower, another Loan Party and/or a Restricted Subsidiary of the Borrower; provided further that to the extent any such Restricted Subsidiary is not a Loan Party, such Letter of Credit shall be deemed an Investment in such Restricted Subsidiary and shall only be required to be issued so long as such Investment is permitted hereunder) on the terms and conditions hereinafter set forth; provided that (i) each Letter of Credit shall expire on the earlier of (A) the date one year after the date of issuance of such Letter of Credit (or, in the case of any renewal or extension thereof (which may occur automatically), one year after the date such renewal or extension becomes effective, so long as (x) the Borrower and the applicable Issuing Bank have the option to prevent such renewal or extension prior to the effectiveness thereof and (y) neither the applicable Issuing Bank nor the Borrower shall permit any such renewal or extension to extend any Letter of Credit beyond the date set forth in clause (B) below) and (B) the date that is five (5) Business Days prior to the Revolving Commitment Termination Date (unless Cash Collateralized or otherwise backstopped in a manner reasonably acceptable to the applicable Issuing Bank (including by “grandfathering” on terms reasonably acceptable to the applicable Issuing Bank of the applicable letters of credit into a future credit facility)); (ii) each Letter of Credit shall be in a stated amount of at least $100,000 (or such lesser amount as the applicable Issuing Bank shall agree); (iii) the Borrower may not request any Letter of Credit if, after giving effect to such issuance, (A) the aggregate LC Exposure would exceed the LC Commitment, (B) the aggregate Revolving Credit Exposure of all Revolving Lenders would exceed the Aggregate Revolving Commitment Amount, (C) in the case of Letters of Credit to be denominated in Canadian Dollars, the aggregate Revolving Credit Exposure of all Revolving

Lenders denominated in Canadian Dollars would exceed the Canadian Dollar Sublimit or (D) the amount of such Letter of Credit, when added to the amount of Letters of Credit issued by the applicable Issuing Bank and outstanding at such time, would exceed the LC Sublimit of such Issuing Bank; and (iv) notwithstanding anything herein to the contrary, unless separately agreed with the Borrower, no Issuing Bank shall be required to issue any commercial Letters of Credit hereunder. Each Revolving Lender shall be deemed to have purchased, and hereby irrevocably and unconditionally purchases from the relevant Issuing Bank without recourse a participation in each Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit on the date of issuance. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Revolving Lender by an amount equal to the amount of such participation.
(b)
To request the issuance of a Letter of Credit denominated in any Agreed Currency (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the applicable Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance (or such shorter period as the applicable Issuing Bank may agree) specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, renewed or extended, as the case may be), the expiration date of such Letter of Credit, the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the applicable Issuing Bank shall reasonably approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the applicable Issuing Bank shall reasonably require; provided that in the event of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.
(c)
At least two (2) Business Days prior to the issuance of any Letter of Credit, the applicable Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice, and, if not, the applicable Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Bank has received notice from the Administrative Agent, on or before the Business Day immediately preceding the date the applicable Issuing Bank is to issue the requested Letter of Credit, directing the applicable Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in subsection (a) of this Section or that one or more conditions specified in Article III are not then satisfied, then, subject to the terms and conditions hereof, the applicable Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the applicable Issuing Bank’s usual and customary business practices.
(d)
The applicable Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the applicable Issuing Bank has made or will make a LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Bank and the Revolving Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the applicable Issuing Bank, in the currency of such LC Disbursement, for any LC Disbursements paid by the applicable Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind, and notwithstanding that a Letter of Credit may have been issued in support of any obligations of, or for the account of, another Loan Party and/or a Restricted Subsidiary of the Borrower. Unless the Borrower shall have notified the applicable Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the applicable Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting the Revolving Lenders to make a Revolving Base Rate Loan or Revolving Canadian Prime Rate Loan, as applicable, on the date on which such drawing is honored in an exact amount due to the applicable Issuing Bank; provided that for purposes solely of such Borrowing, the conditions precedent set forth in Section 3.2 hereof shall not be applicable. The Administrative Agent shall notify the Revolving Lenders of such Borrowing in accordance with Section 2.3, and each Revolving Lender shall make the proceeds of its Revolving Base Rate Loan or Revolving Canadian Prime Rate Loan, as applicable, included in such Borrowing available to the Administrative Agent for the account of the applicable Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for such LC Disbursement.
(e)
If for any reason a Revolving Base Rate Borrowing or Revolving Canadian Prime Rate Borrowing, as applicable, may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Revolving Lender (other than the applicable Issuing Bank) shall be obligated to fund the participation that such Revolving Lender purchased pursuant to subsection (a) of this Section, in the currency of the applicable LC Disbursement, in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Borrowing should have occurred. Each Revolving Lender’s obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right that such Revolving Lender or any other Person may have against the applicable Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any Subsidiary, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Revolving Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the applicable Issuing Bank. Whenever, at any time after the applicable Issuing Bank has received from any such Revolving Lender the funds for its participation in a LC Disbursement, the applicable Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the applicable Issuing Bank, as the case may be, will distribute to such Revolving Lender its Pro Rata Share of such payment; provided that if such payment is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Revolving Lender will return to the Administrative Agent or the applicable Issuing Bank any portion thereof previously distributed by the Administrative Agent or the applicable Issuing Bank to it.
(f)
To the extent that any Revolving Lender shall fail to pay any amount required to be paid pursuant to subsection (d) or (e) of this Section on the due date therefor, such Revolving Lender shall pay interest to the applicable Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided that if such Revolving Lender shall fail to make such payment to the applicable Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Revolving Lender shall be obligated to pay interest on such amount at the rate set forth in Section 2.13(c).
(g)
If any Event of Default shall occur and be continuing, on the second (2nd) Business Day after the date on which the Borrower receives written notice from the Administrative Agent or the Required Revolving Lenders demanding that the Borrower’s reimbursement obligations with respect to the Letters of Credit be Cash Collateralized pursuant to this subsection, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the applicable Issuing Bank and the Revolving Lenders, an amount in cash equal to 103% of the aggregate LC Exposure of all Revolving Lenders as of such date plus any accrued and unpaid fees thereon; provided that such obligation to Cash Collateralize the reimbursement obligations of the Borrower with respect to the Letters of Credit shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default described in Section 8.1(h) or 8.1(i). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Borrower agrees to execute any documents and/or certificates reasonably required to effectuate the intent of this subsection. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it had not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Commitments and Loans has been accelerated, with the consent of the Required Revolving Lenders, be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents. If the Borrower is required to Cash Collateralize its reimbursement obligations with respect to the Letters of Credit as a result of the occurrence of an Event of Default, such Cash Collateral so posted (to the extent not so applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(h)
Upon the request of any Revolving Lender or the Borrower, but no more frequently than quarterly, the applicable Issuing Bank shall deliver (through the Administrative Agent) to each Revolving Lender and the Borrower a report describing the aggregate Letters of Credit then outstanding. Upon the request of any Revolving Lender from time to time, the applicable Issuing Bank shall deliver to such Revolving Lender any other information reasonably requested by such Revolving Lender with respect to each Letter of Credit then outstanding.
(i)
The Borrower’s obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:
(i)
any lack of validity or enforceability of any Letter of Credit or this Agreement;
(ii)
the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Revolving Lender (including the applicable Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;
(iii)
any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;
(iv)
payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document to the applicable Issuing Bank that does not comply with the terms of such Letter of Credit;
(v)
any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrower’s obligations hereunder; or
(vi)
the existence of a Default or an Event of Default.

Neither the Administrative Agent, any Issuing Bank, any Revolving Lender nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any actual direct damages (as opposed to special, indirect (including claims for lost profits or other consequential damages), or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank’s failure to exercise due care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the applicable Issuing Bank (as finally determined by a court of competent jurisdiction), the applicable Issuing Bank shall be deemed to have exercised due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)
Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued and subject to applicable laws, (i) each standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98), International Chamber of Commerce Publication No. 590 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued), (ii) each documentary Letter of Credit shall be governed by the Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 (or such later revision as may be published by the International Chamber of Commerce on any date any Letter of Credit may be issued) and (iii) the Borrower shall specify the foregoing in each letter of credit application submitted for the issuance of a Letter of Credit.
(k)
Any Issuing Bank may resign as an “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Revolving Lenders and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank with an LC Sublimit (or, in the case of a successor that is an existing Issuing Bank, willing to increase its LC Sublimit) in an amount equal to the resigning Issuing Bank’s LC Sublimit, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights, duties and LC Sublimit (or such other Issuing Banks so increasing their LC Sublimits), by written notice to the Borrower, the Administrative Agent, and each Revolving Lender. Upon the effectiveness of any such resignation and appointment or increase, Schedule I shall automatically be deemed amended accordingly. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.14(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit.
Section 7.23
Incremental Credit Extensions

.

(a)
The Borrower may at any time or from time to time after the Closing Date, by notice to the Administrative Agent, request (i) an increase in the principal amount of Term Loan Commitments of any then existing Class of Term Loans (a “Term Loan Increase”) or the establishment of a new Class of Term Loan Commitments (collectively with any Term Loan Increase, the “Incremental Term Commitments”; and the Term Loans made in respect of Incremental Term Commitments, the “Incremental Term Loans”) and/or (ii) one or more increases in the principal amount of the then existing Revolving Commitments (each, a “Revolving Commitment Increase” and, collectively with any Incremental Term Commitments, the “Incremental Commitments”; and the loan facilities established hereunder in respect of such Incremental Commitments, each, an “Incremental Facility”), in each case, in Dollars and in an aggregate principal amount not to exceed the Incremental Cap (assuming for such purposes that the full amount of any Revolving Commitment Increase being established at such time was fully drawn).
(b)
On the applicable effective date of any Incremental Amendment (including through any Term Loan Increase or Revolving Commitment Increase, as applicable), (i) each Incremental Term Lender shall become a Lender hereunder with respect to the Incremental Term Commitment of the applicable Class and the Incremental Term Loans made pursuant thereto and (ii) each Incremental Revolving Lender shall become a Lender hereunder with respect to the Revolving Commitment Increase of the applicable Class and the Revolving Loans made pursuant thereto.
(c)
No Lender (or any successor thereto) shall have any obligation, express or implied, to provide any portion of any requested Incremental Commitment, and any decision by a Lender to provide any portion of any such Incremental Commitment shall be made in its sole discretion independently from any other Lender. The Borrower shall provide at least ten (10) Business Days’ written notice to the Administrative Agent (who shall promptly provide a copy of such notice to each existing Term Lender) of any proposal to establish an Incremental Term Commitment. The Borrower shall also specify any fees offered to those lenders that agree to provide any Incremental Term Commitment in respect of such commitment, which fees may be variable based upon the amount any such lender is willing to provide. Each existing Term Lender shall have the right to provide all, but not less than all, of its ratable share of such Incremental Term Commitment, on the same terms and conditions as the other Incremental Term Lenders. Such ratable share shall be determined based (x) in the case of a Term Loan Increase, on such existing Term Lender’s existing Pro Rata Share of the then existing Class of Term Loans being so increased and (y) in the case of a new Class of Term Loan Commitments, on such existing Term Lender’s existing Pro Rata Share of all then existing Classes of Term Loans. Each existing Term Lender shall as soon as practicable, and in any case within five (5) Business Days following receipt of such notice, specify in a written notice to the Borrower and the Administrative Agent whether it is willing to provide such ratable share of such Incremental Term Commitment. If any existing Term Lender shall fail to so notify the Borrower and the Administrative Agent in writing within five (5) Business Days after receipt of such notice, such existing Term Lender shall be deemed to have declined to do so provide such ratable share. Except as otherwise set forth in this Section 2.23, only the consent of the Incremental Lenders, and not the consent of any existing Lender, shall be required to establish an Incremental Commitment. In respect of any requested Incremental Facility, the Borrower may or, as set forth above in this clause (c), shall, accept some or all of the Incremental Commitments offered by existing Lenders (the “Increasing Lenders”) or may designate new lenders (subject in each case (including, for the avoidance of doubt, with respect to Increasing Lenders) to the approval of the Administrative Agent, the Swingline Lender and each Issuing Bank, in each case, only to the extent that such consent would be required under Section 10.4(b)(iii) if the Loans or Commitments, as applicable, established by such Incremental Amendment had been obtained by such Incremental Lender by way of assignment) as additional Lenders hereunder in accordance with this Section (such new Lenders, the “Additional Lenders”, and together with the Increasing Lenders, each, an “Incremental Revolving Lender” or “Incremental Term Lender”, as applicable, and, collectively, the “Incremental Lenders”).
(d)
The effectiveness of any Incremental Commitments and Incremental Facility shall be subject only to the satisfaction of each of the following conditions, together with any other conditions set forth in the applicable instrument of joinder or amendment to this Agreement (an “Incremental Amendment”):
(i)
immediately before and after giving effect to any proposed Incremental Facility (determined, in the case of any Incremental Facility that is to be used to fund a Limited Condition Transaction, as of the LCT Test Date (other than the determination of whether any Specified Event of Default shall have occurred and be continuing, which shall be determined as of the date such Limited Condition Transaction is consummated)), no Event of Default (or, in the case of any Incremental Facility that is to be used to fund a Permitted Acquisition or other Investment permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, no Specified Event of Default) shall have occurred and be continuing;

(ii)
the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately before and after giving effect to any proposed Incremental Facility (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) as of such earlier date); provided that in the case of any Incremental Facility that is to be used to fund a Permitted Acquisition or other Investment permitted by this Agreement, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing, the condition set forth in this clause (ⅱ) may be satisfied with respect only to the Specified Representations and customary “specified acquisition agreement representations”; and
(iii)
delivery to the Administrative Agent of each of the following documents:
(A)
an executed copy of an Incremental Amendment executed by the Borrower and each Incremental Lender and setting forth such Incremental Commitments of such Incremental Lenders;
(B)
to the extent reasonably required by the Administrative Agent after consultation with the Borrower, legal opinions and authorizing resolutions, in each case, with respect to such Incremental Facility and consistent with those delivered on the Closing Date, other than changes to such legal opinions resulting from a change in law or change in fact;
(C)
a certificate of the Borrower signed by a Responsible Officer, in form and substance reasonably acceptable to the Administrative Agent, certifying that each of the conditions in clauses (d)(ⅰ) and (d)(ⅱ) of this Section has been satisfied; and
(D)
to the extent requested by any Incremental Lender, executed promissory notes evidencing such Incremental Facility, issued by the Borrower in accordance with Section 2.10.

Upon the effectiveness of any Incremental Facility, the Loans, Commitments and Pro Rata Share of each Lender will be adjusted, as applicable, to give effect to such Incremental Facility, and Schedule I shall automatically be deemed amended accordingly.

(e)
The terms, provisions and documentation of Incremental Term Loans and Incremental Term Commitments or Revolving Commitment Increases, as the case may be, of any Class shall, except as otherwise set forth below, be as agreed between the Borrower and the applicable Incremental Lenders providing such Incremental Commitments. In any event:
(i)
With respect to Revolving Commitment Increases and Term Loan Increases:
(A)
(1) any Revolving Commitment Increase provided pursuant to this Section shall be on terms and conditions (including pricing, maturity and amortization, but excluding upfront fees) and pursuant to documentation, in each case, identical to those applicable to the Revolving Commitments of such Class outstanding immediately prior to such incurrence, and such Revolving Commitment Increase shall constitute an increase in the aggregate principal amount of the applicable Class and (2) any Term Loan Increase provided pursuant to this Section shall be on terms and conditions (including pricing and maturity but excluding upfront fees) and pursuant to documentation, in each case, identical to those applicable to the Term Loans of such Class outstanding immediately prior to such incurrence, and such Term Loan Increase shall constitute an increase in the aggregate principal amount of the applicable Class;
(B)
obligations in respect of any Revolving Commitment Increase or Term Loan Increase (1) shall constitute Obligations, (2) shall have the same Guarantees as the Obligations and (3) shall rank pari passu in right of payment and security with the First Lien Facilities;
(C)
no Revolving Commitment Increase or Term Loan Increase shall be secured by a Lien on any assets or property that are not Collateral and no Revolving Commitment Increase or Term Loan Increase shall be Guaranteed by any Person that is not a Guarantor.
(ii)
With respect to Incremental Term Loans other than Term Loan Increases:
(A)
shall (w) not be Guaranteed by any Person that is not a Guarantor, (x) not be secured by a Lien on any assets or property that are not Collateral, (y) rank pari passu in right of payment with the existing First Lien Facilities hereunder, and (z) be secured by Liens on the Collateral that are pari passu with the Liens of the Administrative Agent securing the existing First Lien Facilities hereunder;
(B)
the scheduled final maturity date of the Incremental Term Loans will be no earlier than the Term Facility Maturity Date for the Initial Term Loans; provided that this clause (B) shall not apply to any Incremental Term Loan constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~;
(C)
the Weighted Average Life to Maturity of the Incremental Term Loans will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans; provided that this clause shall not apply to any Incremental Term Loan constituting Permitted Short Term Debt ~~or incurred pursuant to the Inside Maturity Exception~~;
(D)
the Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not on a greater than pro rata basis) with the Initial Term Loans in any mandatory repayments of Term Loans hereunder, it being agreed (A) any repayment of such Incremental Term Loans at maturity shall be permitted and (B) any greater than pro rata repayment of such Incremental Term Loans shall be permitted with the proceeds of a refinancing thereof that is permitted by this Agreement;
(E)
the interest rate, fees, original issue discount and other economic terms applicable to Incremental Term Loans will be as determined by the Borrower and the Incremental Lenders providing such Incremental Term Loans; provided, however, that ~~with respect to any Incremental Term Loans that (a) are incurred on or prior to the date that is twenty-four (24) months after the Closing Date, (b) are syndicated term “B” loans, and (c) have a scheduled maturity date prior to the date that is two years after the Term Facility Maturity Date of the Initial Term Loans,~~ the Yield applicable to such Incremental Term Loans shall not be greater than the applicable Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Initial Term Loans plus 50 basis points per annum unless the Yield with respect to the Initial Term Loans is increased so as to cause the then applicable Yield under this Agreement on the Initial Term Loans to equal the Yield then applicable to the Incremental Term Loans minus 50 basis points (the “MFN Protection”); and
(F)
the covenants and other terms applicable to any such Incremental Term Loans shall be substantially identical to, or, taken as a whole, no more favorable to the applicable Incremental Lenders than, those applicable to the Initial Term Loans, as reasonably determined in good faith by a Responsible Officer of the Borrower (except (i) applicable only to periods after the Term Facility Maturity Date of the Initial Term Loans at the time of incurrence and (ii) any term or condition to the extent such term or condition is also added for the benefit of the Lenders under the Initial Term Loans and the Revolving Facility (it being understood and agreed that such more favorable terms or conditions may be added to the Loan Documents at the direction of the Borrower, notwithstanding any restriction in Section 10.2 to the contrary, and the Lenders hereby authorize the Administrative Agent to enter into, together with Parent and the Borrower, any amendment to this Agreement reasonably satisfactory in form to the Administrative Agent in order to effect such addition)); provided that this clause (F) will not apply to (1) terms addressed in the preceding clauses (A) through (E), (2) interest rate, rate floors, fees, funding discounts and other pricing or economic terms, (3) redemption, prepayment or other premiums, and (4) optional prepayment or redemption terms.
(f)
Upon the effective date of any Revolving Commitment Increase established pursuant to this Section 2.23, (a) with respect to the applicable Class of Revolving Commitments being increased pursuant to such Revolving Commitment Increase, each of the Revolving Lenders shall assign to each of the Incremental Revolving Lenders, and each of the Incremental Revolving Lenders shall purchase from each of the Revolving Lenders, at the principal amount thereof and in the Agreed Currency thereof, such interests in the Revolving Loans (ratably as among each Borrowing of such Revolving Loans) outstanding on such effective date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Revolving Lenders and Incremental Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Revolving Commitment Increase to the Revolving Commitments, (b) there shall be an automatic adjustment to the participations hereunder in Letters of Credit and Swingline Loans held by each Revolving Lender so that each such Revolving Lender shares ratably in such participations in accordance with their Pro Rata Share or other allocable share provided in this Agreement (after giving effect to the establishment of each Revolving Commitment Increase), (c) each Revolving Commitment Increase shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (d) each Incremental Revolving Lender shall become a Lender with respect to the applicable Class of Revolving Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, assignment and prepayment requirements in of this Agreement shall not apply, and no amounts shall be payable by the Borrower pursuant to Section 2.19 with respect, to the transactions effected pursuant to the immediately preceding sentence.
(g)
The Incremental Term Loans made under each Term Loan Increase shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Section 2.3 and on the date of the making of such Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.2, such Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under the applicable Class of Term Loans on a pro rata basis, so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans of such Class after giving effect to the addition contemplated above.
(h)
Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Incremental Amendment, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Incremental Facilities, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Incremental Facilities established pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.23, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Incremental Amendment. This Section 2.23(h) shall supersede any provisions in Section 10.2 to the contrary.
Section 7.24
Mitigation of Obligations

. If any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.18 or Section 2.20, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 7.25
Replacement of Lenders

. If (a) any Lender requests compensation under Section 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.20, (b) any Lender is a Defaulting Lender or (c) in connection with any proposed amendment, modification, termination, waiver or consent contemplated by Section 10.2(b) that requires the consent of each Lender or each Lender directly and adversely affected thereby, more than 50% (in dollar amount) of such Lenders, as applicable, shall have consented to such amendment, modification, termination, waiver or consent, but one or more of such Lenders shall not have consented thereto (each a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b), including, to the extent required therein, the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.18 or 2.20, as applicable) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender) (a “Replacement Lender”); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts), (ii) in the case of a claim for compensation under Section 2.18 or payments required to be made pursuant to Section 2.20, such assignment will result in a reduction in such compensation or payments, and (iii) in the case of a Non‑Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such terminated Lender was a Non‑Consenting Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 7.26
Defaulting Lenders and Potential Defaulting Lenders.
(a)
If a Revolving Lender becomes, and during the period it remains, a Defaulting Lender or a Potential Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:
(i)
the LC Exposure and the Swingline Exposure of such Defaulting Lender will, subject to the limitation in the proviso below, automatically be reallocated (effective no later than one (1) Business Day after the Administrative Agent has actual knowledge that such Revolving Lender has become a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments (calculated as if the Defaulting Lender’s Revolving Commitment was reduced to zero and each Non-Defaulting Lender’s Revolving Commitment had been increased proportionately); provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation; and
(ii)
to the extent that any portion (the “unreallocated portion”) of the LC Exposure and the Swingline Exposure of any Defaulting Lender cannot be reallocated pursuant to clause (i) above for any reason, or with respect to the LC Exposure and the Swingline Exposure of any Potential Defaulting Lender, the Borrower will, not later than two (2) Business Days after demand by the Administrative Agent (at the direction of the applicable Issuing Bank and/or the Swingline Lender), (x) Cash Collateralize the obligations of the Borrower to such Issuing Bank or the Swingline Lender in respect of such LC Exposure or such Swingline Exposure, as the case may be, in an amount at least equal to the aggregate amount of the unreallocated portion of the LC Exposure and the Swingline Exposure of such Defaulting Lender or the LC Exposure and the Swingline Exposure of such Potential Defaulting Lender, (y) in the case of such Swingline Exposure, prepay in full the unreallocated portion thereof, or (z) make other arrangements reasonably satisfactory to the Administrative Agent, the applicable Issuing Bank and the Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender;

provided that, subject to Section 10.18, neither any such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender.

(b)
If the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender agree in writing in their discretion that any Defaulting Lender has ceased to be a Defaulting Lender or any Potential Defaulting Lender has ceased to be a Potential Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice, and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Exposure of the Revolving Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Defaulting Lender or Potential Defaulting Lender, as the case may be, and will be a Non-Defaulting Lender (and such Revolving Credit Exposure of each Revolving Lender will automatically be adjusted on a prospective basis to reflect the foregoing). If any cash collateral has been posted with respect to the LC Exposure or the Swingline Exposure of such Defaulting Lender or Potential Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)
So long as any Revolving Lender is a Defaulting Lender or a Potential Defaulting Lender, no Issuing Bank will be required to issue, amend, extend, renew or increase any Letter of Credit, and the Swingline Lender will not be required to fund any Swingline Loans, as applicable, unless it is satisfied that 100% of the related LC Exposure and Swingline Exposure after giving effect thereto is fully covered or eliminated by any combination reasonably satisfactory to such Issuing Bank or the Swingline Lender, as the case may be, of the following:
(i)
in the case of a Defaulting Lender, the Swingline Exposure and the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders as provided in subsection (a)(i) of this Section;
(ii)
in the case of a Defaulting Lender or a Potential Defaulting Lender, without limiting the provisions of subsection (a)(ii) of this Section, the Borrower Cash Collateralizes its reimbursement obligations in respect of such Letter of Credit or such Swingline Loan in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender or Potential Defaulting Lender in respect of such Letter of Credit or such Swingline Loan, or the Borrower makes other arrangements reasonably satisfactory to the Administrative Agent, the applicable Issuing Bank and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender or Potential Defaulting Lender; and
(iii)
in the case of a Defaulting Lender or a Potential Defaulting Lender, the Borrower agrees that the face amount of such requested Letter of Credit or the principal amount of such requested Swingline Loan will be reduced by an amount equal to the unreallocated, non-Cash Collateralized portion thereof as to which such Defaulting Lender or such Potential Defaulting Lender would otherwise be liable, in which case the obligations of the Non-Defaulting Lenders in respect of such Letter of Credit or such Swingline Loan will, subject to the limitation in the proviso below, be on a pro rata basis in accordance with the Commitments of the Non-Defaulting Lenders, and the pro rata payment provisions of Section 2.21 will be deemed adjusted to reflect this provision; provided that the sum of each Non-Defaulting Lender’s total Revolving Credit Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reduction.
Section 7.27
Refinancing Amendments

.

(a)
On one or more occasions after the Closing Date, the Borrower may obtain (i) from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in the form of Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans or Refinancing Revolving Commitments, in each case pursuant to a Refinancing Amendment, or (ii) from any bank, other financial institution or institutional investor that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness in the form of Refinancing Facilities, such Refinancing Facilities, in each case to refinance (and to reduce on a dollar-for-dollar or greater basis) all or any portion of the Loans and/or Commitments then outstanding under this Agreement.
(b)
The effectiveness of any Refinancing Amendment will be subject only to the satisfaction on the date thereof of such conditions as may be requested by the providers of applicable Refinancing Term Commitments or Refinancing Revolving Commitments and as the Borrower may agree. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement will be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans and/or Refinancing Revolving Commitments incurred or extended pursuant thereto (including any amendments necessary to treat the Revolving Loans or Term Loans subject thereto as Refinancing Revolving Loans or Refinancing Term Loans, as applicable).
(c)
Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.27(a) shall be in an aggregate principal amount that is not less than $5,000,000.
(d)
No Lender (or any successor thereto) shall have any obligation, express or implied, to provide any portion of any requested Credit Agreement Refinancing Indebtedness, and any decision by a Lender to provide any portion of any such Indebtedness shall be made in its sole discretion independently from any other Lender. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment, without the consent of any Person other than the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), the Borrower and the Persons providing the applicable Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans and/or Refinancing Revolving Commitments, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.27, and the Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment. This Section 2.27(d) shall supersede any provisions in Section 2.21 or 10.2 to the contrary.

(e)
Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans and/or Refinancing Revolving Commitments may be provided by any existing Lender or by any Additional Refinancing Lender on terms permitted by this Section 2.27; provided that the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank will have consented to any such Person’s providing Refinancing Term Loans, Refinancing Term Commitments, Refinancing Revolving Loans or Refinancing Revolving Commitments if such consent would be required under Section 10.4(b)(iii), respectively, for an assignment of such Loans or Commitments to such Person.
Section 7.28
Extension Amendments

. Notwithstanding anything to the contrary herein but subject to the terms of any applicable subordination or intercreditor agreement, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, an “Extension Offer”) to all the Lenders of any Class to make one or more amendments or modifications to (A) allow the maturity and scheduled amortization of the Loans and/or Commitments of such Class of the accepting Lenders to be extended and/or (B) increase the Applicable Margin, Applicable Percentage or other fees payable with respect to the Loans and/or Commitments of such Class of the accepting Lenders (each, an “Extension Amendment”) pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (x) the terms and conditions of the requested Extension Amendment and (y) the date on which such Extension Amendment is requested to become effective. An Extension Amendment shall become effective only with respect to the Loans and/or Commitments of the applicable Class of the Lenders that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and/or Commitments of such Class as to which such Lender’s acceptance has been made (such Term Loans, “Extended Term Loans”, such Revolving Loans, “Extended Revolving Loans”, and such Revolving Commitments, “Extended Revolving Commitments”). The Borrower, each other Loan Party and each Extending Lender shall execute and deliver to the Administrative Agent a modification agreement (an “Extension Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of such Extension Amendment and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Extension Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extension Amendment evidenced thereby and only with respect to the Loans and Commitments of the applicable Class of the Extending Lenders as to which such Lenders’ acceptance has been made.

Article VIII

CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT
Section 8.1
Conditions to Effectiveness

. The obligations of the Lenders (including the Swingline Lender) to make Loans and the obligation of the Issuing Banks to issue any Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

(a)
Prior to or substantially concurrently with the funding of the Loans on the Closing Date, the Closing Date Acquisition shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement.
(b)
The Refinancing, including the termination of the Existing Credit Agreement, and all commitments and guarantees in respect thereof, and the release or termination of all Liens on and security interests in any assets granted in connection therewith, either (i) shall have been consummated or (ii) shall be consummated substantially concurrently with the Borrowing of the Initial Term Loans.
(c)
Since March 30, 2026, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement) that would result in the failure of a condition precedent to Parent’s or its Affiliates’ obligation to consummate the Closing Date Acquisition under the Acquisition Agreement or that would give Parent or its Affiliates the right (taking into account any notice and cure provisions) to terminate its or their obligations pursuant to the terms of the Acquisition Agreement.
(d)
The Administrative Agent and the Lenders shall have received:
(i)
a quality of earnings report prepared by KPMG with respect to the Acquired Business covering the twelve months ended March 31, 2026, consistent in form and scope with the quality of earnings report dated March 18, 2026 delivered to the Term Lead Arranger with respect to the twelve month period ended December 31, 2025;
(ii)
the audited consolidated balance sheet and related audited consolidated statements of operations, comprehensive income, changes in equity and cash flows of Parent, as of the end of the Fiscal Year ended December 31, 2025;
(iii)
the unaudited condensed consolidated balance sheet and related unaudited condensed consolidated statements of operations, changes in equity and cash flows of Parent, as of the end of the Fiscal Quarter ended March 31, 2026; and
(iv)
a pro forma consolidated balance sheet and related pro forma statement of operations and comprehensive income of Parent, as of and for the twelve month period ending on the last day of the four-Fiscal Quarter period ended March 31, 2026, giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statements of operations and comprehensive income), it being agreed that such pro forma financial statements need not comply with Regulation S-X promulgated under the Securities Act of 1933 or include purchase accounting adjustments.
(e)
The Administrative Agent (or its counsel) shall have received the following, each to be in form and substance reasonably satisfactory to the Administrative Agent and subject, where applicable, to the Target Escrow Arrangements:
(i)
a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;
(ii)
a certificate of an appropriate authorized signatory of each Loan Party attaching and certifying as to copies of (A) its articles or certificate of incorporation, formation or limited partnership, (B) its bylaws, operating agreement or partnership agreement, and (C) resolutions of its board of directors or other equivalent governing body, or comparable organizational documents and authorizations, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each signatory of such Loan Party executing the Loan Documents to which it is a party;

(iii)
certificates of good standing or existence, as may be available from the Secretary of State (or equivalent official) of the jurisdiction of organization of each Loan Party;
(iv)
favorable written opinions of (A) Chapman and Cutler LLP, counsel to the Loan Parties and (B) Gordon Rees Scully Mansukhani, LLP, special Arizona, Florida, Georgia, Indiana, Nevada and Texas counsel to the Loan Parties, in each case, dated the Closing Date and addressed to the Administrative Agent, the Issuing Banks and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent shall reasonably request;
(v)
a certificate, dated the Closing Date and signed by the chief financial officer of the Borrower or other officer of the Borrower with equivalent duties, confirming as of the Closing Date and after giving effect to the Transactions occurring on the Closing Date (including the making of the Loans hereunder on the Closing Date and the application of the proceeds thereof), the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent; and
(vi)
the Guaranty and Security Agreement, duly executed by Parent, the Borrower and each other Loan Party, together with, to the extent applicable, (A) UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of the Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent and to the extent required thereby in order to perfect such Liens, duly authorized by the Loan Parties, (B) to the extent applicable, duly executed Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements, (C) except as separately addressed in Section 5.17, original certificates evidencing all issued and outstanding shares of Capital Stock required to be pledged under the Guaranty and Security Agreement, and (D) except as separately addressed in Section 5.17, stock or membership interest powers or other appropriate instruments of transfer executed in blank.
(f)
Each of the Acquisition Agreement Representations and the Specified Representations shall be true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects after giving effect to such materiality qualifier), in each case, on and as of the Closing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be accurate in all material respects (or in all respects, as applicable) as of such earlier date; provided, further, that upon release of the signature pages of the Target Loan Parties to this Agreement in accordance with the Target Escrow Arrangements, each Target Specified Representation shall be deemed to have been made at such time.
(g)
The Lenders shall have received at least three (3) Business Days prior to the Closing Date (ⅰ) all outstanding documentation and other information about the Loan Parties required under applicable “know your customer” rules and regulations, including the Patriot Act and (ⅱ) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification, with respect to which, in each case, the Borrower shall have a received a detailed request in writing at least ten (10) Business Days prior to the Closing Date.
(h)
The Administrative Agent, for the ratable accounts of the Persons entitled thereto,

shall have received all fees and expenses required to be paid on the Closing Date under the Commitment Letter and the Fee Letter (in the case of expenses, to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Closing Date (except as otherwise reasonably agreed to by the Borrower)), it being agreed that such fees and expenses may be paid via netting against the proceeds of the funding of the Initial Term Loans.

Without limiting the generality of the provisions of this Section, for purposes of determining compliance with the conditions specified in this Section, each Lender that has signed this Agreement shall be deemed to have consented to, approved of, accepted or been satisfied with each document or other matter required thereunder to be consented to, approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. For the avoidance of doubt, the execution and delivery of the Loan Documents and certificates by the Target Loan Parties is not a condition precedent under this Section 3.1, it being agreed that each Loan Document (and related authorizing resolutions) and certificate to be executed and/or delivered on the Closing Date by or on behalf of a Target Loan Party, will be executed and delivered in accordance with the Target Escrow Arrangements.

Section 8.2
Conditions to Each Credit Event

. The obligation of each Lender to make a Loan (but not the conversion or continuation of any such Loan, and other than any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, which shall be governed by Sections 2.23, 2.27 and 2.28, respectively) on the occasion of any Borrowing and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit is subject to Section 2.26(c) and the satisfaction of the following conditions:

(a)
other than with respect to the making of the Initial Term Loans on the Closing Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and, in each case, the use of proceeds thereof, no Default or Event of Default shall exist;
(b)
other than with respect to the making of the Initial Term Loans on the Closing Date, at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) or, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date; and
(c)
the Borrower shall have delivered the required Notice of Borrowing in accordance with Section 2.3.

Each Borrowing referred to in the previous sentence (other than the making of the Initial Term Loans on the Closing Date), and each issuance, amendment, renewal or extension of any Letter of Credit, shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in subsections (a) and (b) of this Section.

Section 8.3
Delivery of Documents

. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to the Administrative Agent on behalf of each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

Article IX

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants, both before and after giving effect to the Transactions to occur on the Closing Date, to the Administrative Agent, each Lender and Issuing Bank as follows:

Section 9.1
Existence; Power

. Parent and each of its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except failures to be so qualified as would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

Section 9.2
Organizational Power; Authorization

. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been authorized by all necessary organizational and, if required, shareholder, partner or member action. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 9.3
Governmental Approvals; No Conflicts

. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect and except for filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, (b) will not violate any Requirement of Law applicable to Parent or any of its Restricted Subsidiaries or any judgment, order or ruling of any Governmental Authority except, in the case of clauses (a) and (b), as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) will not violate any Organization Document of Parent or any of its Restricted Subsidiaries, (d) will not violate or result in a default under any material Contractual Obligation of Parent or any of its Restricted Subsidiaries except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (e) will not result in the creation or imposition of any Lien on any asset of Parent or any of its Restricted Subsidiaries, except Liens created under the Loan Documents or otherwise permitted hereunder.

Section 9.4
Financial Statements; No Default; No Material Adverse Effect

.

(a)
As of the Closing Date, the Borrower has furnished to each Lender (i) the audited consolidated balance sheet of Parent and its Subsidiaries as of December 31, 2025, and the related audited consolidated statements of operations, comprehensive income, changes in equity and cash flows for the Fiscal Year then ended, prepared by Grant Thornton LLP and (ii) the unaudited condensed consolidated balance sheet of Parent and its Subsidiaries as of March 31, 2026, and the related unaudited condensed consolidated statements of operations, changes in equity and cash flows for the Fiscal Quarter and year-to-date period then ended. Such financial statements fairly present in all material respects the consolidated financial condition of Parent and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii).
(b)
As of the Closing Date, no Default or Event of Default has occurred and is continuing. Since December 31, 2025, no Material Adverse Effect has occurred.
Section 9.5
Litigation and Environmental Matters

.

(a)
No litigation, proceeding or, to the knowledge of any Loan Party, investigation of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of any Loan Party, threatened in writing against or, to the knowledge of any Loan Party, affecting Parent or any of its Restricted Subsidiaries (i) as to which an adverse determination would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which would reasonably be expected to render this Agreement or any other Loan Document invalid or unenforceable.
(b)
Neither Parent nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) to the knowledge of any Loan Party, has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability; in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 9.6
Compliance with Laws and Agreements

. Parent and each of its Restricted Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except in the case of each of clause (a) and (b) where non-compliance, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 9.7
Investment Company Act

. Neither Parent nor any of its Restricted Subsidiaries is an “investment company” or is “controlled” by an “investment company”, as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time.

Section 9.8
Taxes

. Except as could not otherwise reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, Parent and its Restricted Subsidiaries and each other Person for whose taxes Parent or any of its Restricted Subsidiaries could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, in each case except where the same are currently being contested in good faith by appropriate proceedings and for which Parent or such Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves in accordance with GAAP.

Section 9.9
Use of Proceeds; Margin Regulations

. The proceeds of the Loans will be used in accordance with Section 5.9. None of the proceeds of any of the Loans or Letters of Credit will be used, directly or indirectly, for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. Neither Parent nor any of its Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock”.

Section 9.10
ERISA

. Except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, each Plan and Non-U.S. Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other applicable laws and regulations. Each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and, to the knowledge of Parent, nothing has occurred since the date of such determination that would reasonably be expected to adversely affect such determination (or, in the case of a Plan with no determination letter, to the knowledge of Parent, nothing has occurred that would reasonably be expected to adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plan or Non-U.S. Plan that would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect. None of Parent, any of its Restricted Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan or Non-U.S. Plan (other than routine claims for benefits) or, to the knowledge of Parent, any of Parent, its Restricted Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan or Non-U.S. Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a Material Adverse Effect. Except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, each of its Restricted Subsidiaries and each ERISA Affiliate have made all contributions to or under each Plan, Non-U.S. Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, by the terms of such Plan or Multiemployer Plan, respectively, or by any contract or agreement requiring contributions to a Plan or Multiemployer Plan. No Plan which is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period within the meaning of Section

412 of the Code or Section 303 of ERISA. Except as would reasonably not be expected, either individually or in the aggregate, to result in a Material Adverse Effect, none of Parent, any of its Restricted Subsidiaries or any ERISA Affiliate have ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA to which it made contributions. As of the Closing Date, neither Parent nor any Restricted Subsidiaries sponsor, maintain or contribute to any Non-U.S. Plan.

Section 9.11
Ownership of Property; Insurance

.

(a)
Each of Parent and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, except with respect to intellectual property, which is discussed in subsection (b) of this Section, including all such properties reflected in the most recent audited consolidated balance sheet of Parent delivered in connection herewith or purported to have been acquired by Parent or any of its Restricted Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), except such defects in title incurred in the ordinary course of business which, either individually or in the aggregate, do not in any case materially detract from the value of the Collateral, taken as a whole, or interfere in any material respect with the ordinary conduct of the business of Parent or any of its Restricted Subsidiaries, in each case, free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of Parent and its Restricted Subsidiaries are valid and subsisting and are in full force.
(b)
Each of Parent and its Restricted Subsidiaries owns, or to each Loan Party’s knowledge, is licensed or otherwise has the right to use, all material patents, trademarks, service marks, trade names, copyrights and other intellectual property necessary for the conduct of its business, and, to each Loan Party’s knowledge, the use thereof by Parent and its Restricted Subsidiaries does not infringe in any material respect on the rights of any other Person.
(c)
The properties of Parent and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of Parent, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Parent or any applicable Restricted Subsidiaries operates.
(d)
As of the Closing Date, neither Parent nor any of its Restricted Subsidiaries owns any Real Estate.
Section 9.12
Disclosure

.

(a)
No written factual information (other than projections, estimates, forecasts, pro formas, budgets and other forward looking information (collectively, “Forward Looking Information”) and general economic or industry-specific information) furnished by or on behalf of Parent and its Restricted Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder contains, when taken as a whole, as of the date furnished and after giving effect to all supplements and updates thereto from time to time, any material misstatement of fact or omits to state any material fact necessary in order to make the statements therein, taken as a whole in light of the circumstances under which they were made, not materially misleading; provided that, with respect to Forward Looking Information Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood and agreed that projections are not to be viewed as facts or a guarantee of financial performance, are subject to significant uncertainties and contingencies many of which are beyond the Loan Parties’ control, that actual results may differ from projected results and that such differences may be material).
(b)
As of the Closing Date, if the Lenders are required to obtain a Beneficial Ownership Certification from the Borrower pursuant to the Beneficial Ownership Regulation, the information included in such Beneficial Ownership Certification is true and correct in all respects.
Section 9.13
Labor Relations

. There are no strikes, lockouts or other material labor disputes or grievances against Parent or any of its Restricted Subsidiaries, or, to each Loan Party’s knowledge, threatened in writing against or affecting Parent or any of its Restricted Subsidiaries, and no significant unfair labor practice charges or grievances are pending against Parent or any of its Restricted Subsidiaries, or, to each Loan Party’s knowledge, threatened in writing against any of them before any Governmental Authority, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. All payments due from Parent or any of its Restricted Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of Parent or any such Restricted Subsidiary, except for failures to do so as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 9.14
Subsidiaries

. Schedule 4.14 sets forth the name of, the ownership interest of the applicable Loan Party in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of Parent and the other Loan Parties and identifies each Subsidiary that is a Guarantor, in each case, as of the Closing Date.

Section 9.15
Solvency

. As of the Closing Date and after giving effect to the Transactions on the Closing Date and the incurrence of the Indebtedness and obligations being incurred in connection with this Agreement and the Transactions on the Closing Date, the Borrower and its Restricted Subsidiaries, taken as a whole, are Solvent.

Section 9.16
[Reserved]

.

Section 9.17
Collateral Documents

.

(a)
The Guaranty and Security Agreement is effective to create in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral (as defined therein), and when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3 to the Guaranty and Security Agreement, the Liens created under the Guaranty and Security Agreement shall constitute a fully perfected Lien (to the extent that such Lien may be perfected by the filing of a UCC financing statement) on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, in each case, prior and superior in right to any other Person, other than with respect to Liens permitted by Section 7.2. When the certificates evidencing all Capital Stock (to the extent certificated and constituting a “security” under Article 8 of the UCC) pledged pursuant to the Guaranty and Security Agreement are delivered to the Administrative Agent, together with appropriate stock powers or other similar instruments of transfer duly executed in blank, the Liens in such Capital Stock shall be fully perfected first-priority security interests (subject to Liens permitted hereunder) perfected by “control” as defined in the UCC.
(b)
When the filings in subsection (a) of this Section are made and when, if applicable, the Patent Security Agreements and the Trademark Security Agreements are filed in the United States Patent and Trademark Office and the Copyright Security Agreements are filed in the United States Copyright Office, the Liens created under the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Patents, Trademarks and Copyrights, if any, to the extent that a security interest may be perfected by making the filings in subsection (a) of this Section or by the filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person (subject to Liens permitted hereunder).
Section 9.18
Subordinated Debt

. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the “Senior Credit Agreement” or any similar term within the meaning of any indentures, agreements, notes, guaranties, instruments and other documents governing or evidencing any Junior Financing to the extent provided therein; and the Loans and all other Obligations of the Borrower to the Lenders, the Issuing Banks and the Administrative Agent under this Agreement and all other Loan Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness” or “Senior Debt” or any similar term of the Borrower within the meaning of any indentures, agreements, notes, guaranties, instruments and other documents governing or evidencing any Junior Financing to the extent provided therein, and the holders thereof from time to time shall be entitled to all of the rights of a holder of “Senior Indebtedness”, “Senior Debt” or any similar term to the extent provided in any such documents.

Section 9.19
Sanctions and Anti-Corruption Laws

. The Loan Parties have implemented and maintain in effect policies and procedures (written or otherwise) designed to promote compliance by Parent and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. Each Loan Party, and, to each Loan Party’s knowledge, its directors and agents, are in compliance with Anti-Corruption Laws in all material respects and with applicable Sanctions. None of (a) Parent, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of each Loan Party, any agent of Parent or any Subsidiary that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.

Section 9.20
Patriot Act

. Neither any Loan Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither any Loan Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to each Loan Party’s knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Section 9.21
Affected Financial Institution; Other Regulations

. Neither Parent nor any Subsidiary is an Affected Financial Institution.

Article X

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees until the payment in full of the Obligations:

Section 10.1
Financial Statements and Other Information

. The Borrower will deliver to the Administrative Agent for distribution to each Lender:

(a)
within 90 days after the end of each Fiscal Year of Parent, commencing with the Fiscal Year ending December 31, 2026, (i) a copy of the annual audited report for such Fiscal Year for Parent and its Subsidiaries, containing a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, comprehensive income, changes in equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by Grant Thornton LLP or other independent public accountants of nationally recognized standing (which audit shall not contain any “going concern”, scope of audit or other qualification other than a qualification resulting from any breach or anticipated breach of any financial covenant; the impending maturity of any Indebtedness; the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiaries; changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower’s independent certified public accounting firm; or any emphasis of matter or like explanatory statement) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, (ii) a reasonably detailed management discussion and analysis with respect thereto and (iii) to the extent any Unrestricted Subsidiary exists on such date, company prepared consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;
(b)
within 45 days after the end of each Fiscal Quarter of Parent (other than the fourth Fiscal Quarter of each Fiscal Year of Parent), commencing with the Fiscal Quarter ending June 30, 2026, (i) an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited condensed consolidated statements of operations, changes in equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent’s previous Fiscal Year, (ii) a reasonably detailed management discussion and analysis with respect thereto and (iii) to the extent any Unrestricted Subsidiary exists on such date, company prepared consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements;
(c)
concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section, a Compliance Certificate signed by the a Responsible Officer of Parent (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if an Event of Default then exists, specifying the details thereof and the action which Parent has taken or proposes to take with respect thereto, (ii) to the extent applicable, setting forth in reasonable detail calculations demonstrating compliance with the Financial Covenant and (iii) listing each Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, as of the end of such Fiscal Year or Fiscal Quarter (only to the extent that there have been any changes in the identity or status as a Restricted Subsidiary or Unrestricted Subsidiary of any such Subsidiaries since the Closing Date or the most recent Compliance Certificate previously delivered);
(d)
within 90 days after the end of each Fiscal Year, commencing with the end of the Fiscal Year ending December 31, 2026, financial projections for the current Fiscal Year, including a business plan, monthly operations and cash flow budgets, and a capital expenditure budget for Parent and its Restricted Subsidiaries; and
(e)
promptly following any reasonable written request therefor, (i) such other information regarding the Collateral, results of operations and financial condition of Parent and its Restricted Subsidiaries as the Administrative Agent (or any Lender through the Administrative Agent) may reasonably request, except, in each case, (A) to the extent such disclosure is prohibited by contractual confidentiality obligations (and such contract was not entered into in contemplation of this clause (A)) or applicable law or (B) such information is subject to attorney-client privilege or constitutes attorney work product and (ii) information and documentation with respect to any change in the information provided in any Beneficial Ownership Certification.

Notwithstanding the foregoing, the obligations in Section 5.1(a)(i) and 5.1(b)(i) may be satisfied with respect to financial information of Parent and its Subsidiaries by furnishing Parent’s Form 10-K or 10-Q or other report, proxy statement or materials, as applicable, filed with the Securities and Exchange Commission; provided that, to the extent such information is in lieu of information required to be provided under Section 5.1(a)(i), such materials are accompanied by a report and opinion of Grant Thornton LLP or other independent public accountants of nationally recognized standing (which report shall not contain any “going concern”, scope of audit or other qualification other than a qualification resulting from any breach or anticipated breach of any financial covenant; the impending maturity of any Indebtedness; the activities, operations, financial results, assets or liabilities of Unrestricted Subsidiaries; changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower’s independent certified public accounting firm; or any emphasis of matter or like explanatory statement) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

Anything to the contrary notwithstanding, nothing in this Agreement will require the Borrower or any Subsidiary to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure is prohibited by Law or binding written agreement with any non-affiliate third party that was not entered into in contemplation of this clause or (iii) that is subject to attorney-client or other privilege or constitutes attorney work product; provided that in the event that the Borrower does not provide information that otherwise would be required to be provided hereunder in reliance on the exclusions in this paragraph relating to violation of any obligation of confidentiality, the Borrower shall provide written notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality).

Section 10.2
Notices of Material Events

. The Borrower will furnish to the Administrative Agent for distribution to each Lender prompt written notice, after a Responsible Officer obtains knowledge thereof, of the following:

(a)
the occurrence of any Default or Event of Default;
(b)
the filing or commencement of, or any material development in, any action, suit or proceeding by or before any Governmental Authority against or, to the knowledge of any Loan Party, affecting Parent or any of its Restricted Subsidiaries, which in each case is reasonably likely to be adversely determined, and if so adversely determined, would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect;
(c)
the occurrence of any event or any other development by which Parent or any of its Restricted Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives written notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability; in each case which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect;
(d)
except as would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, promptly and in any event within 15 days after (i) Parent, any of its Restricted Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a certificate of a Responsible Officer of Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by Parent, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans and Non-U.S. Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, (2) of the existence of any Withdrawal Liability, (3) of the adoption of, or the commencement of contributions to, any (i) Non-U.S. Plan or (ii) Plan subject to Section 412 of the Code, by Parent, any of its Restricted Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a (i) Non-U.S. Plan or (ii) Plan subject to Section 412 of the Code, which results in a material increase in contribution obligations of the Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of Parent; and
(e)
any other developments that, either individually or in the aggregate, result in, or would reasonably be expected to result in, a Material Adverse Effect.

The Borrower will furnish to the Administrative Agent (in the case of clause (y) below, for distribution to each Lender) the following:

(x) promptly and in any event no later than thirty (30) calendar days after (or such longer period as the Administrative Agent may permit), notice of any change (i) in any Loan Party’s legal name, entity type or corporate structure, (ii) in any Loan Party’s chief executive office, its principal place of business, or any office in which it maintains books or records, (iii) in any Loan Party’s federal taxpayer identification number or organizational number or (iv) in any Loan Party’s jurisdiction of organization; and

(y) within 30 days after receipt thereof, a copy of any material environmental report or material site assessment obtained by Parent or any of its Restricted Subsidiaries after the Closing Date with respect to any owned Real Estate.

Each notice or other document delivered under this Section shall be accompanied by a written statement of a Responsible Officer describing the event or development requiring such notice or other document in reasonable detail and any action taken or proposed to be taken with respect thereto.

Section 10.3
Existence; Conduct of Business

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect, other than to facilitate the Post-Closing Restructuring, its (i) legal existence and (ii) respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names the absence of which would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; provided that nothing in this Section shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3 or any disposition permitted under Section 7.6.

Section 10.4
Compliance with Laws

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures (written or otherwise) designed to promote compliance by Parent, its Restricted Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 10.5
Payment of Taxes

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, pay and discharge all Taxes that could result in a statutory Lien before the same shall become delinquent or in default, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failures to make payment would not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect.

Section 10.6
Books and Records

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP.

Section 10.7
Visitation and Inspection

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, permit any representative of the Administrative Agent to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its appropriate officers and with its independent certified public accountants, all at such reasonable times and after reasonable prior written notice to the Borrower. For the avoidance of doubt, this Section 5.7 is subject to the last paragraph of Section 5.1.

Section 10.8
Maintenance of Properties; Insurance

. Each Loan Party will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation excepted and except for property that, in each Loan Party’s reasonable business judgment, is no longer necessary for, used in, or useful for the conduct of such Loan Party’s or such Restricted Subsidiary’s business, (b) maintain with financially sound and reputable insurance companies which are not Affiliates of Parent insurance with respect to its properties and business, and the properties and business of its Restricted Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, and will, upon reasonable written request of the Administrative Agent, furnish to the Administrative Agent not more than once in any 12-month period an insurance certificate setting forth the nature and extent of all insurance maintained by Parent and its Restricted Subsidiaries in accordance with this Section, and (c) subject to any post-closing time period provided therefor under Section 5.17, at all times shall name the Administrative Agent as additional insured on all general liability policies of Parent and its Restricted Subsidiaries and as loss payee (pursuant to a loss payee endorsement reasonably approved by the Administrative Agent) on all casualty and property insurance policies of Parent and its Restricted Subsidiaries.

Section 10.9
Use of Proceeds; Margin Regulations

. The Borrower will use the proceeds of the Revolving Loans to finance working capital needs, Permitted Acquisitions and capital expenditures and for other general corporate purposes of Parent and its Subsidiaries. The Borrower will use the proceeds of the Initial Term Loans made on the Closing Date and the Initial Revolving Borrowing Amount to finance the Transactions, including payment of consideration in connection with the Closing Date Acquisition, the Refinancing, and the payment of fees, costs and expenses related to the foregoing. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, Regulation U or Regulation X. All Letters of Credit will be used for general corporate purposes, including backstopping or replacing letters of credit under the Existing Credit Agreement and existing letters of credit for the benefit of the Acquired Business. The Borrower will, at its option, use the proceeds of any Revolving Loans to repay, prepay, redeem, repurchase or otherwise acquire for value, whether at maturity or prior thereto, the 2029 Convertible Notes only to the extent the Borrower can do so without, on a pro forma basis after giving effect to the incurrence of such Revolving Loans and the application of proceeds thereof, causing (1) the First Lien Net Leverage Ratio to exceed 2.40:1.00 as of the end of the most recently ended four consecutive Fiscal Quarter period for which financial statements shall have been delivered or (2) the aggregate Revolving Credit Exposures of all Revolving Lenders to exceed 50.0% the Aggregate Revolving Commitment Amount.

Section 10.10
Non-U.S. Plans

. Parent and its Restricted Subsidiaries shall ensure that all Non-U.S. Plans administered by any of them or into which any of them make payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws, except where the failure to do any of the foregoing would not be reasonably likely, either individually or in the aggregate, to result in a Material Adverse Effect.

Section 10.11
[Reserved]

.

Section 10.12
Additional Subsidiaries and Collateral

.

(a)
In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary (other than an Excluded Subsidiary) or an Unrestricted Subsidiary is designated as a Restricted Subsidiary or an Excluded Subsidiary otherwise ceases to be an Excluded Subsidiary, whether pursuant to formation, acquisition or otherwise, (x) the Borrower shall promptly notify the Administrative Agent thereof and (y) within 60 days (or such longer period as the Administrative Agent may permit; provided any such extension of more than thirty (30) days shall require the consent of the Required Lenders) after such Person becomes a Subsidiary or is designated a Restricted Subsidiary or ceases to be an Excluded Subsidiary, the Borrower shall cause such Subsidiary (i) to become a new Guarantor by executing and delivering to the Administrative Agent a joinder to this Agreement and to the Guaranty and Security Agreement, each in form and substance reasonably satisfactory to the Administrative Agent, (ii) to grant Liens in favor of the Administrative Agent in all of its personal property (other than Excluded Property) by executing and delivering to the Administrative Agent a supplement to the Guaranty and Security Agreement in form and substance reasonably satisfactory to the Administrative Agent, executing and delivering a Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, as applicable, and authorizing and delivering, at the request of the Administrative Agent, such UCC financing statements or similar instruments required by the Administrative Agent to perfect the Liens in favor of the Administrative Agent and granted under any of the Loan Documents and (iii) to deliver all such other documentation (including, without limitation, certified Organization Documents, resolutions, lien searches, counterparts to the Intercompany Note, and customary legal opinions) and to take all such other actions as such Subsidiary would have been required to deliver and take on the Closing Date if such Subsidiary had been a Loan Party on the Closing Date, in every such case to the extent reasonably requested by the Administrative Agent. In addition, within 60 days (or such longer period as the Administrative Agent may permit; provided any such extension of more than thirty (30) days shall require the consent of the Required Lenders) after the date any Loan Party acquires any Capital Stock (other than any such Capital Stock constituting Excluded Property), the applicable Loan Party shall deliver the original certificates, if any, evidencing such pledged Capital Stock to the Administrative Agent, together with appropriate powers executed in blank.
(b)
The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section, the Administrative Agent shall have a valid and enforceable, first-priority (subject to Liens permitted by Section 7.2) perfected Lien on the property required to be pledged pursuant to Section 5.12(a) (to the extent that such Lien can be perfected by execution, delivery and/or recording of the Collateral Documents or UCC financing statements, or, if required to be delivered, possession of such Collateral), free and clear of all Liens other than Liens permitted by Section 7.2. All actions to be taken pursuant to this Section shall be at the expense of the Borrower or the applicable Loan Party, and shall be taken to the reasonable satisfaction of the Administrative Agent.
(c)
Notwithstanding anything herein to the contrary or in any other Loan Document, (i) the Borrower and the Guarantors shall not be required create or perfect a security interest under the laws of any non-U.S. jurisdiction or to take any actions outside of the U.S. to create or perfect a security interest in assets located or titled outside the U.S. (other than delivering any possessory Collateral of the Borrower or the Guarantors to the Administrative Agent to the extent otherwise required under the Loan Documents and to the extent that such possessory Collateral exists under the laws of a U.S. jurisdiction) or to reimburse or indemnify the Administrative Agent for any costs or expenses incurred in connection with the taking of any of the foregoing actions in any non-U.S. jurisdiction and (ii) perfection (other than by filing a UCC-1 financing statement) shall not be required with respect to the following: (A) commercial tort claims with a claim value of less than $7,500,000; (B) letter-of-credit rights with a face amount less than $7,500,000 (other than those to which perfection of the security interest in such Collateral is accomplished solely by the filing of a UCC financing statement); provided that neither the Borrower nor any Guarantor shall be required to establish the Administrative Agent’s “control” (within the meaning of Section 9-107 of the UCC) over any letter-of-credit rights with a face amount greater than or equal to $7,500,000 except upon the Administrative Agent’s request during the existence of an Event of Default; (C) those assets as to which the Administrative Agent (subject to obtaining Negative Consent) and the Borrower reasonably agree in writing that the costs of obtaining such perfection are excessive in relation to the value to the Lenders of the security to be afforded thereby and (D) any deposit account, disbursement account, investment account or lockbox account.

Notwithstanding anything to the contrary in this Section 5.12, but subject to the consent of the Required Lenders, where specified in clause (a) above, the Administrative Agent may grant one or more extensions of time from any time period set forth herein for the taking of or causing any action, delivering or furnishing any notice, information, documents, insurance or opinions or for the creation and perfection of any Liens in its reasonable discretion and any such extensions may, in the sole discretion of the Administrative Agent be effective retroactively.

Section 10.13
~~Maintenance of Ratings~~Lender Calls

 ~~The Borrower shall use commercially reasonable efforts to (i) cause the issuance of (a) a public corporate credit rating of Parent from S&P, (b) a public corporate family rating of Parent from Moody’s and (c) a public rating of each Term Facility from each of S&P and Moody’s and (ii) cause such ratings to be maintained; provided that in no event shall the Borrower be required to obtain or maintain any specific rating level~~

Following delivery (or, if later, required delivery) of the applicable financial statements required by Sections 5.1(a) and 5.1(b), at the written request of the Required Lenders, Parent and the Borrower will promptly participate in a conference call with the Lenders to review the financial information and results of operations presented therein at a time reasonably selected by the Borrower.

Section 10.14
Further Assurances

. Each Loan Party will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents, if any, related regulatory compliance), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to grant, preserve, protect or perfect the Liens created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.

Section 10.15
Target Specified Representations

. On the Closing Date, upon release of the signature pages of the Target Loan Parties to this Agreement in accordance with the Target Escrow Arrangements, the Target Specified Representations shall be made and each shall be shall be true and correct in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be true and correct in all respects after giving effect to such materiality qualifier), in each case, on and as of the Closing Date; provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be accurate in all material respects (or in all respects, as applicable) as of such earlier date.

Section 10.16
Designation of Subsidiaries

. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) after giving effect to such designation, on a pro forma basis, Parent and its Restricted Subsidiaries are in compliance with the Financial Covenant, measuring clause (a) of the Total Net Leverage Ratio as of the date of such designation and otherwise re-computing such covenant as of the last day of the most recently ended Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.1(a) or 5.1(b) (or, if the Borrower at its sole discretion shall have provided the Administrative Agent with monthly financial statements for Parent and its Restricted Subsidiaries that are Compliant Financials in form and substance reasonably satisfactory to the Administrative Agent, re-computing such covenants as of the last day of the most recently ended twelve month period) as if such designation was in effect on the first day of the relevant period for testing compliance, (iii) an Unrestricted Subsidiary that has subsequently been designated as a Restricted Subsidiary cannot be redesignated as an Unrestricted Subsidiary, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purposes of any Permitted Acquisition Debt, Incremental Equivalent Debt or Credit Agreement Refinancing Indebtedness, and (v) no Unrestricted Subsidiary may own any Capital Stock or Indebtedness of, or hold any Lien on any property of, or Guarantee any Indebtedness of, the Borrower or any Restricted Subsidiary of the Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value as determined in good faith by the Borrower of the Borrower’s or any applicable Subsidiary’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a Return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value as determined in good faith by the Borrower at the date of such designation of such Return. Notwithstanding the foregoing, the Borrower will not designate any Restricted Subsidiary that owns Material IP as an Unrestricted Subsidiary.

Section 10.17
Certain Post-Closing Matters

. As promptly as practicable, and in any event within the time periods after the Closing Date specified in Schedule 5.17 or such later date as the Administrative Agent agrees to in writing (provided any such extension of more than fifteen (15) days shall require the consent of the Required Lenders), the Loan Parties shall deliver the documents or take the actions specified on Schedule 5.17, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Within three (3) Business Days after the

Closing Date (or such later date as the Administrative Agent agrees to in writing; provided any such extension of more than fifteen (15) days shall require the consent of the Required Lenders), Kubra Newco shall contribute all of the Capital Stock of KUBRA Holdings, Inc. (after giving effect to the Kubra Conversions) and its Subsidiaries (other than King Canada) to the Borrower in exchange for certain Capital Stock in the Borrower. On or before the date which is forty (40) days after the Closing Date (or such later date as the Administrative Agent agrees to in writing; provided any such extension of more than fifteen (15) days shall require the consent of the Required Lenders), the Borrower shall cause each Loan Party and each Restricted Subsidiary to become a party to the Intercompany Note and shall cause an original copy thereof to be delivered to the Administrative Agent.

Section 10.18
Government Regulation

. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, (a) knowingly be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury) that prohibits or limits the Lenders or the Administrative Agent from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Loan Parties, or (b) fail to provide reasonable documentary and other evidence of the identity of the Loan Parties as may be requested by the Lenders or the Administrative Agent at any time to enable the Lenders or the Administrative Agent to reasonably verify the identity of the Loan Parties or to comply with any applicable law or regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Article XI

FINANCIAL COVENANT

Each Loan Party covenants and agrees until the payment in full of the Obligations:

Section 11.1
Total Net Leverage Ratio

. Parent and its Restricted Subsidiaries, on a consolidated basis, will maintain, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2026, a Total Net Leverage Ratio of not greater than 6.10:1.00 for each such Fiscal Quarter.

Section 11.2
Equity Cure

. Notwithstanding anything to the contrary contained in this Article VI, for purposes of determining compliance with Section 6.1 as of the last day of any Fiscal Quarter, any cash equity contribution in the Borrower (which is funded with proceeds of Qualified Capital Stock issued by the Borrower) received after the last day of such Fiscal Quarter and on or prior to the day that is fifteen (15) Business Days after the day on which financial statements are required to be delivered with respect to such Fiscal Quarter or Fiscal Year pursuant to Section 5.1(a) or 5.1(b), as applicable (the “Cure Period”), will, upon notice by the Borrower (which notice must be received by the Administrative Agent no later than the day on which such financial statements are required to be delivered) (the “Cure Notice”), be included in the calculation of Consolidated EBITDA for purposes of determining compliance with Section 6.1 for the applicable Fiscal Quarter and applicable subsequent periods that include such Fiscal Quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) no Lender shall be required to make any extension of credit from and after the delivery by the Borrower of a Cure Notice until the end of the corresponding Cure Period unless the Borrower has received the proceeds of such Specified Equity Contribution, (b) in each four Fiscal Quarter period, there shall be a period of two

(2) Fiscal Quarters in which no Specified Equity Contribution is made and only five (5) Specified Equity Contributions may be made during the term of this Agreement, (c) the amount of any Specified Equity Contribution shall not exceed the amount required to cause the Borrower to be in compliance with Section 6.1, (d) all Specified Equity Contributions will be disregarded for purposes of determining the availability of any baskets or thresholds in this Agreement and the other Loan Documents, and (e) there shall be no pro forma reduction in Indebtedness (through either netting of cash or prepayment of indebtedness) with the proceeds of any Specified Equity Contribution for determining compliance with Section 6.1. Upon the delivery by the Borrower of the Cure Notice, until the end of the Cure Period, neither the Administrative Agent nor any Lender shall exercise the right to accelerate the Obligations under the First Lien Facilities or terminate the Commitments and none of the Administrative Agent, any Lender or any Issuing Bank shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of the Cure Period solely on the basis of an Event of Default having occurred and being continuing with respect to the breach of Section 6.1.

Article XII

NEGATIVE COVENANTS

Each Loan Party (other than, except as expressly provided below, Parent and Kubra Newco) covenants and agrees until the payment in full of the Obligations:

Section 12.1
Indebtedness

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, issue any Disqualified Capital Stock or create, incur, assume or suffer to exist any Indebtedness, except:

(a)
The Obligations and other Indebtedness created pursuant to the Loan Documents;
(b)
Indebtedness of the Borrower and its Restricted Subsidiaries existing on the Closing Date and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) other than with respect to capitalization of interest, fees or similar costs (including original issue discount, premium and expenses) or shorten the maturity or the Weighted Average Life to Maturity thereof;
(c)
Indebtedness of the Borrower and its Restricted Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and purchase money obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals or replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) to an amount in excess of the aggregate principal amount of such Indebtedness permitted under this clause (c) or shorten the maturity or the Weighted Average Life to Maturity thereof; provided that the aggregate principal amount of such Indebtedness does not exceed the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding;
(d)
Indebtedness of the Borrower owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary; provided that any such Indebtedness that is owed by a Restricted Subsidiary that is not a Guarantor shall be subject to Section 7.4 and shall not be in an aggregate principal amount exceeding~~, when aggregated with (i) Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties, (ii) Incremental Equivalent Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan Parties, and (iii) Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor in reliance on Section 7.1(e), the greater of (x) $70,000,000 and (y) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding~~ the Non-Guarantor Debt Amount;
(e)
Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary Borrower and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted Subsidiary; provided that Guarantees by any Loan Party of Indebtedness of any Subsidiary that is not a Guarantor shall be subject to Section 7.4 and shall not be in an aggregate principal amount exceeding~~, when aggregated with (i) Permitted Acquisition Debt incurred or assumed by Restricted Subsidiaries that are not Loan Parties, (ii) Incremental Equivalent Debt incurred or guaranteed by Restricted Subsidiaries that are not Loan Parties, and (iii) Indebtedness incurred by Restricted Subsidiaries that are not Guarantors in reliance on Section 7.1(d), the greater of (x) $70,000,000 and (y) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding~~ the Non-Guarantor Debt Amount;
(f)
Related Party Debt;
(g)
Incremental Equivalent Debt;
(h)
Hedging Obligations not for speculative purposes;
(i)
Credit Agreement Refinancing Indebtedness;
(j)
Indebtedness for customary indemnification, adjustment of purchase price or similar customary obligations of the Loan Parties (other than Parent and Kubra Newco) arising under any documents relating to any Permitted Acquisition or any other Acquisition consummated pursuant to Section 7.4(i) or 7.4(m) or any other transaction approved by the Required Lenders;
(k)
Indebtedness in respect of netting services or overdraft protections in connection with deposit accounts and other cash management obligations, in each case solely to the extent incurred in the ordinary course of business;
(l)
Indebtedness in respect of Taxes, assessments or governmental charges to the extent that payment thereof shall not be required by Section 5.5;
(m)
Indebtedness consisting of judgments not otherwise constituting an Event of Default under Section 8.1(l);
(n)
Indebtedness incurred in the ordinary course of business relating to the financing of liability, casualty, hazard and other insurance premiums in which the Borrower or any Restricted Subsidiary is an insured;
(o)
Indebtedness which may be deemed to exist pursuant to any bonds, guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business, or in connection with any letters of credit or bank guarantees posted to support any such bonds, or in connection with the enforcement of rights or claims of the Borrower or any Restricted Subsidiary or in connection with judgments that do not result in an Event of Default;
(p)
unsecured Indebtedness of the Borrower or any Restricted Subsidiary owing to any then-existing or former director, officer or employee of the Borrower or any Restricted Subsidiary or their respective assigns, estates, heirs or their current or former spouses for the repurchase, redemption or other acquisition or retirement for value of any equity interest or equity equivalent of Parent or its Subsidiaries held by them in an aggregate principal amount not to exceed, when aggregated with any Restricted Payment made in reliance on Section 7.5(c), the greater of (i) $20,000,000 and (ii) 10.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) incurred in any Fiscal Year;
(q)
accretion or amortization of original issue discount and accretion of interest paid in kind, in each case, in respect of Indebtedness otherwise permitted by this Section 7.1;
(r)
[reserved];
(s)
Permitted Acquisition Debt;
(t)
other Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding; provided that the aggregate principal amount of any such Indebtedness incurred or assumed by Restricted Subsidiaries that are not Loan Parties shall not exceed the Non-Guarantor Debt Amount;
(u)
[reserved];
(v)
Indebtedness and obligations of the Borrower under the Tax Receivable Agreement;
(w)
Indebtedness of the Borrower or any Restricted Subsidiary incurred in connection with interchange lines of credit, in an aggregate principal amount not to exceed the greater of (x) $40,000,000 and (y) 20.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any one time outstanding; and
(x)
to the extent constituting Indebtedness, Processing Obligations.

The accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, and the payment of interest or dividends in the form of additional Indebtedness, as the case may be, of the same class, accretion or amortization of original issue discount and increases in the amount of Indebtedness solely as a result of fluctuations in the exchange rate of currencies, will, in each case, not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.1.

Notwithstanding anything to the contrary herein, all Indebtedness of any Loan Party owing to a Restricted Subsidiary that is not a Loan Party, whether incurred in reliance on Section 7.1(d) or otherwise, must be unsecured and subordinated in right of payment to the Obligations pursuant to the Intercompany Note.

Section 12.2
Liens

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

(a)
Liens securing (i) the Obligations, (ii) Incremental Equivalent Debt, (iii) Credit Agreement Refinancing Indebtedness and (iv) Permitted Acquisition Debt;
(b)
Permitted Encumbrances;
(c)
Liens on any property or asset of the Borrower or any Restricted Subsidiary existing on the Closing Date and set forth on Schedule 7.2 and any improvements, attachments thereto or proceeds thereof; provided that such Liens shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary;
(d)
purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) any such Lien secures Indebtedness permitted by Section 7.1(c), (ii) any such Lien does not extend to any other asset and (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;
(e)
any Lien (i) existing on any asset of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Restricted Subsidiary, or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary; provided that (A) any such Lien was not created in the contemplation of any of the foregoing and (B) any such Lien secures only those obligations which it secures on the date that such Person becomes a Restricted Subsidiary or the date of such merger or the date of such acquisition;
(f)
extensions, renewals, or replacements of any Lien referred to in subsections (b) through (e) of this Section; provided that the principal amount of the Indebtedness secured thereby is not increased other than with respect to the capitalization of interest, fees and other amounts as a result of such extensions, renewals, or replacements and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby and any improvements, attachments thereto or proceeds thereof;
(g)
any interest or title of a lessor or sublessor under any lease of real estate or personal property permitted hereunder, in each case, relating only to such real estate or personal property;
(h)
Liens on cash earnest money deposits made by the Borrower and its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in favor of the seller of any property to be acquired in an Investment reasonably anticipated to be permitted pursuant to Section 7.4 to be applied against the purchase price for such Investment;
(i)
purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into the ordinary course of business;

(j)
non-exclusive licenses or sublicenses of Patents, Trademarks, Copyrights and other intellectual property rights granted by the Borrower or any Restricted Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries;
(k)
(i) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Permitted Investments on deposit in one or more accounts maintained by the Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank or banks with respect to cash management, automated clearing house transfers and operating account arrangements, (ii) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (iii) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes and (iv) Liens that are contractual rights of setoff or rights of pledge relating to purchase orders and other agreements entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(l)
Liens on insurance policies and the proceeds thereof and premium refunds securing the financing of the premiums with respect thereto;
(m)
Liens on any property of the Loan Parties (other than Parent and Kubra Newco) securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities secured by such Liens shall not exceed the greater of (x) $30,000,000 and (y) 15.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time;
(n)
Liens for taxes, assessments or governmental charges or levies which are not required to be paid pursuant to Section 5.5;
(o)
Liens imposed by law, which do not secure Indebtedness for borrowed money, such as carriers,’ warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens, in each case, arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the Borrower’s or any Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Restricted Subsidiary or (ii) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien and with respect to which adequate reserves are being maintained in accordance with GAAP;
(p)
attachment and judgment Liens in respect of decrees and judgments to the extent, and for so long as, such judgments and decrees do not, individually or in the aggregate constitute an Event of Default under 8.1(l);
(q)
Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, public utilities or private utilities, leases and contracts in the ordinary course of business, statutory obligations, surety or appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), and obligations in respect of letters of credit or bank guaranties that have been posted to support payment of the Liens described in this Section 7.2(q);
(r)
Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangements;
(s)
Liens (i) incurred in the ordinary course of business in connection with the purchase or shipping of goods or assets (or the related assets and proceeds thereof), which Liens are in favor of the seller or shipper of such goods or assets and only attach to such goods or assets, and (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(t)
(i) Liens on earnest money deposits of cash or Permitted Investments or cash advances made in connection with any Permitted Acquisition or other permitted Investments or in respect of any anticipated Permitted Acquisition or other permitted Investment or (ii) Liens consisting of an agreement to dispose of any property in a disposition permitted under Section 7.6;
(u)
in the case of any non-wholly owned Restricted Subsidiary, any put and call arrangements or restrictions on disposition related to its Capital Stock set forth in its organizational documents, any related joint venture or similar agreement and not entered into in contemplation of this exception;
(v)
Processing Liens; and
(w)
Liens securing the Indebtedness permitted by Section 7.1(w).
Section 12.3
Fundamental Changes

.

(a)
The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, (i) merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve or (ii) sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired); provided that (x) Investments pursuant to Section 7.4(h) are permitted; (y)(i) Parent may merge into or consolidate with any Person so long as, after giving effect thereto, no Change in Control has occurred and Parent is the surviving Person, (ii) the Borrower or any Restricted Subsidiary may merge with a Person if the Borrower (or a Restricted Subsidiary, if the Borrower is not a party to such merger) is the surviving Person; provided that if any party to such merger is a Guarantor and the Borrower is not a party to such merger, a Guarantor shall be the surviving Person, (iii) any Restricted Subsidiary of the Borrower may merge into another Restricted Subsidiary of the Borrower; provided that if any party to such merger is a Guarantor, a Guarantor shall be the surviving Person, (iv) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Guarantor, (v) to the extent it has sold, transferred or otherwise disposed of all of its assets to the Borrower or to a Guarantor, any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the

Lenders and (vi) the Post-Closing Restructuring is permitted; provided, further, that any such merger involving or constituting an Investment shall not be permitted unless also permitted by Section 7.4 (other than pursuant to Section 7.4(t)(x)); and (z) other than with respect to the Loan Parties, clause (a)(ii) above shall not prohibit a transaction that is otherwise permitted under Section 7.6 hereof.
(b)
The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, engage in any business other than businesses of the type conducted by the Loan Parties and their Restricted Subsidiaries on the Closing Date and businesses reasonably related, ancillary or complementary thereto or a reasonable extension thereof.

Notwithstanding the foregoing, Kubra Newco shall be permitted at any time to merge into or consolidate into any Loan Party, or liquidate or dissolve, so long as any Capital Stock of the Borrower owned or controlled by Kubra Newco is transferred to Parent and any other material assets of Kubra Newco are transferred to one or more Loan Parties, in each case, through one or more transactions.

Section 12.4
Investments, Loans

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any Capital Stock, evidence of Indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment in, any other Person (all of the foregoing being collectively called “Investments”), or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or a division or business unit of any other Person, except:

(a)
Investments (other than Permitted Investments) existing on the Closing Date and set forth on Schedule 7.4 (including Investments in Subsidiaries);
(b)
cash and Permitted Investments;
(c)
Guarantees by the Borrower and Restricted Subsidiaries constituting Indebtedness permitted by Section 7.1; provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Guarantors that is Guaranteed by any Loan Party shall be subject to the limitation set forth in subsection (d) of this Section;
(d)
Investments made by any Loan Party (other than Parent and Kubra Newco) or any Restricted Subsidiary in or to any Subsidiary; provided that the aggregate amount of Investments made after the Closing Date by the Loan Parties or any Restricted Subsidiary in or to, and Guarantees by the Loan Parties or any Restricted Subsidiary of Indebtedness of, any Subsidiary that is not a Guarantor shall not~~, together with the aggregate consideration paid for any~~ exceed the Non-Guarantor ~~Acquisition, exceed the greater of (x) $70,000,000 and (y) 35.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding~~Investment Amount;
(e)
loans or advances to employees, officers, directors or other service providers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business; provided that the aggregate amount of all such loans and advances does not exceed the greater of (x) $14,000,000 and (y) 7.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding;
(f)
Hedging Transactions and Hedging Obligations permitted hereunder and, to the extent constituting Investments, Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into in connection with Convertible Bond Indebtedness;
(g)
Related Party Debt;
(h)
(i) Permitted Acquisitions and (ii) Investments of a Person existing at the time it becomes a Restricted Subsidiary or consolidates, amalgamates or merges with the Borrower or a Restricted Subsidiary in connection with a Permitted Acquisition, provided that such Investments were not obtained in connection with, or in anticipation or contemplation of, such Permitted Acquisition;
(i)
Investments in an aggregate amount outstanding pursuant to this subsection (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the Available Amount at such time, so long as no Event of Default shall exist or result therefrom; provided that any such Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor shall not exceed the Non-Guarantor Investment Amount;
(j)
deposits required to be made to landlords in the ordinary course of business to secure or support obligations of a Loan Party (other than Parent and Kubra Newco) under leases of real property;
(k)
Investments received by Loan Parties (other than Parent and Kubra Newco) in connection with a sale permitted pursuant to Section 7.6;
(l)
Investments (i) taken in connection with the settlement of accounts or the bankruptcy or restructuring of account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business and consistent with past practice;
(m)
other Investments which in the aggregate do not exceed the greater of (x) $100,000,000 and (y) 50.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) at any time outstanding; provided that any such Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor shall not exceed the Non-Guarantor Investment Amount;
(n)
Investments to facilitate the consummation of the Closing Date Acquisition and the Post-Closing Restructuring;
(o)
any payment that could have been made as a Restricted Payment under Section 7.5 may be made as an Investment in the form of a loan to the recipient of the Restricted Payment and made for the same purpose as such Restricted Payment;
(p)
deposits of earnest money paid in connection with a transaction that is reasonably anticipated to be a Permitted Acquisition;

(q)
the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivables, notes receivable and other extensions of trade credit owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;
(r)
Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;
(s)
the Borrower and its Restricted Subsidiaries may acquire and hold obligations of their officers, directors or employees in connection with such officers,’ directors’ and employees’ acquisition of Qualified Capital Stock of the Borrower (so long as, to the extent constituting voting Capital Stock, such Capital Stock is pledged as Collateral pursuant to the Guaranty and Security Agreement or another pledge agreement in form and substance reasonably satisfactory to the Administrative Agent) or Parent (so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary in connection with the acquisition of such obligations);
(t)
Investments consisting of (x) transactions permitted under Section 7.3 and (y) repayments or other acquisitions of Indebtedness of the Borrower or any Restricted Subsidiary not prohibited by Section 7.12(b);
(u)
Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business; and
(v)
Investments so long as (i) no Specified Event of Default shall exist or result therefrom, and (ii) the Total Net Leverage Ratio shall not exceed 3.80:1.00 as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower at its sole discretion shall have provided the Administrative Agent with monthly financial statements for Parent and its Restricted Subsidiaries that are Compliant Financials in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such Investment had been made on the first day of the relevant testing period; provided that any such Investments made by the Loan Parties or any Restricted Subsidiary in or to any Subsidiary that is not a Guarantor shall not exceed the Non-Guarantor Investment Amount.

If any Person in which an Investment is made pursuant to Section 7.4(d) that is not a Loan Party at the time of such Investment thereafter becomes a Loan Party or is merged or consolidated into or transfers or conveys all or substantially all of its assets to, or is liquidated into, a Loan Party, then from and after such merger, consolidation, transfer, conveyance or liquidation such Investment shall thereafter not be accounted for under the proviso of Section 7.4(d).

Notwithstanding the foregoing or anything else to the contrary in the Loan Documents, the Borrower will not, and will not permit any Loan Party or any Restricted Subsidiary to, directly or indirectly, make Investments in, or transfer assets or property to, Unrestricted Subsidiaries (whether by means of an Investment, Disposition, transfer, exclusive license, dividend, Restricted Payment or otherwise) in an aggregate amount over the life of this Agreement exceeding the sum of (1) the greater of (x) $30,000,000 and (y) 15.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) and (2) the aggregate amount of Returns actually received in cash by the Borrower and its Restricted Subsidiaries after the Closing Date in respect of Investments in Unrestricted Subsidiaries.

Section 12.5
Restricted Payments

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)
dividends payable by the Borrower solely in interests of any class of its Qualified Capital Stock;
(b)
Restricted Payments made by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary, on at least a pro rata basis with any other shareholders if such Restricted Subsidiary is not wholly owned by the Borrower and other wholly owned Restricted Subsidiaries of the Borrower;
(c)
So long as no Specified Event of Default or Event of Default under Section 8.1(d) (solely as a result of any failure to comply with Section 5.1(a), 5.1(b), 5.1(c) or 6.1), shall exist or result therefrom, cash dividends and distributions paid and declared solely for the purpose of funding the redemption, purchase or other acquisition or retirement for value by Parent, the Borrower or any Restricted Subsidiary of Capital Stock from any present or former employee, director or officer (or the permitted assigns, estate, heirs or current or former spouses thereof) thereof pursuant to incentive plans or equity exchange agreements in the ordinary course of business or upon the death, disability or termination of employment of such employee, director or officer; provided that the amount of such cash dividends and distributions shall not exceed, when aggregated with any Indebtedness incurred or outstanding, as applicable, in reliance on Section 7.1(p), the greater of (x) $20,000,000 and (y) 10.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) in any Fiscal Year;
(d)
for so long as the Borrower or Parent is classified as a “partnership” or a “disregarded entity” for purposes of the Code, any Loan Party may make distributions the proceeds of which shall be used (A) to pay, without duplication, any Taxes attributable to the income or activities of the Parent or its Subsidiaries or (B) to make distributions pursuant to Section 4.01(b) of the Second Amended and Restated Limited Liability Company Agreement of the Borrower dated as of July 11, 2019 (as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement of Hawk Parent Holdings LLC, effective as of April 13, 2026), and as in effect on the Closing Date;
(e)
cash dividends and distributions paid and declared, directly or indirectly, by the Borrower to Parent for the purpose of enabling Parent to substantially concurrently make prepayments, redemptions, repurchases or other acquisitions for value in respect of, or principal, interest or other payments on, Indebtedness permitted under Section 7.12(b);
(f)
cash dividends and distributions paid and declared, directly or indirectly, by the Borrower to Parent for the purpose of paying reasonable and documented operating and overhead costs and expenses of Parent to the extent such costs and expenses (i) are incurred in the ordinary course of business and (ii) are attributable to the ownership or operations of the Borrower and its Subsidiaries;
(g)
payments of (i) obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of the Borrower and its Subsidiaries and (ii) expenses in connection with the Transactions;

(h)
Restricted Payments in an aggregate amount not to exceed the Available Amount at such time, so long (1) as no Event of Default shall exist or result therefrom and (2) with respect to any portion of such Restricted Payments made in reliance on clause (a) or (b) of the definition of Available Amount, (X) the Total Net Leverage Ratio is not greater than 3.80:1.00 and (Y) the First Lien Net Leverage Ratio is not greater than 2.15:1.00, in each case, as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered, calculated on a pro forma basis as if such Restricted Payment had been made on the first day of the relevant testing period;
(i)
Restricted Payments, so long as (i) no Event of Default shall exist or result therefrom and (ii) the aggregate amount of all such Restricted Payments shall not exceed an amount equal to the sum of (A) (1) the greater of $40,000,000 and (2) 20.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) and (B) an unlimited amount so long as (X) the Total Net Leverage Ratio is not greater than 3.30:1.00 and (Y) the First Lien Net Leverage Ratio is not greater than 1.90:1.00, in each case, as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower at its sole discretion shall have provided the Administrative Agent with monthly financial statements for Parent and its Restricted Subsidiaries that are Compliant Financials in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such Restricted Payment had been made on the first day of the relevant testing period;
(j)
solely to the extent any Permitted Tax Distributions paid or payable to Parent in respect of any taxable period in excess of the actual Taxes payable by Parent for such taxable period that are attributable to the income or activities of the Parent and its Subsidiaries are insufficient to pay such amounts, Restricted Payments to pay amounts required to be paid under the Tax Receivable Agreement (other than any “Early Termination Payment” under and as defined in the Tax Receivable Agreement) as in effect on the Closing Date;
(k)
Restricted Payments to shareholders of any Person (other than an Affiliate of any Loan Party) acquired by merger pursuant to an Investment permitted under this Agreement, at the time of and to facilitate such Acquisition;
(l)
payments of cash in lieu of fractional shares in connection with any dividend, split or combination of its Capital Stock; and
(m)
the distribution (i) by the Borrower to Parent of cash proceeds to facilitate the consummation of the Closing Date Acquisition and (ii) to Parent of cash proceeds to facilitate the consummation of any Acquisition constituting a Permitted Acquisition.
Section 12.6
Sale of Assets

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of any of its assets, business or property, including shares of a Restricted Subsidiary’s Capital Stock (any such conveyance, sale, lease, assignment, transfer or other disposition, a “Disposition”), in each case whether now owned or hereafter acquired, to any Person, except:

(a)
the sale or other disposition of immaterial, surplus, obsolete or worn out property or other property not necessary for operations;

(b)
the sale or other disposition of (i) inventory in the ordinary course of business and (ii) Permitted Investments for cash or other Permitted Investments, in the case of this clause (ii), at fair market value (as reasonably determined by the Borrower);
(c)
non-exclusive licenses and sublicenses of Patents, Trademarks, Copyrights and other intellectual property rights granted by the Borrower or any Restricted Subsidiary not interfering in any material respect with the ordinary conduct of the business of the Loan Parties;
(d)
the sale, assignment, transfer or lapse or abandonment of any registrations or applications for registration of any Patents, Trademarks, Copyrights and other intellectual property rights that are immaterial to the business of the Borrower and its Restricted Subsidiaries or no longer commercially practicable to maintain;
(e)
a lease, sublease, license or other similar use or occupancy agreement of real property not constituting Indebtedness entered into in the ordinary course of business;
(f)
any sale of any property (other than their own stock or stock equivalents) by any Restricted Subsidiary to any Loan Party (other than Parent and Kubra Newco) to the extent any resulting Investment constitutes an Investment permitted by Section 7.4 (other than pursuant to Section 7.4(t)(x) by reference to Section 7.3(a)(y)(iv) or pursuant to Section 7.4(k));
(g)
settlements, write-offs, discount, sales or other dispositions in the ordinary course of business of extension of trade credit, including defaulted or past due receivables;
(h)
disposition of assets as a result of a casualty loss or condemnation proceeding;
(i)
Investments made in accordance with Section 7.4 (other than pursuant to Section 7.4(t)(x) by reference to Section 7.3(a)(y)(iv) or pursuant to Section 7.4(k));
(j)
Restricted Payments permitted under Section 7.5;
(k)
sales and other dispositions of assets by the Borrower and its Restricted Subsidiaries which are made for fair market value (as reasonably determined by the Borrower), so long (i) no Specified Event of Default shall exist or result therefrom, and (ii) not less than 75% of the aggregate sales price for such sale or other disposition shall be paid in cash;
(l)
Liens permitted under Section 7.2;
(m)
(i) any sale or issuance by the Borrower of its own Qualified Capital Stock to Parent or Kubra Newco (so long as such Capital Stock is pledged as Collateral pursuant to the Guaranty and Security Agreement), (ii) any sale or issuance by any Restricted Subsidiary of the Borrower of its own Qualified Capital Stock to any Loan Party (other than Parent and Kubra Newco) (so long as, except to the extent constituting Excluded Property, such Capital Stock is pledged as Collateral pursuant to the Guaranty and Security Agreement) and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Restricted Subsidiary of the Borrower, any sale or issuance by such Person of its own Qualified Capital Stock constituting directors’ qualifying shares or nominal holdings;
(n)
dispositions (i) by a Loan Party to another Loan Party (other than Parent and Kubra Newco) or (ii) to facilitate the Post-Closing Restructuring;

(o)
trade-ins or other exchanges of tangible assets for other tangible assets of comparable or greater value useful to the business of the Loan Parties or, in the case of any such trade-ins or exchanges of assets of any Restricted Subsidiary that is not a Loan Party, useful to the business of such Restricted Subsidiary;
(p)
the Borrower and its Restricted Subsidiaries may terminate or unwind any Hedging Transaction in accordance with its terms;
(q)
the sale or other disposition for fair market value of Real Estate pursuant to a Sale and Leaseback Transaction in an aggregate amount not exceed the greater of (x) $50,000,000 and (y) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) during the term of this Agreement;
(r)
the Borrower and its Restricted Subsidiaries may issue or sell any Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and
(s)
the Borrower and its Restricted Subsidiaries may terminate leases, subleases, licenses and sublicenses in the ordinary course of business.

To the extent the Required Lenders (or all Lenders, if required under Section 10.2) waive the provisions of this Section 7.6 with respect to the conveyance, sale, lease, assignment or other disposition of any Collateral, or any Collateral is sold as permitted by this Section 7.6 (other than to a Loan Party), such Collateral shall automatically be deemed sold free and clear of the Liens created by the Collateral Documents, and the Administrative Agent is authorized to take and shall take any actions reasonably requested by the Borrower in order to effect and/or evidence the foregoing, so long as the Borrower or applicable Loan Party shall have provided the Administrative Agent a certificate confirming compliance with this Agreement. Notwithstanding the foregoing or anything else to the contrary in the Loan Documents, the Borrower will not, and will not permit any Subsidiary to, permit any transfer of Material IP owned by a Loan Party to Parent, Kubra Newco or a Subsidiary that is not a Loan Party (including any Unrestricted Subsidiary).

Section 12.7
Transactions with Affiliates

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates involving payment or consideration in excess of $10,000,000 with respect to any such transaction or series of related transactions, except:

(a)
in the ordinary course of business at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;
(b)
usual and customary compensation, and expense reimbursements for travel expenses and fees paid to directors (including, without limitation, the lead director) of Parent and Kubra Newco (to the extent attributable to the ownership of the Borrower and the Borrower’s Subsidiaries) and the Borrower and the Borrower’s Subsidiaries permitted under this Agreement;
(c)
usual and customary indemnifications of directors of Parent and Kubra Newco (to the extent attributable to the ownership of the Borrower and the Borrower’s Subsidiaries) and the

Borrower and the Borrower’s Subsidiaries permitted under this Agreement;
(d)
salaries and other reasonable employee compensation and indemnification to officers of Parent and Kubra Newco (to the extent attributable to the ownership of the Borrower and its Restricted Subsidiaries) and the other Loan Parties;
(e)
transactions between or among Loan Parties (subject to Section 7.14, to the extent involving Parent and/or Kubra Newco) not involving any other Affiliates;
(f)
any Investments permitted under Section 7.4(a), 7.4(e), 7.4(o) or 7.4(s) and any Restricted Payments permitted under Section 7.5;
(g)
the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, other similar compensatory arrangements and severance agreements with officers, employees, consultants and directors of Parent and Kubra Newco (to the extent attributable to the ownership of the Borrower and the Borrower’s Subsidiaries) and the Borrower and the Borrower’s Subsidiaries;
(h)
the Transactions and the payment of fees and expenses as part of or in connection with the Transactions;
(i)
the Borrower and its Restricted Subsidiaries may enter into transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.7;
(j)
Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and, to the extent not required to be cancelled hereunder, the holding of such Loans or Commitments to the extent permitted hereunder and the payments and other transactions contemplated herein in respect thereof;
(k)
payment of out-of-pocket costs and expenses relating to registration rights and indemnities provided to Persons holding Capital Stock in Parent pursuant to any registration rights agreement entered into after the Closing Date; and
(l)
the Borrower and its Restricted Subsidiaries may enter into transactions to facilitate the Post-Closing Restructuring.
Section 12.8
Restrictive Agreements

. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Restricted Subsidiaries to create, incur or permit any Lien upon any of its assets or properties to secure the Obligations, whether now owned or hereafter acquired, or (b) the ability of any of its Restricted Subsidiaries to pay dividends or other distributions with respect to its Capital Stock, to make or repay loans or advances to the Borrower or any Restricted Subsidiary, to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary or to transfer any of its property or assets to the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions or conditions imposed by law, by any Loan Document or by any agreement related to any Credit Agreement Refinancing Indebtedness, Incremental Equivalent Debt or Permitted Acquisition Debt, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the

Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets permitted to secure such Indebtedness, (iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof so long as such restriction was not entered into in contemplation of this exception, (v) the foregoing shall not apply to any agreement or instrument governing Indebtedness acquired in connection with a Permitted Acquisition, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition or Investment and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition or Investment, (vi) the foregoing shall not apply to restrictions applicable to any Unrestricted Subsidiary or any joint venture (or, in each case, the Capital Stock thereof), in the case of any joint venture, to the extent such restrictions were not entered into in contemplation of this exception, (vii) the foregoing shall not apply to encumbrances or restrictions on assignment on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (viii) the foregoing shall not apply to contractual obligations which (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.8) are listed on Schedule 7.8 hereto and (y) to the extent contractual obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, or any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing is not (taken as a whole) materially less favorable to the Lenders, and (ix) the foregoing shall not apply to (i) an agreement related to Indebtedness permitted under Section 7.1(w) or Section 7.1(x) hereof, or (ii) an agreement effecting a refinancing, replacement or substitution, extension, renewal or restructuring of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (i) through (viii) above, provided, that the provisions relating to such encumbrance or restriction contained in any such agreement or refinancing, replacement or substitution agreement (taken as a whole) are no less favorable to the Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clauses (i) through (viii).

Section 12.9
Sale and Leaseback Transactions

. The Loan Parties (other than, subject to Section 7.14, Parent and Kubra Newco) will not, and will not permit any of their Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (each, a “Sale and Leaseback Transaction”), except (i) to the extent such transactions are solely between Loan Parties (other than Parent and Kubra Newco), (ii) as permitted by Section 7.6(q) or (iii) as set forth on Schedule 7.9 hereto.

Section 12.10
Sanctions and Anti-Corruption Laws

. The Loan Parties will not, and will not permit any Subsidiary to, request any Loan or Letter of Credit or, directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of any Loan or any Letter of Credit, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (a) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions, (b) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as an arranger, documentation agent, the Administrative Agent, any Lender (including a Swingline Lender), an Issuing Bank, underwriter, advisor, investor or otherwise), or (c) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money or anything else of value to any Person in violation of applicable Anti-Corruption Laws.

Section 12.11
Amendment to Organization Documents

. The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, amend, modify or waive any of its rights under its Organization Documents in any manner that could reasonably be expected to be materially adverse to the Lenders, the Administrative Agent, the Issuing Banks, Parent or any of its Subsidiaries (as reasonably determined by the Borrower).

Section 12.12
Material Indebtedness; Junior Financing

.

(a)
The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, agree to or permit any amendment, modification or waiver of the terms of the documentation with regard to (i) any Material Indebtedness in a manner that would be materially adverse to the interests of the Lenders or the Administrative Agent taken as a whole as reasonably determined by the Borrower (except to the extent such amendment, modification or waiver would have been permitted under this Agreement on the date such Indebtedness was incurred or, in the case of any Material Indebtedness that is Junior Financing subject to any subordination or intercreditor agreements or other equivalent provisions, to the extent such amendments, modifications or waivers are not prohibited by any such agreements and provisions) or (ii) any Junior Financing that is subject to any subordination or intercreditor agreements or other equivalent provisions, to the extent such amendments, modifications or waivers are prohibited by any such agreements and provisions.
(b)
The Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, (i) prepay, redeem, repurchase or otherwise acquire for value any Indebtedness that is (x) expressly subordinated in right of payment to the Obligations, (y) secured on a junior priority basis relative to the Obligations by some or all of the Collateral or (z) unsecured (collectively, “Junior Financing”) or (ii) make any principal, interest or other payments on any Junior Financing; provided, in each case, that, to the extent not prohibited in any subordination or intercreditor agreements (or any other equivalent provisions) applicable thereto, Parent and its Restricted Subsidiaries may (and the applicable documents and agreements governing or evidencing any Junior Financing or executed in connection therewith shall provide that Parent and its Restricted Subsidiaries may) (A) prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing in an aggregate amount not to exceed the Available Amount at such time, so long as (1) no Event of Default shall exist or result therefrom and (2) with respect to any portion of such prepayment, redemption, repurchase, acquisition or payment made in reliance on clause (a) or (b) of the definition of Available Amount, (X) the Total Net Leverage Ratio is not greater than 3.80:1.00 and (Y) the First Lien Net Leverage Ratio is not greater than 2.15:1.00, in each case, as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered, calculated on a pro forma basis as if such prepayment, redemption, repurchase, acquisition or payment had been made on the first day of the relevant testing period, (B) prepay, redeem, repurchase or otherwise acquire for value, or make any principal, interest or other payments on, any Junior Financing, so long as (i) no Event of Default shall exist or result therefrom and (ii) the aggregate amount of all such prepayments, redemptions, repurchases, acquisitions and payments under this clause (B) shall not exceed an amount equal to the sum of (1) (X) the greater of $50,000,000 and (Y) 25.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) and (2) an unlimited amount so long as (X) the Total Net Leverage Ratio is not greater than 3.55:1.00 and (Y) the First Lien Net Leverage Ratio is not greater than 1.90:1.00, in each case, as of the most recently ended Fiscal Quarter for which financial statements shall have been delivered (or, if the Borrower at its sole discretion shall have provided the Administrative Agent with monthly financial statements for Parent and its Restricted Subsidiaries that are Compliant Financials in form and substance reasonably satisfactory to the Administrative Agent, as of the most recently ended twelve month period), calculated on a pro forma basis as if such prepayment, redemption, repurchase, acquisition or payments had been made on the first day of the relevant testing period, and (C) make regularly scheduled payments or, to the extent required by the applicable indenture or other agreement governing or evidencing such Junior Financing, special payments (which, for the avoidance of doubt, shall not include any optional redemption or other voluntary payment), in each case, of principal of and interest on any Convertible Bond Indebtedness.
Section 12.13
Change in Fiscal Year

. Without the Administrative Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), the Loan Parties will not, and will not permit any of their Restricted Subsidiaries to, change the fiscal year of Parent and its Restricted Subsidiaries, except to change the fiscal year of a Restricted Subsidiary to conform its fiscal year to that of Parent.

Section 12.14
Holding Company Restrictions

. Each of Parent and Kubra Newco will not incur any material liabilities or obligations, own or acquire any material assets, permit any material Lien to exist on its assets or engage itself in any operations or business, other than (a) activities and contractual rights incidental to maintenance of its corporate or organizational existence in compliance with applicable law, including the ability to incur and pay fees, costs and expenses relating to such maintenance, (b) the issuance of its Capital Stock to its shareholders, (c) the making of Restricted Payments and, to the extent not prohibited under Section 7.12(b), the payment, prepayment, redemption, repurchase or other acquisition for value of Indebtedness (or interest or other amounts owing in respect thereof), (d)(i) the ownership of the Capital Stock of the Borrower (and, in the case of Parent, of Kubra Newco), the making of contributions to the capital of the Borrower (and, in the case of Parent, of Kubra Newco), and incidental business or operations related thereto or to any Person that has merged, amalgamated or consolidated with the Borrower (and, in the case of Parent, of Kubra Newco), (ii) the formation and ownership of any wholly‑owned Domestic Subsidiary that is a Restricted Subsidiary to effect a Permitted Acquisition, the making of contributions to the capital of such Subsidiary in connection with such Permitted Acquisition and incidental business or operations related thereto or to any Person that has merged, amalgamated or consolidated with such Subsidiary, (iii) the ownership of an immaterial amount of the Capital Stock (retained for tax structuring or other similar purposes) of a Person acquired pursuant to a Permitted Acquisition and (iv) the Kubra Newco Transactions, (e) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (f) the performance of obligations under and compliance with its Organization Documents, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, (g) the entry into, and performance of its obligations with respect to, indemnification arrangements with officers, directors, employees, managers, partners, consultants or independent contractors of Parent or any of its Subsidiaries or in any other contractual agreement incidental to the ownership of the Borrower or its business or operations, including equity incentive plans and the Tax Receivable Agreement, (h) the incurrence and payment of its operating and business expenses incidental to a holding company and any Taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (i) the execution and delivery of, and the incurrence of any Indebtedness or guarantee obligations under, and the granting of any Liens, as applicable, under any Loan Documents and any documents governing or evidencing any Incremental Equivalent Debt, any Convertible Bond Indebtedness (in the case of Parent), or any Credit Agreement Refinancing Indebtedness to which it is a party and the performance of its obligations thereunder and other related agreements contemplated hereby or thereby (subject, in the case of any payment, prepayment, redemption, repurchase or other acquisition for value of any such Indebtedness (or interest or other amounts owing in respect thereof), to any applicable restrictions in Section 7.12(b)), (j) Indebtedness in respect of netting services or overdraft protections in connection with deposit accounts and other cash management obligations, in each case solely to the extent incurred in the ordinary course of business, (k) Liens permitted hereunder (as if any reference to any Loan Party were a reference to Parent or Kubra Newco, as applicable) that are not consensual, (l) in the case of Parent, the execution and delivery of, and performance of, any Capped Call Transactions, Convertible Bond Hedge Transactions and Warrant Transactions entered into as a part of, or in connection with, an issuance of such Convertible Bond Indebtedness and other related agreements contemplated thereby, (m) any transaction between or among Loan Parties expressly permitted under this Article VII, including (i) holding any cash, Permitted Investments or property received in connection with any payment permitted to made by the Borrower or any other Restricted Subsidiary in accordance with Section 7.12 pending application thereof by Parent or Kubra Newco in the manner contemplated by Section 7.12, (ii) the provision of Guarantees in the ordinary course of business in respect of obligations of the Borrower or any of its Subsidiaries to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners, provided for the avoidance of doubt, that such Guarantees shall not be in respect of Indebtedness for borrowed money and (iii) the receipt of the cash proceeds of any distribution by the Borrower to facilitate the consummation of the Closing Date Acquisition in accordance with Section 7.5, (n) the execution and delivery of, and performance of obligations under, the Acquisition Agreement or any other merger or other acquisition agreement in respect of any Permitted Acquisition and other related agreements contemplated thereby, and (o) legal, Tax, accounting and administrative matters in connection with any of the foregoing.

Article XIII

EVENTS OF DEFAULT
Section 13.1
Events of Default

. If any of the following events (each, an “Event of Default”) shall occur:

(a)
the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or
(b)
the Borrower shall fail to pay (i) any interest on any Loan, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (ii) any fee or any other amount (other than an amount payable under subsections (a) and (b)(i) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or
(c)
any representation or warranty made or deemed made by or on behalf of Parent or any of its Restricted Subsidiaries in this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, notice, report or other document required to be submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; provided that this clause (c) shall be limited, with respect to representations and warranties made or deemed made on the Closing Date, to the Acquisition Agreement Representations, the Specified Representations and the Target Specified Representations; or
(d)
any Loan Party shall fail to observe or perform any covenant or agreement contained in (i) Section 5.1(a), 5.1(c) (solely with respect to any Compliance Certificate required to be delivered in connection with financial statements referred to in Section 5.1(a)), 5.2(a), 5.3 (solely with respect to any Loan Party’s legal existence), 5.9, or Article VI (subject to the equity cure right provided under Section 6.2) or VII or (ii) Section 5.1(b) or 5.1(c) (solely with respect to any Compliance Certificate required to be delivered in connection with financial statements referred to in Section 5.1(b)) and, in the case of this clause (ii), such failure shall remain unremedied for ten (10) days; or
(e)
any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in subsections (a), (b) and (d) of this Section) or any other Loan Document, and such failure shall remain unremedied for 30 days after the earlier of the date that (i) a Responsible Officer of any Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or
(f)
[Reserved]; or
(g)
(i) Parent or any of its Restricted Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of, or premium or interest on, any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing or governing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any Material Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any Material Indebtedness shall be permitted to and actually declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof (other than any conversion of (or the occurrence of any event that allows for the conversion of) Convertible Bond Indebtedness in accordance with its terms unless such conversion results from any (or such event constitutes a) default or event of default by any Loan Party or Restricted Subsidiary thereunder or a “change of control”, “fundamental change” or similar occurrence thereunder); or (ii) there occurs under any Capped Call Transaction, Convertible Bond Hedge Transaction or Warrant Transaction an “early termination date” (or similar occurrence thereunder) resulting from any default or event of default under such Capped Call Transaction, Convertible Bond Hedge Transaction or Warrant Transaction as to which any Loan Party or any Restricted Subsidiary is the defaulting party (or similar term thereunder) and the swap termination value cannot be satisfied by the issuance of common stock of Parent; or
(h)
any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation,

reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection, (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors; or
(i)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for such Loan Party or Restricted Subsidiary (other than an Immaterial Subsidiary) or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(j)
[Reserved]; or
(k)
(i) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans or Non-U.S. Plans with negative Unfunded Pension Liability) that would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, or (iii) there is or arises any Withdrawal Liability that would reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect; or
(l)
any judgment or order for the payment of money in excess of the greater of (x) $34,000,000 and (y) 17.0% of Consolidated EBITDA (for the most recently ended four consecutive Fiscal Quarter period for which financial statements have been delivered, calculated on a pro forma basis) in the aggregate (to the extent not covered by either (i) independent third-party insurance as to which the insurer has not denied coverage or (ii) another creditworthy indemnitor as to which such indemnitor has not denied coverage) shall be rendered against Parent or any of its Restricted Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(m)
[Reserved]; or
(n)
a Change in Control shall occur or exist; or
(o)
any material provision of the Guaranty and Security Agreement or any other Loan Document (including, in each case, any provision that creates or perfects a security interest in the Collateral or establishes a right or remedy of the Administrative Agent or any Lender) shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party, or any Responsible Officer of any Loan Party shall so state in writing, or any Loan Party shall bring an action to terminate any of its obligations (prospective or otherwise) under the Guaranty and Security

Agreement or any other Loan Document (other than the release of any guaranty or collateral to the extent permitted pursuant to Section 9.11), in each case, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Loan Documents or (B) file Uniform Commercial Code continuation statements, or (iii) as a result of acts or omissions of the Administrative Agent or any Lender; or
(p)
any Lien purported to be created under any Collateral Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on a material portion of the Collateral subject thereto, with the priority required by the applicable Collateral Documents (other than (i) to the extent resulting from the action or inaction of the Administrative Agent or Lenders, or (ii) pursuant to the terms hereof or thereof, including as a result of a transaction permitted hereunder); or
(q)
any material provision contained in any subordination or intercreditor agreement (including any provision relating to the priority or permissibility of payments or Liens securing Indebtedness of the Loan Parties) governing any Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness, Permitted Acquisition Debt or Junior Financing, to the extent required to be in place by the terms of this Agreement, shall cease to be in full force and effect (other than as a result of any action or inaction on the part of the Administrative Agent or any Lender) or the validity or enforceability of any such provision is disaffirmed in writing by or on behalf of any Loan Party party or subject thereto;

then, and in every such event (other than an event with respect to any Loan Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) described in subsection (h) or (i) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise all remedies contained in any other Loan Document, and (iv) exercise any other remedies available at law or in equity; provided that, if an Event of Default specified in either subsection (h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

Notwithstanding anything to the contrary in this Agreement, so long as the Commitments shall not have been terminated and/or the Loans accelerated pursuant to this Section 8.1, (x) no Default or Event of Default occurring as a result of any failure by any Loan Party to deliver any notice (including any notice required pursuant to Section 5.2), to provide any financial information (including any such information required pursuant to Section 5.1) or to make any disclosure required under any Loan Document shall be deemed to be “continuing” or “existing” if such failure has been remedied or cured or has ceased to exist and (y) any Default or Event of Default occurring as a result of the making or deemed making of any representation or warranty by any Loan Party as to the absence of a Default or Event of Default during the continuance or existence of any underlying Default or Event of Default specified in clause (x) above shall be deemed to be no longer “continuing” or “existing” automatically upon and simultaneously with the remedy or cure of such underlying Default or Event of Default pursuant to clause (x) above; provided that this paragraph shall not apply in the case of any Default or Event of Default occurring as a result of any Loan Party (i) knowingly failing to give timely notice to the Administrative Agent of any Default or Event of Default pursuant to Section 5.2(a) or (ii) making any representation or warranty that such Loan Party knows is materially incorrect at the time such representation or warranty is made or deemed made.

Section 13.2
Application of Proceeds from Exercise of Remedies

. All proceeds from each sale of, or other realization upon, all or any part of the Collateral by any Secured Party after an Event of Default arises and, after the Loans have become immediately due and payable, any amounts received on account of the Obligations, shall be applied as follows:

(a)
first, to the reimbursable expenses of the Administrative Agent incurred in connection with such sale or other realization upon the Collateral or other exercise of remedies, until the same shall have been paid in full;
(b)
second, to the fees and other reimbursable expenses of the Administrative Agent, the Swingline Lender and the Issuing Banks then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(c)
third, to all reimbursable expenses, if any, of the Lenders then due and payable pursuant to any of the Loan Documents, until the same shall have been paid in full;
(d)
fourth, to the fees and interest then due and payable under the terms of this Agreement, until the same shall have been paid in full;
(e)
fifth, to the aggregate outstanding principal amount of the Loans, the LC Exposure, the Bank Product Obligations and the Hedging Obligations that constitute Obligations, until the same shall have been paid in full, allocated pro rata among the Secured Parties based on their respective pro rata shares of the aggregate amount of such Loans, LC Exposure, Bank Product Obligations and Hedging Obligations;
(f)
sixth, to additional cash collateral for the aggregate amount of all outstanding Letters of Credit until the aggregate amount of all cash collateral held by the Administrative Agent pursuant to this Agreement is at least 103% of the LC Exposure after giving effect to the foregoing clause fifth; and
(g)
seventh, to the extent any proceeds remain, to the Borrower or as otherwise provided by a court of competent jurisdiction.

All amounts allocated pursuant to the foregoing clauses third through fifth to the Lenders as a result of amounts owed to the Lenders under the Loan Documents shall be allocated among, and distributed to, the Lenders pro rata based on their respective Pro Rata Shares; provided that all amounts allocated to that portion of the LC Exposure comprised of the aggregate undrawn amount of all outstanding Letters of Credit pursuant to clauses fifth and sixth shall be distributed to the Administrative Agent, rather than to the Lenders, and held by the Administrative Agent in an account in the name of the Administrative Agent for the benefit of the applicable Issuing Banks and the Revolving Lenders as cash collateral for the LC Exposure, such account to be administered in accordance with Section 2.22(g) and/or Section 2.26, as applicable. All cash collateral for LC Exposure shall be applied to satisfy drawings under the Letters of Credit as they occur; if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied as set forth above.

Notwithstanding the foregoing, Bank Product Obligations and Hedging Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the Bank Product Provider or the Lender-Related Hedge Provider, as the case may be. Each Bank Product Provider or Lender-Related Hedge Provider that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Article XIV

THE ADMINISTRATIVE AGENT
Section 14.1
Appointment of the Administrative Agent

.

(a)
Subject to Section 9.7, each Lender irrevocably appoints Truist Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties (excluding Excluded Affiliates). The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party (excluding Excluded Affiliates) and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
(b)
Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Revolving Lenders to act for such Issuing Bank with respect thereto; provided that each Issuing Bank shall have all the benefits and immunities (i) provided to the Administrative Agent in this Article with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article included such Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Banks.
(c)
The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as an actual or potential Lender-Related Hedge Provider or Bank Product Provider) and each Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this regard, the Administrative Agent, as “collateral agent” and any sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Agreement for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this

Article IX and Article X (including Section 10.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 14.2
Nature of Duties of the Administrative Agent

. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, the Required Revolving Lenders, or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders, the Required Revolving Lenders, or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2, or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 14.3
Lack of Reliance on the Administrative Agent

. Each of the Lenders, the Swingline Lender and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 14.4
Certain Rights of the Administrative Agent

. If the Administrative Agent shall request instructions (or Negative Consent) from the Required Lenders or the Required Revolving Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions (or Negative Consent) from such Lenders, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions (or Negative Consent) of the Required Lenders or the Required Revolving Lenders where required by the terms of this Agreement.

Section 14.5
Reliance by the Administrative Agent

. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 14.6
The Administrative Agent in its Individual Capacity

. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender and as an Issuing Bank as any other Lender or Issuing Bank, as applicable, and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Required Lenders”, “Required Revolving Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 14.7
Successor Administrative Agent

.

(a)
The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by the Borrower (such approval not to be unreasonably withheld or delayed and provided that no such approval by the Borrower shall be required to the extent that any Specified Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, and in consultation with the Borrower, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000. Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender; (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Bank and outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
(b)
Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent’s resignation under this Section, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent’s resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent’s resignation hereunder, the provisions of this Article and of Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them, or any other events occurring, while it was serving as the Administrative Agent.
(c)
In addition to the foregoing, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, and if any Default has arisen from a failure of the Borrower to comply with Section 2.26(a), then each Issuing Bank and the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank or as Swingline Lender, as the case may be, effective at the close of business Charlotte, North Carolina time on a date specified in such notice (which date may not be less than five (5) Business Days after the date of such notice). At the time any such resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning Issuing Bank or Swingline Lender, as applicable, pursuant to this Agreement. Notwithstanding the effectiveness of any such resignation, the resigning Issuing Bank or Swingline Lender, as applicable, shall remain a party hereto and shall continue to have all the rights of an Issuing Bank or Swingline Lender, as applicable, under this Agreement with respect to Letters of Credit issued, or Swingline Loans made, by it prior to such resignation, but shall not be required to issue any additional Letters of Credit or make any additional Swingline Loans, as applicable.
Section 14.8
Withholding Tax

. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 9.8. For purposes of this Section 9.8, the term “Lender” includes any Issuing Bank and the Swingline Lender.

Section 14.9
The Administrative Agent May File Proofs of Claim

.

(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and its agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 10.3) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
(b)
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

Section 14.10
Authorization to Execute Other Loan Documents

. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents (including, without limitation, the Collateral Documents and any subordination and intercreditor agreements contemplated by this Agreement) other than this Agreement.

Section 14.11
Collateral and Guaranty Matters

. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)
to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the payment in full of all Obligations, (ii) that is sold or to be sold, transferred or otherwise disposed of to a Person that is not a Loan Party as part of or in connection with any transaction permitted under the Loan Documents, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.2;
(b)
to release any Loan Party (other than Parent, Kubra Newco and the Borrower) from its obligations under the applicable Collateral Documents if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder; and
(c)
to release any Guarantor (other than Parent and Kubra Newco) from its obligations hereunder and under the Guaranty and Security Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary, in each case, as a result of a transaction or designation permitted hereunder.

Upon request by the Administrative Agent or the Borrower at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Loan Party from its obligations under the applicable Loan Documents pursuant to this Section. In each case as specified in this Section, the Administrative Agent is authorized, at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the applicable Loan Documents, in each case in accordance with the terms of the Loan Documents and this Section.

Section 14.12
Erroneous Payments
(g)
.
(a)
If the Administrative Agent notifies a Lender, an Issuing Bank or a Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Bank or a Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding paragraph (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this paragraph (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding paragraph (a), each Lender, each Issuing Bank, each Secured Party, or any other Person who has received funds on behalf of a Lender, an Issuing Bank or any Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:
(i)
(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.12(b).
(c)
Each Lender, Issuing Bank and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding paragraph (a) or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding paragraph (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment

Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Bank at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any promissory notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank, and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 14.13
Right to Realize on Collateral and Enforce Guarantee

. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Collateral Documents, it being understood and agreed that all powers, rights and remedies hereunder and under the Collateral Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 14.14
Secured Bank Product Obligations and Hedging Obligations

. No Bank Product Provider or Lender-Related Hedge Provider that obtains the benefits of Section 8.2, the Collateral Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Bank Product Obligations and Hedging Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Bank Product Provider or Lender-Related Hedge Provider, as the case may be.

Section 14.15
Certain ERISA Matters
(i)
.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(A)
such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(B)
the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(C)
(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(D)
such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (A) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (D) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article XV

MISCELLANEOUS
Section 15.1
Notices

.

(a)
Written Notices.
(i)
Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail, as follows:

To any Loan Party: c/o Hawk Parent Holdings LLC
3060 Peachtree Road NW, Suite 1100

Atlanta, GA 30305

Attention: [***]
E-Mail: [***]

With a copy to: c/o Hawk Parent Holdings LLC
3060 Peachtree Road NW, Suite 1100

Atlanta, GA 30305

Attention: [***]
E-Mail: [***]

With a copy to: Chapman and Cutler LLP

320 South Canal Street

Chicago, IL 60606

Attention: [***]

E-Mail: [***]

To the Administrative Agent: Truist Bank

740 Battery Ave SE

Atlanta, Georgia 30339

Attention: Portfolio Manager – REPAY

E-mail: [***]

With a copy to: Truist Bank

Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Manager

E-mail: [***]

To the Issuing Bank: Truist Bank

740 Battery Ave SE

Atlanta, Georgia 30339

Attention: Portfolio Manager – REPAY

E-mail: [***]

To the Swingline Lender: Truist Bank Agency Services

303 Peachtree Street, N.E. / 25th Floor

Atlanta, Georgia 30308

Attention: Manager

E-mail: [***]

To any other Lender: the address set forth in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change (or provide) its address or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if sent by telecopy, upon transmittal in legible form by facsimile machine or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to the Administrative Agent, any Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section.

(ii)
Any agreement of the Administrative Agent, any Issuing Bank or any

Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent, each Issuing Bank and each Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent, the Issuing Banks and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent, any Issuing Bank or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent, any Issuing Bank or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, any Issuing Bank or any Lender of a confirmation which is at variance with the terms understood by the Administrative Agent, such Issuing Bank and such Lender to be contained in any such telephonic or facsimile notice.
(b)
Electronic Communications.
(i)
Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II unless such Lender or Issuing Bank, as applicable, and the Administrative Agent have agreed to receive notices under any Section thereof by electronic communication and have agreed to the procedures governing such communications. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(ii)
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)
Certification of Public Information. The Borrower and each Lender acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.1 or Section 5.2 (collectively, “Borrower Materials”) otherwise are being distributed through Syndtrak, Intralinks or any other Internet or intranet website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such Public Lenders. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any Non-Public Information; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lenders shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
(d)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT (INCLUDING ANY SUB-AGENT THEREOF), NOR ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF ANY OF THE FOREGOING PERSONS WARRANTS THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND THE ADMINISTRATIVE AGENT, EACH LENDER, EACH ISSUING BANK AND ANY RELATED PARTY OF THE FOREGOING PERSONS EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR AND ANY RELATED PARTY THEREOF IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent (or any sub-agent thereof), any Lender or any Issuing Bank, or any Related Party of any of the foregoing Persons have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet or the use by others of any information or other materials obtained through any Platform.
(e)
Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including Unites States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information. In the event that any Public Lender has determined for itself not to access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither the Administrative Agent nor the Borrower has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents.
Section 15.2
Waiver; Amendments

.

(a)
No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Loan Party and the Administrative Agent, any Issuing Bank or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.
(b)
Except as otherwise provided in this Agreement or any other Loan Document, including, without limitation, as provided in Section 2.16 or 2.13 with respect to the implementation of a Benchmark Replacement or Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or of the other Loan Documents (other than the Fee Letter), nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in lieu of the consent of the Required Lenders, no amendment, waiver or consent shall:
(i)
increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (provided that a waiver of Default Interest, any condition precedent set forth in Section 3.1 or 3.2, any Default or Event of Default or any mandatory prepayment shall not constitute an increase in any Commitment);
(ii)
reduce the principal amount of any Loan or reimbursement obligation with respect to a LC Disbursement or reduce the rate of interest thereon (except pursuant to Section 2.16(b)), or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (provided that (x) a waiver of Default Interest, any Default or Event of Default, or any mandatory prepayment or any change to a financial ratio or the components thereof or calculation conventions with respect thereto shall not constitute such a reduction and (y) any amendment, waiver, or consent that provides for all or any portion of such principal, interest, fee or other amount payable hereunder being altered from cash-pay to payment-in-kind shall constitute such a reduction);
(iii)
postpone the date scheduled for any payment of any principal of any Loan or of any interest or fees payable under the Loan Documents or postpone the scheduled date for the termination of any Commitment, without the written consent of each Lender directly and adversely affected thereby (provided that (x) a waiver or postponement, as applicable, of Default Interest, any Default or Event of Default, any mandatory prepayment, any condition precedent set forth in Section 3.1 or 3.2 or any change to a financial ratio or the components thereof or calculation conventions with respect thereto shall not constitute such a postponement and (y) any amendment, waiver, or consent that provides for all or any portion of such principal, interest, fee or other amount payable hereunder being altered from cash-pay to payment-in-kind shall constitute such a postponement);
(iv)
(A) change Section 2.21(b), 2.21(c), 2.21(e) or 8.2 in a manner that would alter the pro rata sharing of payments by the Lenders or the order or priority of payments required thereby, (B) change Section 2.8 in a manner that would alter the pro rata sharing of Commitment reductions required thereby, (C) subordinate the payment priority of the Obligations (provided that this clause (C) shall not apply to the incurrence of any “debtor-in-possession” financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions) approved by the applicable bankruptcy court) or (D) change any other provision of this Agreement or any of the other Loan Documents that addresses the matters described in (A), (B) or (C) or permit any action which would directly or indirectly have the effect of amending any of the provisions described in this clause (iv), in each case, without the written consent of each Lender directly and adversely affected thereby;
(v)
change any of the provisions of this subsection (b) or the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vi)
release all or substantially all of the Guarantors (or all or substantially all of the aggregate value of the Guarantees provided thereby), or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations, without the written consent of each Lender; ~~or~~
(vii)
(A) release or (B) subordinate the Lien of the Administrative Agent on, in each case, all or substantially all Collateral (if any) securing any of the Obligations, without the written consent of each Lender; provided that the foregoing clause (B) shall not apply to the incurrence of any “debtor-in-possession” financing (or similar financing arrangements in insolvency proceedings in non-U.S. jurisdictions) approved by the applicable bankruptcy court; or
(viii)
amend or modify Section 10.4(b)(vi) without the written consent of each Lender;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Lender or any Issuing Bank without the prior written consent of such Person.

(c)
Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender).
(d)
Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

(e)
Notwithstanding anything to the contrary herein, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, the Borrower and the other Loan Parties (i) to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the First Lien Facilities and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) to change, modify or alter Section 2.21(b) or (c) or any other provision hereof relating to pro rata sharing of payments among the Lenders to the extent necessary to effectuate any of the amendments (or amendments and restatements) enumerated in subsection (d), (e)(i) or (f) of this Section.
(f)
Notwithstanding anything to the contrary herein, but subject to the rights of each Lender described in Section 10.2(b) above, any amendment or waiver of any provision of this Agreement or any other Loan Document, or consent to any departure by any Loan Party therefrom, that by its express terms amends or modifies the rights or duties under this Agreement or such other Loan Document of one or more Classes of Lenders (but not of one or more other Classes of Lenders) may be effected by an agreement or agreements in writing signed by the Borrower or the applicable Loan Party, as the case may be, and the requisite percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if all such affected Classes of Lenders were the only Lenders hereunder at the time (including, for the avoidance of doubt, in the case of any amendment, waiver or consent in respect of conditions to extensions of Revolving Loans, which shall only require the consent of the Required Revolving Lenders and not the Required Lenders).
(g)
Notwithstanding anything to the contrary contained herein, guarantees, collateral security documents and related documents executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.
(h)
Notwithstanding anything to the contrary contained herein, if at any time after the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document.
(i)
Notwithstanding anything to the contrary contained herein, the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document (x) to adopt an alternate rate of interest pursuant to, and in accordance with, Section 2.16(b), or (y) to the extent reasonably necessary to implement any changes, modifications or amendments agreed by the Term Lead Arranger and the Borrower in connection with the initial syndication of the Initial Term Loans to the extent that the Administrative Agent determines such changes, modifications or amendments are not, taken as a whole, materially adverse to the Revolving Lenders, in their capacities as such, in each case, without any further action or consent of any other party to any Loan Document. The Lenders hereby expressly authorize the Administrative Agent to enter into any amendment to the Loan Documents contemplated by the preceding sentence.

Section 15.3
Expenses; Indemnification

.

(a)
The Borrower shall pay (i) all reasonable out-of-pocket costs and expenses documented in reasonable detail of the Administrative Agent, the Lead Arrangers, the Swingline Lender and the Issuing Banks in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents and, with respect to the Administrative Agent, the Swingline Lender and the Issuing Banks only, any amendments, modifications or waivers thereof, limited in each case with respect to legal counsel to the reasonable fees, charges and disbursements of a single outside counsel for all of the Administrative Agent, the Lead Arrangers, the Swingline Lender and the Issuing Banks taken as a whole and, if reasonably necessary, one other local counsel in each applicable jurisdiction, (ii) all reasonable out-of-pocket costs and expenses documented in reasonable detail incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses documented in reasonable detail (limited in each case with respect to legal counsel to the fees, charges and disbursements of a single outside counsel for all of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders taken as a whole and, if reasonably necessary, one other local counsel for such Persons taken as a whole in each applicable jurisdiction and, in the event of any actual or perceived conflict of interest where the affected parties inform the Borrower of such conflict, one additional counsel to each group of similarly situated affected parties in each relevant jurisdiction) incurred by the Administrative Agent, any Issuing Bank, the Swingline Lender or any Lender in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)
The Loan Parties shall indemnify the Administrative Agent, the Lead Arrangers, the Documentation Agents, the Swingline Lender, the Lenders, the Issuing Banks, and each Related Party of any of the foregoing Persons (each such Person, together with their respective successors and permitted assigns, being called an “Indemnitee”) against, and hold each Indemnitee harmless from and against, any and all losses, claims, damages, liabilities, costs and expenses, joint or several (including the reasonable fees, charges and disbursements of a single outside counsel for the Indemnitees taken as a whole and, if reasonably necessary, one other local counsel for the Indemnitees taken as a whole in each applicable jurisdiction and, in the event of any actual or perceived conflict of interest where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional counsel to each group of similarly situated affected Indemnitees in each relevant jurisdiction) incurred by any Indemnitee or asserted against any Indemnitee by any third party, by the Borrower or any other Loan Party or by any other Person arising out of or relating to (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability of any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective action, claim, litigation, investigation or proceeding (including with respect to the investigation and defense thereof) relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party, by the Borrower or any other Loan Party or by any other Person, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related costs and expenses (1) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or its or any of its Affiliates, officers, directors, employees, agents, advisors, members or (y) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document (including the failure to fund the Initial Term Loans on the Closing Date upon the satisfaction of the conditions set forth in Sections 3.1 and 3.2(c)) or (2) arise from any disputes solely among Indemnitees unrelated to any disputes involving, or claims against, any Loan Party or its Affiliate (other than disputes involving the Administrative Agent, a Lead Arranger, a Documentation Agent, an Issuing Bank, or the Swingline Lender each in its capacity as such).
(c)
To the extent that the Loan Parties fail to pay any amount required to be paid to the Administrative Agent, an Issuing Bank or the Swingline Lender under subsection (a) of (b) hereof, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or the Swingline Lender in its capacity as such.
(d)
To the extent permitted by applicable law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.
(e)
All amounts due under this Section shall be payable promptly after written demand therefor.
(f)
This Section 10.3 shall apply with respect to Taxes only to the extent they represent losses, claims, damages, etc., arising from any non-Tax claim.
Section 15.4
Successors and Assigns

.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (which consent shall not be unreasonably withheld, conditioned or delayed), except as permitted by Section 7.3(a), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section

(and any other attempted assignment or transfer by any party hereto shall be null and void except as set forth in subsection (g) of this Section). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Lead Arrangers, the Documentation Agents, the Issuing Banks, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)
Minimum Amounts.
(A)
in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)
in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if the “trade date” is specified in the Assignment and Acceptance, as of the trade date) shall not be less than (1) $2,500,000 with respect to Revolving Commitments and/or Revolving Loans and in minimum increments of $1,000,000 and $2,500,000, respectively, and (2) $1,000,000 with respect to Terms Loans and Term Loan Commitments and in minimum increments of $1,000,000, in each case, unless each of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)
Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned, except that this subsection (b)(ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among Commitments, Loans other Revolving Credit Exposure of separate Classes on a non-pro rata basis as among such Classes.
(iii)
Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)
the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Specified Event of Default has occurred and is continuing at the time of such assignment or (2) either (x) such assignment is in respect of a Revolving Commitment and is to a Revolving Lender or (y) such assignment is in respect of a Term Loan and is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have provided consent if it fails to approve or disapprove of such assignment by written notice to the Administrative Agent within ten (10) Business Days after the date on which it receives notice thereof;
(B)
the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) such assignment is in respect of a Revolving Commitment and is to a Revolving Lender or (2) such assignment is in respect of a Term Loan and is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)
the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) and the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment unless such assignment is to a Revolving Lender.
(iv)
Assignment and Acceptance. The parties to each assignment shall deliver to the Administrative Agent (A) a duly executed Assignment and Acceptance, (B) a processing and recordation fee of $3,500 (unless waived or reduced by the Administrative Agent in connection with any assignment to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender), (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under Section 2.20(f).
(v)
[Reserved].
(vi)
No Assignment to Parent or its Affiliates. No such assignment shall be made to Parent or any of Parent’s Affiliates or Subsidiaries.
(vii)
No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(viii)
Tax Forms. The assignee shall execute and deliver to the Administrative Agent and the Borrower the forms described in Section 2.20(f)(ii) applicable to it.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection, except as set forth in subsection (g) of this Section, shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). No assignment shall be effective unless it has been recorded in the Register as provided in this Section 10.4(c). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. This Section 10.4(c) is intended so that the Loans are at all times maintained in “registered form” within the meanings of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.
(d)
Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to any Person (other than to natural persons, Ineligible Institutions, Parent, or Parent’s Subsidiaries or other Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reimbursement obligation with respect to a LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) release all or substantially all of the Guarantors (or all or substantially all of the aggregate value of the Guarantees provided thereby), or limit the liability of such Guarantors, under any guaranty agreement guaranteeing any of the Obligations; or (v) release all or substantially all Collateral (if any) securing any of the Obligations, in each case subject to the exceptions, limitations and qualifications applicable to Lenders in the corresponding provisions in Section 10.2(b). Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19, and 2.20 (subject to the requirements and limitations of such Sections (it being understood that the documents required to be delivered under Section 2.20(f) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant shall be subject to Section 2.24 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.21 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)
A Participant shall not be entitled to receive any greater payment under Sections 2.18 and 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender or its Parent Company; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Ineligible Institutions. Notwithstanding anything to the contrary in this Agreement:
(i)
No assignment or participation shall be made to any Person that was an Ineligible Institution as of the date (the “Trade Date”) on which the assigning or transferring Lender entered into a binding agreement to sell and assign, or grant a participation in, all or a portion of its rights and obligations under this Agreement, as applicable, to such Person, unless the Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered an Ineligible Institution for the purpose of such assignment or participation. For the avoidance of doubt, (x) no assignment or participation shall be retroactively invalidated pursuant to this Section 10.4(g) if the Trade Date therefor occurred prior to the assignee’s or participant’s becoming an Ineligible Institution (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Ineligible Institution”), and (y) the execution by the Borrower or the Administrative Agent of an Assignment and Acceptance with respect to such an assignment will not by itself result in such assignee no longer being considered an Ineligible Institution. Any assignment to an Ineligible Institution or grant or sale of participation to an Ineligible Institution in violation of Section 10.4 shall not be void, but the other provisions of this Section 10.4(g) shall apply.

(ii)
The Administrative Agent and each assignor of a Loan and/or Commitment or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or participant in the relevant Assignment and Acceptance or participation agreement, as applicable, that such assignee or purchaser is not an Ineligible Institution. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to furnish the list of Ineligible Institutions provided by Parent and any updates thereto from time to time made in accordance with the definition of “Ineligible Institution” (collectively, the “DQ List”) to each Lender requesting the same; and any such Lender may provide the DQ List to any proposed assignee or participant on a confidential basis for the purpose of verifying whether such Person is an Ineligible Institution.
(iii)
If any assignment or participation is made to any Ineligible Institution without the consent of the Borrower required by Section 10.4(g)(i), or if any Person becomes an Ineligible Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Ineligible Institution and the Administrative Agent, (1) terminate any Revolving Commitment of such Ineligible Institution and repay all Obligations owing to such Ineligible Institution in connection with such Revolving Commitment, (2) in the case of outstanding Term Loans held by Ineligible Institutions, prepay such Term Loans by paying the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Institution paid to acquire such Term Loans, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (3) require such Ineligible Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.4), all of its interest, rights and obligations under this Agreement to one or more assignees (in accordance with and subject to the restrictions set forth in Section 10.4(b), including, to the extent required therein, the consent of the Administrative Agent, each Issuing Bank and the Swingline Lender) at the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Institution paid to acquire such interests, rights and obligations of such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iv)
Notwithstanding anything to the contrary contained in this Agreement, Ineligible Institutions (1) will not have the right to (x) receive information, reports or other materials provided to the Administrative Agent or Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate (including by telephone) in meetings attended by any of the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Ineligible Institution will be deemed to have consented in the same proportion as the Lenders that are not Ineligible Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization pursuant to Section 1126 of the Bankruptcy Code, the comparable provisions of other applicable insolvency laws or any similar plan, each Ineligible Institution party hereto hereby agrees (1) not to vote on such plan, (2) if such Ineligible Institution does vote on such plan notwithstanding the restriction in the immediately foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights) and (3) not to contest any request by any party for a determination by the applicable bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(v)
Notwithstanding the foregoing, in no event will the Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is an Ineligible Institution or (b) have any liability with respect to or arising out of any assignment or participation of commitments or loans, or disclosure of confidential information, to any Ineligible Institution.
Section 15.5
Governing Law; Jurisdiction; Consent to Service of Process

.

(a)
This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise and whether at law or in equity) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed and interpreted in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of New York.
(b)
Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York, and of the Supreme Court of the State of New York sitting in the borough of Manhattan in New York county, and of any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such District Court or New York state court or, to the extent permitted by applicable law, such appellate court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)
Each party hereto irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in subsection (b) of this Section and brought in any court referred to in subsection (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)
Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.
Section 15.6
WAIVER OF JURY TRIAL

. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND WHETHER AT LAW OR IN EQUITY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15.7
Right of Set-off

. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of a Specified Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final but excluding all trust, payroll, tax withholding, employee benefit and other accounts relating to insurance premiums and payments of claims which are required by applicable law or contract to be segregated from the Loan Parties’ other funds) of the Borrower at any time held or other obligations at any time owing by such Lender or Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or Issuing Bank, as the case may be, irrespective of whether such Lender or Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and Issuing Bank agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender or Issuing Bank, as the case may be; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender and Issuing Bank agrees to apply all amounts collected from any such set-off to the Obligations before applying such amounts to any other Indebtedness or other obligations owed by the Borrower and any of its Subsidiaries to such Lender or Issuing Bank.

Section 15.8
Counterparts; Integration

. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter, the Commitment Letter, the other Loan Documents, and any separate letter agreements relating to any fees payable to the Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto and their affiliates regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail or .pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 15.9
Survival

. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates and notices delivered in connection herewith or therewith shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.18, 2.19, 2.20, and 10.3, and Article IX shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 15.10
Severability

. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.11
Confidentiality

. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of any information relating to Parent or any of its Subsidiaries or any of their respective businesses (in the case of any such information provided after the Closing Date, to the extent designated in writing as confidential and provided to it by Parent or any of its Subsidiaries) that is not available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by Parent or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party (excluding Excluded Affiliates) of the Administrative Agent, any Issuing Bank or any Lender including, without limitation, accountants, legal counsel and other advisors, in each case, to the extent they are informed of the confidential nature of the information provided to them and instructed to keep such information confidential, (ii) to the extent required by applicable laws or regulations or by any court, subpoena or similar legal process (in which case the Administrative Agent, the Issuing Banks and the Lenders agree, to the extent permitted by applicable law, to provide prompt written notice thereof, such notice to be provided in advance to the extent commercially reasonable and permitted by applicable law), (iii) to the extent requested by any governmental, administrative or regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners) in which case the Administrative Agent, the Issuing Banks and the Lenders agree, other than in connection with customary regulatory disclosures or in connection with regulatory (including self-regulatory) audits or examinations conducted by accountants or any governmental or regulatory authority exercising examination or regulatory authority, to the extent permitted by applicable law or regulation, to provide prompt written notice thereof, such notice to be provided in advance to the extent commercially reasonable and permitted by applicable law or regulation, (iv) to the extent that such information becomes publicly available other than as a result of a breach of any Loan Document (including this Section), or becomes available to the Administrative Agent, any Issuing Bank, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than Parent or any of its Subsidiaries who did not, to the knowledge of the Administrative Agent, such

Issuing Bank, or such Lender, as the case may be, acquire such information as a result of a breach of any Loan Document (including this Section), (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents, for purposes of establishing a “due diligence” defense, or in connection with any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, including in connection with any financing that any Lender or its Affiliates may obtain, (viii) to the CUSIP Service Bureau or any similar organization, (ix) to any financing source, investor or prospective investor in connection with any financing that any Lender or its Affiliates may obtain who is informed of the confidential nature of this information and agrees to keep the information confidential on terms substantially the same as those contained in this Section, (x) to the extent that such information is independently developed by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, or (xi) with the written consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation or Loan Document entered into with any Loan Party, the terms of this Section shall govern. In consultation with the Borrower, the Administrative Agent ~~and~~, the Lead Arrangers and the Documentation Agents may, at their own expense, place customary tombstone announcements and advertisements or otherwise publicize their engagement hereunder (which may include the reproduction of any Loan Party’s name and logo and other publicly available information) in financial and other newspapers and journals and marketing materials describing their services hereunder. Further, the Administrative Agent ~~and~~, the Lead Arrangers and the Documentation Agents may provide to market data collectors, such as league table, or other service providers to the lending industry, information regarding the closing date, size, type, purpose of, and parties to, the credit facilities established hereunder.

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.

Section 15.12
Interest Rate Limitation

. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender.

Section 15.13
Waiver of Effect of Corporate Seal

. Each Loan Party represents and warrants that it is not required to affix its corporate seal to this

Agreement or any other Loan Document pursuant to any Requirement of Law or any of its Organization Documents, agrees that this Agreement is delivered by such Loan Party under seal and waives any shortening of the statute of limitations that may result from not affixing the corporate seal to this Agreement or such other Loan Documents.

Section 15.14
Patriot Act

. The Administrative Agent, each Issuing Bank and each Lender hereby notifies the Loan Parties that (a) pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender, Issuing Bank or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a Beneficial Ownership Certification.

Section 15.15
No Advisory or Fiduciary Responsibility

. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees and acknowledges its Affiliates’ understanding that (i) (A) the services regarding this Agreement provided by the Administrative Agent, the Issuing Banks and/or the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Issuing Banks and the Lenders, on the other hand, (B) the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrower and each other Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person, and (B) none of the Administrative Agent, any Issuing Bank or any Lender has any obligation to the Borrower, any other Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Issuing Banks the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and each of the Administrative Agent, the Issuing Banks and the Lenders has no obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any Issuing Bank or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 15.16
Location of Closing

. Each Lender and Issuing Bank acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement to the Administrative Agent, c/o Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005. Each Loan Party acknowledges and agrees that it has delivered, with the intent to be bound, its executed counterparts of this Agreement and each other Loan Document, together with all other documents, instruments, opinions, certificates and other items required under Section 3.1, to the Administrative Agent, c/o Cahill Gordon & Reindel LLP, 32 Old Slip, New York, New York 10005. All parties agree that the closing of the transactions contemplated by this Agreement has occurred in New York.

Section 15.17
Swaps

. Nothing herein constitutes an offer or recommendation to enter into any “swap” or trading strategy involving a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. Any such offer or recommendation, if any, will only occur after the Administrative Agent has received appropriate documentation from the applicable Loan Party regarding whether such Loan Party is qualified to enter into a swap under applicable law.

Section 15.18
Acknowledgement and Consent to Bail-In of Affected Financial Institutions

. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any the applicable Resolution Authority.
Section 15.19
Acknowledgement Regarding Any Supported QFCs

. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(a)
As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 15.20
Electronic Signatures

. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Agreement or any other document to be signed in connection with this Agreement and the transactions contemplated hereby, or in or related to any amendment, waiver or other modification of this Agreement or any other Loan Document, shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Pages Intentionally Omitted]